SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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AIR PRODUCTS AND CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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December 12, 2012

Dear Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2012 Annual Meeting of Shareholders of Air Products and Chemicals, Inc. to be held at 2:00 p.m., Thursday, January 24, 2013, at the Company’s Corporate Headquarters in Allentown, Pennsylvania. Admission procedures are explained in the attached Proxy Statement, and directions appear on the last page of these materials. We have made arrangements to keep parking and navigating our corporate campus easy for you. I hope you will be able to join us.

Attached you will find a Notice of Annual Meeting and Proxy Statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Cordially,

John E. McGlade

Chairman, President, and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Air Products and Chemicals, Inc.

Time	2:00 p.m., Thursday, January 24, 2013

Place

The Auditorium of the Company’s Corporate Headquarters at 7201 Hamilton Boulevard in Allentown, Pennsylvania. Free parking will be available. Admission procedures are explained on page 5. Directions appear on the last page of this Proxy Statement.

Items of Business	1.	To elect the four nominees proposed by the Board of Directors as directors for a three-year term.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2013.

3.	To conduct an advisory vote on Executive Officer compensation.

4.	To approve an amendment to the Long-Term Incentive Plan to increase the number of authorized shares.

5.	To consider the shareholder proposal described in this proxy statement, if properly presented at the meeting.

6.	To attend to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Record Date	Shareholders of record at the close of business on November 30, 2012 are entitled to receive this notice and to vote at the meeting.

Ways to Submit Your Vote

Instructions on how to vote your shares online are contained in the Notice of Availability of Proxy Materials or on your proxy card. If you received paper copies of your proxy materials by mail, you may also fill in, sign, date, and mail a proxy card or vote using a toll-free telephone number. We encourage you to vote online or by telephone if these options are available to you.

Important

Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors,

Mary T. Afflerbach

Corporate Secretary and Chief Governance Officer

December 12, 2012

Important Notice Regarding Internet Availability of Proxy Materials for the

Air Products and Chemicals, Inc. January 24, 2013 Shareholders’ Meeting

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

September 30, 2012 are available at www.materials.proxyvote.com/009158.

PROXY STATEMENT

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

AIR PRODUCTS AND CHEMICALS, INC.

PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement because the Board of Directors (the “Board”) of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s Annual Meeting of Shareholders on January 24, 2013 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company. Instructions on how to access this Proxy Statement and our Annual Report on Form 10-K on the Internet or paper copies of the Proxy Statement and Annual Report are first being sent to shareholders on or about December 12, 2012.

QUESTIONS AND ANSWERS ON VOTING AND

THE ANNUAL MEETING

How many shares can vote at the Annual Meeting?

As of the Record Date, which was November 30, 2012, 208,731,430 shares of Company common stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election.

What is a proxy?

A proxy is your legal appointment of another person to vote the stock that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. You can find an electronic proxy card at www.proxyvote.com that you can use to vote your shares online. If you received these proxy materials by mail, you can also vote by mail or telephone using the proxy card enclosed with these materials.

On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

What shares are included on my proxy card?

If you are a registered shareholder, your proxy card(s) will show all of the shares of Company stock registered in your name with our Transfer Agent, American Stock Transfer & Trust Company, LLC, on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products’ shareholders by our Transfer Agent. If you also have shares registered in the name of a bank, broker, or other registered owner or nominee, they will not appear on your proxy card.

How do I vote the shares on my proxy card?

If you received a Notice of Availability of Proxy Materials and accessed these proxy materials online, follow the instructions on the Notice to obtain your records and vote electronically.

If you received these proxy materials by mail, you may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. You also can vote online or by using a toll-free telephone number. Instructions

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

about these ways to vote appear on the proxy card. If you vote by telephone, please have your paper proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

If you received these proxy materials via e-mail, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares of Company stock and your control number.

Whether your proxy is submitted by mail, telephone, or online, your shares will be voted in the manner you instruct. If you do not specify in your proxy how you want your shares voted, they will be voted according to the Board’s recommendations below:

Item	Board Recommendation
1. Election of the Board’s Four Nominees As Directors	For
2. Ratification of KPMG as the Company’s Independent Registered Public Accountants	For
3. Advisory Vote on Executive Officer Compensation	For
4. Approval of Amendment to the Long-Term Incentive Plan	For
5. Shareholder Proposal to Repeal Classified Board	Against

How do I vote shares held by my broker or bank?

If a broker, bank, or other nominee holds shares of Company stock for your benefit, and the shares are not in your name on the Transfer Agent’s records, then you are considered a “beneficial owner” of those shares. If your shares are held this way, sometimes referred to as being held in “street name”, your broker, bank, or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank, or other nominee who holds your Company stock, please contact them as soon as possible. If you plan to attend the meeting and would like to vote your shares held by a bank or broker in person, you must obtain a legal proxy, as described in the admission procedures section on page 5.

If you do not give your broker instructions as to how to vote, under New York Stock Exchange (“NYSE”) rules, your broker has discretionary authority to vote your shares for you on proposal 2 to ratify the appointment of auditors. Your broker may not vote for you without your instructions on the other items of business. Shares not voted on these other matters by your broker because you have not provided instructions are sometimes referred to as “broker nonvotes”.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying us that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.

How is Company stock in the Company’s Retirement Savings Plan voted?

If you are an employee who owns shares of Company stock under the Retirement Savings Plan and you have regular access to a computer for performing your job, you were sent an e-mail with instructions on how to view the proxy materials and provide your voting instructions. Other participants in the Retirement Savings Plan will receive proxy materials and a proxy card in the mail. The Trustee, Fidelity Management Trust Company, will vote shares of Company stock represented by units allocated to your Plan account on the Record Date in accordance with the directions you give on how to vote. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as overall Retirement Savings Plan participants instruct the Trustee to vote shares allocated to their Plan accounts.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What is a “quorum”?

A quorum is necessary to hold a valid meeting of shareholders. A quorum exists if a majority of the outstanding shares of Company stock are present in person at the Annual Meeting or represented there by proxy. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting. Proxies marked as abstentions and broker discretionary votes are also treated as present for purposes of determining a quorum.

What vote is necessary to pass the items of business at the Annual Meeting?

Election of Directors.    Our Bylaws provide that if a quorum is present at the Annual Meeting, the four director candidates will be elected if they receive a majority of the votes cast at the meeting in person or by proxy. This means the nominees will be elected if the number of shares voted “for” the nominee exceeds the number of shares voted “against” the nominee. Abstentions and broker nonvotes are not counted as votes cast and therefore will have no effect.

Under our Corporate Governance Guidelines, any incumbent director who is not reelected by a majority of the votes cast must tender his or her resignation to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee then recommends to the Board whether to accept the resignation. The director will continue to serve until the Board decides whether to accept the resignation, but will not participate in the Committee’s recommendation or the Board’s action regarding whether to accept the resignation. The Board will publicly disclose its decision and rationale within 90 days after certification of the election results. If the Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of shareholders or until the director’s successor is duly elected and qualified.

Approval of Amendment to the Long-Term Incentive Plan.    Approval of the amendment to the Long-Term Incentive Plan to increase the number of authorized shares requires the favorable vote of a majority of votes cast at the meeting in person or by proxy. Under NYSE rules, for purposes of this item of business, votes cast includes abstentions, but not broker nonvotes; so an abstention will have the effect of a vote against approval, but a broker nonvote will have no effect. In addition, NYSE rules require that votes cast, including abstentions, represent at least 50% of the shares entitled to vote.

All Other Items.    The other three items of business will be approved if shares voted in favor of the proposal exceed shares voted against the proposal. Abstentions and broker nonvotes will not affect the outcome of the vote.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

When are shareholder proposals for the Annual Meeting to be held in 2014 due?

To be considered for inclusion in next year’s proxy statement, proposals and nominations of persons to serve as directors must be delivered in writing to the Secretary of the Company, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501 no later than August 15, 2013. To be presented at the meeting, proposals and nominations must be delivered in writing by October 26, 2013 and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2014 Annual Meeting.

Our Bylaws require adequate written notice of a proposal to be presented by delivering it in writing to the Secretary of the Company in person or by mail at the address stated above, on or after September 26, 2013, but no later than October 26, 2013. To be considered adequate, the notice must contain other information specified in the bylaws

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

about the matter to be presented at the meeting and the shareholder proposing the matter. A copy of our Bylaws can be found in the “Governance” section of our website at www.airproducts.com. A proposal received after October 26, 2013, will be considered untimely and will not be entitled to be presented at the meeting.

What are the costs of this proxy solicitation?

We hired Morrow & Co., LLC to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $9,500, plus out-of-pocket costs and expenses. We also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, and employees may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.

May I inspect the shareholder list?

For a period of 10 days prior to the Annual Meeting, a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for examination by registered shareholders during normal business hours at the Company’s principal offices, provided the examination is for a purpose germane to the meeting.

How can I get materials for the Annual Meeting?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to most of our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. On December 12, 2012, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (“fiscal year 2012”). The Notice of Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Current Employees.    If you are an employee of the Company or an affiliate who is a participant in the Retirement Savings Plan or who has outstanding stock options, with an internal Company e-mail address as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended September 30, 2012 on or about December 12, 2012. You may request a paper copy of these materials by contacting the Corporate Secretary’s Office. If you do not have an internal Company e-mail address, paper copies of these materials were mailed to your home. Instructions on how to vote shares in your Plan account are contained in the e-mail notice or accompany the paper proxy materials mailed to you.

If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the Record Date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report on Form 10-K for fiscal year 2012 for your information and as required by law.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What are the admission procedures for the Annual Meeting?

To gain admission to the Annual Meeting, you must present your admission ticket at the Visitor’s Entrance to the Air Products Corporate Headquarters.

Registered shareholders.    If you received a “Notice of Availability of Proxy Materials”, the Notice is your admission ticket. If you received these proxy materials by mail or e-mail, your admission ticket is on the top half of the reverse side of your proxy card, which must be printed if you received it by e-mail.

Shares held through broker, bank, or nominee.    When you vote your shares, either electronically or via your voting instruction form, you will be given the opportunity to check a box indicating that you intend to attend the Annual Meeting. If you check the box, you will be sent a “legal proxy” which will serve as your admission ticket. (Please note, if you check this box, your shares must be voted in person.) Alternatively, you will be admitted if you present a Notice of Availability of Proxy Materials or Voting Instruction Form relating to the Air Products Annual Meeting; however, you must present a legal proxy if you wish to vote your shares in person.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

You may reach us by mail addressed to:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501,

by calling 610-481-8657, or by leaving a message on our website at:

www.airproducts.com/tmm/tellmemore.asp

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

PROPOSALS YOU MAY VOTE ON

1.    ELECTION OF DIRECTORS

The Board currently has 11 directors. Our Board is divided into three classes for purposes of election, with three-year terms of office ending in successive years.

The Board has nominated four incumbent directors, whose terms are currently scheduled to expire at the Annual Meeting, for election to the Board for terms expiring in January 2016: Mr. William L. Davis, III, Mr. W. Douglas Ford, Mr. Evert Henkes, and Ms. Margaret G. McGlynn. Biographical information on these nominees and a description of their qualifications to serve as director and similar information about other directors appears beginning on page 19. Each nominee elected as a director is expected to continue in office until his or her term expires, or until his or her earlier death, resignation, or retirement.

The Board has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of directors on the Board.

The Board recommends a vote “FOR” the election of Mr. Davis, Mr. Ford, Mr. Henkes, and Ms. McGlynn.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At its meeting held in November 2012, the Audit Committee of the Board approved KPMG LLP of Philadelphia, Pennsylvania (“KPMG”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2013 (“fiscal year 2013”). The Board concurs with and requests that shareholders ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider it. Representatives of KPMG will be available at the Annual Meeting to respond to questions. Information on KPMG’s fees for fiscal years 2011 and 2012 appears on page 32.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accountants for fiscal year 2013.

3.    ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Board is committed to excellence in governance and recognizes the interest our shareholders have in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are asked to approve an advisory resolution on the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and accompanying Executive Compensation Tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2012 executive compensation program and policies for the Named Executive Officers by voting for or against the following resolution:

RESOLVED, that the compensation of the Named Executive Officers as discussed and disclosed, pursuant to the SEC compensation disclosure rules, in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative is approved.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Although the vote is non-binding, the Board and the Management Development and Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and address them in making future decisions about executive compensation programs. The Company intends to conduct an advisory vote on executive officer compensation annually. The next such vote will be conducted at our 2014 Annual Meeting of Shareholders.

The Board recommends a vote “FOR” this resolution. As described in the Compensation Discussion and Analysis, our Executive Officer compensation program has been thoughtfully designed to support our long-term business strategies and drive creation of shareholder value. It is aligned with the competitive market for talent, very sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe the program delivers reasonable pay which is strongly linked to Company performance over time.

4.    APPROVAL OF AMENDMENT OF THE LONG-TERM INCENTIVE PLAN

The Board of Directors is requesting that our shareholders approve the Company’s Long-Term Incentive Plan and amendment of the Plan to authorize an additional 4,000,000 shares of Company stock to be used for equity compensation awards under the Plan and extend the term of the Plan until January 23, 2023. The Board believes that it is very important that our eligible employees and directors receive part of their compensation in the form of stock-based awards to foster their investment in the Company and reinforce the link between their financial interests and those of our other shareholders.

The Long-Term Incentive Plan, last approved by shareholders at the 2010 Annual Meeting, is used to grant equity compensation to Company directors, executives, and key employees. Subject to shareholder approval, the Board has adopted an amendment to the Plan to increase the number of shares of Common Stock available to be used for awards under the Plan by 4,000,000. Under NYSE rules, the amendment will not be effective without shareholder approval. If the amendments to the Long-Term Incentive Plan are not approved, the current Plan will remain in effect, and the total number of shares reserved for issuance under the Plan will not be increased.

As of the date this Proxy Statement went to print, there were 2,530,338 authorized shares remaining for use under the Plan. Annual grants of awards under the Plan are made to management on or about December 1 each year and to directors on the date of the Annual Meeting of Shareholders. Over the last three years, annual grants have used, on average, approximately 1,367,413 shares. The number of shares required for each annual grant varies based on a number of factors, including share price at the time of grant and compensation decisions made by the Committee and chief executive officer. The Company estimates that the remaining authorized shares will be sufficient to make all anticipated awards to management and directors prior to the 2014 Annual Meeting; however, it cannot be certain. Therefore, to avoid the possibility of delayed or contingent grants, the Company is seeking shareholder authorization for additional shares now. The Company’s practice is to request share authorization sufficient to cover approximately three annual grant cycles.

The Board of Directors and management recommend a vote “FOR” approval of the Long-Term Incentive Plan as amended for the reasons explained on the following pages. Additional information on this proposal follows.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Why the Board of Directors Believes You Should Vote for Approval of Amendment of the Long Term Incentive Plan

•	Approval will allow the Company to continue to provide equity compensation, a critical tool for driving shareholder value creation.

The use of Company stock as part of the Company’s compensation program is important to the continued success of the Company. Equity compensation fosters an employee ownership culture and motivates employees to create shareholder value, because the value employees realize from equity compensation is based on the Company’s stock performance. Equity compensation also promotes a focus on long-term value creation, because equity compensation awards are subject to vesting and/or performance conditions and generally provide the greatest value to employees when held for longer terms.

•	Equity compensation awards are also a critical recruitment and retention tool.

The Company’s performance is dependent on recruiting and retaining talented employees. A competitive compensation program is essential for attracting and retaining such employees, and equity compensation awards are an important and expected component of such a program. The Company would be at a severe competitive disadvantage if it could not use Company stock-based awards to compensate its employees. To recruit highly-marketable employees, companies typically offer to replace unvested equity compensation that will be forfeited when the employee leaves the prior employer. If our shareholders do not approve the Plan, in the future our employees may not have a significant amount of the Company’s stock at risk of forfeiture, and could therefore be recruited at a relatively reduced cost. At the same time, our recruiting efforts could be compromised.

•	If the Plan is not approved, the Company may be compelled to increase significantly the cash component of employee compensation.

To remain competitive without providing equity compensation, the Company would need to replace components of compensation previously delivered in equity awards with cash, or with other instruments that may not necessarily align employee interests with those of shareholders as well as Company stock-based awards would have. Replacing equity awards with cash would increase cash compensation expense and drain cash flow that would be better utilized if reinvested in our businesses.

•	The Company has demonstrated commitment to sound equity compensation practices.

We recognize that equity compensation dilutes shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. As described below, our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years has been less than 1.0%. The Company’s dilution level or “overhang” (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) at the end of fiscal year 2012 was 7.59%; for fiscal years 2011 and 2010, it was 8.86% and 10.34%, respectively. Our overhang tends to be somewhat higher than peers because our management team voluntarily holds a substantial amount of vested equity compensation, an investment by management in the Company which we view as positive for our shareholders. As of September 30, 2012, approximately two-thirds of the shares reflected in the overhang were subject to fully vested, “in the money” stock options (i.e., options that have an exercise price less than the market price of the underlying shares).

•	The Plan has several provisions designed to protect shareholder interests and promote effective corporate governance, including:

•	The Plan prohibits granting stock options and stock appreciation rights with an exercise price or base price less than the fair market value of a share of stock on the date of grant;

•	The Plan prohibits repricing of any stock option or stock appreciation right without shareholder approval;

•

No more than 20% of the Company stock subject to Plan awards can be used for full value awards such as deferred stock units or restricted stock. (This limitation applies to aggregate awards after fiscal year 2001. Through fiscal year 2012, full value awards had represented less than 13% of awards since 2001);

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

•

Shares subject to awards under the Plan that are withheld from award payments to satisfy withholding taxes, deducted to cover the exercise price in a net exercise, or correspond to shares tendered to pay the exercise price of stock options cannot be reused for new awards. If stock appreciation rights are paid in stock, each right paid is counted as a whole share used;

•	If the Company repurchases shares with the proceeds of stock options, those shares are not added to the shares available for new Awards;

•	Material amendments of the Plan require shareholder approval;

•	Employee Awards under the Plan are administered by an independent committee of the Board; and

•

The Plan’s definition of “change in control” prevents accelerated vesting of awards under circumstances where a change in control is pending but has not occurred (except where the shareholders have authorized a sale of all the Company’s assets or a complete liquidation of the Company).

Material Features of the Plan

The following is a brief summary of the material features of the Long-Term Incentive Plan (the “Plan”) as proposed to be amended and other information about the plan. This summary is qualified in its entirety by reference to the full text of the amended and restated Plan, which is attached as an Exhibit hereto.

Shares Used Under the Plan

The Plan limits the number of shares of Company stock which may be delivered for Plan awards granted on or after January 24, 2013 to 4,000,000 shares of Company stock, plus the number of shares previously authorized under the Plan which are not yet subject to an outstanding award or are not paid out under outstanding awards. Shares subject to Plan awards which are not delivered because the award expires, is forfeited or terminates unexercised, or because payment under the award is made in cash, may be used again for a subsequently granted award. However, if stock appreciation rights are paid in stock, each right paid will be treated as a whole share no longer available for use. Shares tendered by participants for payment of the exercise price of a stock option, shares deducted to cover the exercise price in a net exercise, and shares withheld to satisfy taxes are not treated as available for reuse under the Plan.

No more than 20% of the aggregate shares of Company stock subject to awards granted after fiscal year 2001 may be used for full value awards.

Total awards made under the Plan for the past three fiscal years were as follows1:

Fiscal Year	Stock Options	Restricted Stock	Deferred Stock Units	Total
2012	1,089,853	34,595	280,003	1,440,451
2011	932,026	31,825	293,122	1,256,973
2010	1,018,335	30,886	278,525	1,327,746

On November 30, 2012, the closing price of a share of Company stock as reported in the NYSE composite transactions was $82.94.

[1]	Stock options and restricted stock amounts have not been adjusted for forfeitures since the grant date. Performance-based awards are included in the year earned, rather than the year of grant.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Overhang and Burn Rate

As of September 30, 2012, 212,475,880 shares of Company stock were outstanding; 13,472,297 shares were subject to outstanding equity awards under all equity compensation plans; and 3,976,006 shares were available for future awards under the Plan. (See page 15 for additional information on other equity plans.) Thus our fully diluted overhang was 7.59%. If the 4,000,000 shares for which shareholder approval is requested were available for grant as of September 30, 2012, our fully diluted overhang would have increased to 9.17%. As illustrated in the table below, as of September 30, 2012, 4,875,223 of the 11,797,661 outstanding stock options had been outstanding more than six years, and all of these were in the money, with a weighted average exercise price of $51.71 and a weighted average remaining term of 1.96 years. Stock options outstanding less than six years totaled 6,922,438, with a weighted average exercise price of $79.23 and a weighted average remaining term of 5.55 years. Of these outstanding stock options, 1,949,484 or 16.5% were held by the Named Executive Officers. For fiscal years 2010, 2011, and 2012, our burn rate was .6%, .6%, and .7%, respectively.

Options Outstanding As of September 30, 2012

	Options	Weighted Average Exercise Price	Weighted Average Remaining Term
Vested Options Outstanding in Excess of Six Years	4,875,223	$51.71	1.96
Options Outstanding Six Years or Less	6,922,438	$79.23	5.55

Eligibility and Administration

Executives and other key employees (together, “employee participants”) and directors of the Company who are not employees of the Company or its subsidiaries (“director participants”) are eligible to participate in the Plan. Selection of employee participants is made by the Management Development and Compensation Committee of the Board (the “Compensation Committee”) or its delegate. For fiscal year 2012, approximately 1,284 employees were selected for awards under the Plan. As of November 1, 2012, the Company had approximately 21,300 employees, all of whom are eligible for selection to participate in the Plan, including eight Executive Officers. There were 10 nonemployee directors.

The Compensation Committee administers the Plan with regard to employee participants. The Board administers the Plan with regard to director participants. In the following description of the Plan, references to the “Board or Compensation Committee” should be understood to mean the Board with respect to director participants and the Compensation Committee with respect to employee participants, unless the context otherwise requires. The Board or Compensation Committee, as applicable, interprets the Plan, selects the employees or directors to be granted awards under the Plan and, within the limits set by the Plan, determines the type, size, terms, and conditions of the awards to be granted and the timing of grant of such awards. The Compensation Committee has delegated to management some of its authority to administer the Plan with regard to employees who are not Executive Officers of the Company, including the authority to select recipients and determine the amount of awards within limits and subject to terms established by the Committee.

The types of awards that the Board or the Compensation Committee has the authority to grant to eligible participants under the Plan consist of stock options, deferred stock units, restricted stock, and other stock awards. In addition, the Compensation Committee or its delegate may grant stock appreciation rights to employee participants. Each of these types of awards is described below. Recently, only stock options, restricted stock, and deferred stock units have been granted to employees and only deferred stock units have been granted to directors.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Stock Options

Stock options granted under the Plan provide the recipient the right to purchase stock at a specified price, the “exercise price”, when they are “exercised”; i.e., when the recipient notifies the Company he or she wants to purchase the stock. Options may be granted in the form of nonstatutory stock options and incentive stock options. Incentive stock options are eligible for preferential federal income tax treatment to the participant, but have not been granted under the Plan in recent years.

The Plan provides that the exercise price will not be less than the fair market value of a share of Company stock on the date the stock option is granted. The fair market value of a share of Company stock is the closing market value on the NYSE. The Board or the Committee may establish a higher exercise price. The exercise price is payable in full at the time of exercise. The exercise price may be paid in cash or, in the case of employee participants, in shares of Company stock having a fair market value on the date of exercise equal to the exercise price, or in a combination of cash and such shares. Subject to certain administrative restrictions, payment of the exercise price may also be made by selling all or part of the underlying shares and delivering a portion of the proceeds in settlement of the exercise price. Stock options which are not exercised as of their expiration date are settled by a “net exercise”; i.e., the Company issues the shares covered by the stock option to the participant net of shares with a value equal to the exercise price.

Unless otherwise determined by the Compensation Committee, employee stock options:

•	Become exercisable in increments of one-third of the shares subject to the option on each of the first three anniversaries of the date of grant;

•	Expire on the tenth anniversary of the date of grant;

•	If not yet exercisable, terminate if a participant’s employment ends for any reason other than retirement, disability, or death; and

•	If exercisable, terminate 90 days after employment ends for any reason except retirement, disability, or death.

Upon an employee’s retirement, disability, or death, stock options that are exercisable remain so, and options that are not exercisable but that have been outstanding for at least one year continue to become exercisable. Unless otherwise determined by the Board, director stock options become exercisable six months after grant and expire ten years following the grant date or, if earlier, two years after a director’s service ends other than for retirement, disability, or death.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights to employee participants on a stand-alone basis or in tandem with a stock option or other Plan award. There are currently no stock appreciation rights outstanding under the Plan.

Each stock appreciation right entitles the recipient to receive, upon exercise of the right, an amount equal to the difference or “spread” between: (a) the fair market value of a share of Company stock on the date of exercise; and (b) the fair market value of a share of Company stock on the date the stock appreciation right was granted (“base price”). The Committee may determine to pay this amount in cash and/or in shares of Company stock based on their fair market value at the date of exercise. Unless otherwise determined by the Committee, stock appreciation rights will be exercisable to the same extent, at the same times, and on the same conditions as described above for stock options. The term of stock appreciation rights cannot exceed ten years. If stock appreciation rights are granted in tandem with a stock option, the exercise of stock appreciation rights cancels the related stock option on a share-for-share basis and vice versa.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Deferred Stock Units and Restricted Stock

Deferred stock units confer the right, subject to any restrictions and/or performance conditions imposed by the Board or Compensation Committee, to receive one share of Company stock for each deferred stock unit, or a cash payment equal to the fair market value of a share, at some future date determined by the Board or Compensation Committee. The Board or Compensation Committee may specify that the deferred stock unit award will accrue dividend equivalents, i.e., payments (in cash or shares of Company stock) equal to the amount of dividends paid to shareholders with respect to a share of Company stock while the deferred stock unit was being earned. Dividend equivalents are not paid until the underlying deferred stock unit is paid. No dividend equivalents are paid if the deferred stock unit is forfeited or applicable performance conditions are not met.

The recipient of restricted stock receives shares of Company stock subject to restrictions and/or performance conditions imposed by the Board or Compensation Committee for a specified time period determined by the Board or Compensation Committee. The participant generally may not transfer or pledge the restricted stock but may have certain rights of a shareholder, including the right to vote and to receive dividends and other distributions on the restricted stock. Upon the lapse of the restrictions, the shares may be transferred by the participant.

The minimum restriction or deferral period for employee deferred stock unit and restricted stock awards is generally three years from the date of grant except for special circumstances such as recruiting or retention awards or the participant’s retirement, disability, or death. However, if the award is subject to performance conditions, the minimum restriction or deferral period is one year. In recent years, the Committee has generally granted deferred stock units and restricted stock subject to four-year vesting periods, except performance conditioned deferred stock units which have been granted with three-year performance periods. Special rules have been applied to terminations due to retirement, death, and disability.

Deferred stock units granted to directors are generally deferred until the director’s service as a director ends. In addition to grants of deferred stock units that have recently been made annually to directors as a component of director compensation, directors may elect to have all or a portion of their cash fees converted into deferred stock units, payable following termination of their service. Restricted stock has not been granted to directors.

Other Stock Awards

The Board or Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to shares of Company stock. Other stock awards may be in such form as approved by the Board or Committee, including unrestricted shares of Company stock.

Adjustments and Change in Control

If there is a change in the outstanding shares of Company stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, or exchange of shares, a rights offering to purchase Company stock at a price substantially below fair market value, or other similar corporate change, the Board or Compensation Committee may make equitable adjustments to outstanding awards or shares available under the Plan to preserve, without increasing or decreasing, the value of Plan awards and authorizations.

For purposes of the Plan, a “change in control” occurs upon an acquisition of 30% or more of the outstanding shares of Company stock by a person not controlled by the Company, a greater than 50% change in membership on the Company’s Board of Directors during any two-year period (unless approved by two-thirds of directors still in office who were directors at the beginning of the period), consummation of a corporate transaction such as a merger resulting in a 50% change in the combined voting power of the resulting entity, or shareholder approval of a liquidation of the Company or a sale or disposition of all of its assets.

Outstanding stock options and stock appreciation rights will become exercisable in full upon a change in control of the Company, or, if later than the change in control, six months after the date of grant. The Board or the Compensation Committee may also require the participant to surrender a stock option or stock appreciation right in exchange for a cash payment of the difference between the exercise price or base price, respectively, and the

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

“change in control price”; i.e., the price paid or to be paid per share of Company stock in connection with the change in control or, if none, the fair market value of a share of Company stock on the date of payment.

If a change in control occurs, all restrictions on restricted stock lapse and deferred stock units and associated dividend equivalents become fully vested and are paid, except deferred stock units will not be paid if the payment would result in additional taxes or penalties under Section 409A of the Internal Revenue Code. The Committee or the Board may determine to pay deferred stock units in cash. In that event, the deferred stock units will be valued at the change in control price. Deferred stock units subject to performance conditions vest and are paid based on the target performance level, and the amount is prorated based on the portion of the performance period which has passed.

Plan Amendments

The Board may amend the Plan at any time and in any respect it deems to be in the best interests of the Company. However, no amendment may be made without shareholder approval if required by law or by the rules of the NYSE or any other stock exchange on which Company stock is then listed. The rules of the NYSE require shareholder approval of any material revision to the Plan, including an amendment that materially increases the shares available under the Plan (other than an adjustment to reflect stock splits and similar events), expands the types of awards available under the Plan, materially expands the classes of persons eligible to participate in the Plan, extends the term of the Plan, or changes the method of determining the exercise price of stock options. In addition, no amendment may adversely affect an outstanding award without the consent of the holder of the award. Finally, repricing or reducing the exercise price of an undervalued stock option or the base price of a stock appreciation right or any action with the same effect, is not permitted without shareholder approval.

Federal Income Tax Consequences

Under current interpretations of existing federal tax law, the Company expects to be entitled to federal income tax deductions with respect to nonstatutory stock options, stock appreciation rights, deferred stock units, and restricted stock, at or following the time that taxable income is realized by an employee with respect to such awards. Generally, income will be realized upon the exercise of nonstatutory stock options and at the time cash or stock is delivered to an employee in respect of the other types of awards, except that, in the case of restricted stock, income will be realized at the time the stock is no longer subject to substantial risk of forfeiture. No deduction is allowed to the Company for the grant or exercise of an incentive stock option, unless the participant disposes of the stock before satisfying the applicable holding period rules. Further, no deduction is allowed to the Company for nonperformance-based compensation in excess of Section 162(m) limits that is paid to certain Executive Officers named in the proxy for the fiscal year the deduction would otherwise have been available.

Provisions Designed to Allow Continued Deductibility of Certain Compensation

Under Section 162(m) of the Internal Revenue Code, compensation paid to certain Executive Officers may not be deductible unless it qualifies as “performance based”. Stock options and stock appreciation rights granted to employees are, and deferred stock units, restricted stock, and other stock awards granted to eligible employees may be, intended to provide compensation which will qualify as “performance-based compensation” exempt from restrictions on deductibility.

In order for compensation attributable to Plan awards to be exempt from the limitations of Section 162(m), the Company’s shareholders must periodically approve the employees eligible under the Plan, the maximum awards under the Plan, and the business criteria on which performance goals under the Plan are based. Each of these terms is discussed below. Shareholder approval of the Long-Term Incentive Plan will constitute reapproval of these Plan terms for purposes of Section 162(m).

•	Maximum Awards — The Plan includes the following limits on the amounts of awards that may be granted to any one person in any one fiscal year:

•	a 1,000,000 share limit on the number of shares that may be the subject of grants of stock options (and tandem stock appreciation rights);

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

•	a 1,000,000 share limit on the number of shares that may be the subject of grants of stand-alone stock appreciation rights;

•	a 100,000 limit on the number of deferred stock units;

•	a 100,000 share limit on the number of shares of restricted stock; and

•	a 100,000 share limit with respect to which other stock awards may be granted (i.e., the value of such awards cannot exceed the value of 100,000 shares).

These limits are subject to adjustment to reflect stock splits and similar events. The minimum price at which shares may be acquired by exercising options granted under the Plan, and on the basis of which stock appreciation rights may be valued, is the fair market value of a share of Company stock on the date the award is granted.

•	Employees Eligible — The class of employees eligible for awards under the Plan is executives and other key employees of the Company and its subsidiaries.

•

Business Criteria — Finally, the performance objectives for any performance-based deferred stock units, restricted stock, or other stock awards will be limited to objective measures based on one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to another company or companies: return on shareholder’s equity; growth in net income; growth in revenues; cash flow; return on average total capital; profit before interest and taxes; total return to shareholders; return on capital employed; operating return on net or gross investment, or various other denominators based upon investment or assets; profit margins; operating margins; growth in earnings per share; or growth in cash flow. These criteria may be used individually or in a formula combining two or more criteria such as a sum of two or more criteria or the greatest of two or more criteria.

New Plan Benefits

The Board or Compensation Committee or a delegate will determine in its discretion the amount and timing of awards under the Plan and the recipients or classes of recipients of such awards. It is therefore not possible to state the amount of awards that will be made in the future if the proposed amendments to the Plan are approved.

Stock Options Received or To Be Received

The amount of stock options to be granted in the future to any participant is not determinable. The following table presents the aggregate number of stock options issued under the Plan to the listed persons from its restatement under its current name (effective October 1, 2001) through September 30, 2012:

Name	Number of Options
John E. McGlade	1,202,151
Paul E. Huck	436,414
Stephen J. Jones	121,315
John D. Stanley	112,377
John W. Marsland	108,181
All Executive Officers as a group	2,545,759
All directors who are not Executive Officers as a group(1)	20,000
Nominees for election as director(2)	4,000
All employees who are not Executive Officers as a group	20,858,374

(1)	Nonemployee directors have not been granted stock options under the Plan since 2005.

(2)	Mr. W. Douglas Ford is the only nominee for director who received stock options under the Plan.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Equity Compensation Plan Information

The following table provides information as of 30 September 2012 about Company stock that may be issued upon the exercise of options, warrants, and rights granted to employees or members of the Board under the Company’s existing equity compensation plans, including plans approved by shareholders and plans that have not been approved by shareholders in reliance on the NYSE’s former treasury stock exception or other applicable exception to the NYSE’s listing requirements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	13,188,172	(1)	$67.83	3,974,353	(2)
Equity compensation plans not approved by security holders	142,420	(3)	$43.09	0
Total	13,330,592		$67.79	3,974,353

(1)

Represents Long-Term Incentive Plan outstanding stock options and deferred stock units that have been granted. Deferred stock units entitle the recipient to one share of Company common stock upon vesting, which is conditioned on continued employment during a deferral period and may also be conditioned on earn out against certain performance targets.

(2)

Represents authorized shares that were available for future grants as of September 30, 2012. These shares may be used for options, deferred stock units, restricted stock, and other stock-based awards to officers, directors, and key employees. Full value awards such as restricted stock are limited to 20% of cumulative awards since 2001.

(3)

Represents outstanding options under the Stock Incentive Plan (17,800). This number also includes deferred stock units under the Deferred Compensation Plan (124,620). Deferred stock units issued under the Deferred Compensation Plan are purchased for the fair market value of the underlying shares of stock with eligible deferred compensation.

The following equity compensation plans or programs were not approved by shareholders. All of these plans have either been discontinued or do not require shareholder approval because participants forego current compensation equal to the full market value of any share units credited under the plans.

Stock Incentive Program — No further awards will be made under this program. All stock options under this program were granted at fair market value on the date of grant, first became exercisable three years after grant, and terminate ten years after the date of grant or upon the holder’s earlier termination of employment for reasons other than retirement, disability, death, or involuntary termination due to Company action necessitated by business conditions.

Deferred Compensation Plan — The Company’s Deferred Compensation Plan is an unfunded employee retirement benefit plan available to certain of the Company’s U.S.-based management and other highly compensated employees (and those of its subsidiaries) who receive awards under the Company’s Annual Incentive Plan, which is the annual cash bonus plan for executives and key salaried employees of the Company and its subsidiaries. Because participants forego current compensation to “purchase” deferred stock units for full value under the Plan, it is not required to be approved by shareholders under the NYSE listing standards. Under the Plan, participants may defer a portion of base salary which cannot be contributed to the Company’s Retirement Savings Plan, a 401(k) and profit-sharing plan offered to all salaried employees (“RSP”), because of tax limitations (“elective deferrals”) and earn matching contributions from the Company that they would have received if their elective deferrals had been contributed to the RSP (“matching credits”). In addition, participants in the Plan may defer all or a portion of their bonus awards under the Annual Incentive Plan (“bonus deferrals”) under the Deferred Compensation Plan. Finally, certain participants under the Plan who participate in the profit-sharing component of the RSP rather than the Company’s salaried pension plans receive contribution credits under the Plan which are a percentage of their salary ranging from 4-6% based on their years of service (“contribution credits”). The dollar amount of elective

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

deferrals, matching credits, bonus deferrals, and contribution credits is initially credited to an unfunded account, which earns interest credits. Participants are periodically permitted while employed by the Company to irrevocably convert all or a portion of their interest-bearing account to deferred stock units in a Company stock account. Upon conversion, the Company stock account is credited with deferred stock units based on the fair market value of a share of Company stock on the date of crediting. Dividend equivalents corresponding to the number of units are credited quarterly to the interest-bearing account. Deferred stock units generally are paid after termination of employment in shares of Company stock.

5.    SHAREHOLDER PROPOSAL TO REPEAL CLASSIFIED BOARD

RESOLVED, that shareholders of Air Products and Chemicals, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2014 from completing the term for which such director was elected.

Supporting Statement

This resolution was submitted on behalf of the Pension Reserves Investment Trust Fund by its trustee, the Pension Reserves Investment Management Board. The Shareholder Rights Project represented and advised the Pension Reserves Investment Management Board in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 60% since 2000, and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during 2010 and 2011 exceeded 75%.

The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye, 2007 and Frakes, 2007);

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008), reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.

Please vote for this proposal to make directors more accountable to shareholders.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Board’s Statement in Opposition

The Board has given this proposal extensive consideration and is currently of the view that it is not in the best interests of the Company or its stockholders to elect the members of the Board on an annual basis and opposes the proposal. Signed proxies will be voted against this proposal, unless shareholders specify a different choice in their proxies.

The Board believes that the classified board serves the Company and its shareholders well by fostering a strong, stable, independent board of directors to guide the Company in implementing its long-term strategy. The Board is aware of the arguments for and against a classified board and academic studies supporting both points of view, including those cited by the proponent and some more recent studies. With all these factors in mind, the Board and the Corporate Governance and Nominating Committee have reconsidered the most effective structure for the Board and determined that the current classified board structure continues to be in the best long-term interests of the Company and its shareholders for many reasons, including the following:

A Stable, Experienced Board is Better Able to Promote Long-Term Shareholder Value

The classified board structure provides and promotes stability, enhances long-term planning, and ensures, at any given time, that a majority of the Company’s directors have working knowledge of the Company’s business and strategy. Experienced directors are a valuable resource and bring to the Board’s deliberations knowledge of the Company and its industry, its markets, its employees and the challenges, obstacles and opportunities the Company faces.

In business, as in politics, frequent elections make it more difficult to consider and implement long-term solutions and strategies for sustainable growth. The ability to undertake long-term initiatives and see them through to completion is essential to the Board’s ability to create shareholder value over a sustained time period. We believe that in order to do this and to ensure long-term accountability of the Board to its shareholders, the Board requires continuity over a period of more than one year. We believe that multi-year terms encourage directors to take on long-term initiatives for the benefit of shareholders, rather than remain locked into the status quo for fear of short-term reprisal from shareholders.

Accountability to Shareholders Would Not Be Enhanced by Annual Elections

Our classified Board is accountable to the Company’s shareholders. At each Annual Meeting, the Company’s shareholders have the opportunity to evaluate and elect one third of the Board. More importantly, the fiduciary duties of our directors do not vary depending on the terms for which they are elected. All directors are required to uphold their fiduciary duties to the Company and its shareholders regardless of term length. The Board does not believe that its accountability to shareholders would be enhanced by annual elections. Our directors are committed to acting in the best interests of our shareholders at all times; they welcome and value the input of shareholders every day, not just in years when they are standing for election. Listening and responding to shareholders is important in fulfilling the Board’s responsibilities for the oversight of the Company in a diligent and ethical manner.

In addition, our directors are accountable to all of our shareholders and not to management or any special interest group or constituency. We believe electing directors to three-year terms enhances the independence of non-management directors from management by providing them with a longer term of office. The longer term also provides autonomy from special interest groups who may have an agenda contrary to the Company’s long-term goals and objectives and those of a majority of shareholders. As a result, our independent directors are able to make decisions that are in the best interests of the Company and all of its shareholders.

Classified Board is Better Able to Protect Shareholder Value

A classified board of directors also serves as an important tool for resisting an unsolicited takeover of the Company on terms that are not advantageous to the Company’s shareholders. The classified board permits a more orderly process for directors to consider any alternatives to maximize shareholder value by encouraging those who may

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

seek to acquire control of the Company to initiate such actions through the Board. Absent a classified board of directors, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting, by a simple plurality of votes cast, and without paying any premium to the Company’s shareholders.

It is important to emphasize that a classified Board structure does not preclude a successful takeover offer, but may provide the Company with the time and the opportunity to evaluate the fairness of any such offer to our shareholders, to negotiate on behalf of all of our shareholders, and to weigh alternatives with the objective of protecting our shareholders from abusive or coercive offers and maximizing the value of our Company. The Board does not believe that all takeovers, on any terms, are better for shareholders than long-term corporate planning and investment. Our business requires substantial investments of capital that have long-term pay offs, and is impacted from time to time by economic cycles that can cause earnings to temporarily contract. These industry fundamentals make it imperative that shareholders have a structure in place to ensure receipt of full value for their investment rather than permitting an opportunistic takeover.

For these reasons, the Board recommends that you vote “AGAINST” proposal number 5.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

The Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States and experience on other companies’ boards, which provide an understanding of different business processes, challenges, and strategies. Others have experience in government relations or key market sectors which reflect our customer base, or financial or governance expertise. All have personal traits such as candor, integrity, commitment, and collegiality that are essential to an effective board of directors.

Information follows about the age and business experience, as of December 1, 2012, of the nominees up for election and the directors continuing in office, and information on the particular experiences, qualifications, attributes, and skills of each director nominee that led the Board to conclude that such person should serve as a director. Each nominee has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors.

Directors Standing for Election this Year for a Term Expiring at the Annual Meeting in 2016

WILLIAM L. DAVIS, III, age 69. Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley and Sons Company. Director of the Company since 2005.

William L. Davis is the Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley and Sons Company. Mr. Davis joined R.R. Donnelley and Sons Company in 1997 as Chairman and Chief Executive Officer. He retired as Chairman, President, and Chief Executive Officer in February 2004. Prior to joining R.R. Donnelley, during a twenty-year career at Emerson Electric Company, he held a variety of positions, including President of Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group, and the Process Control Group. Early in his career, he served at various positions for Sears, Roebuck & Co. Mr. Davis serves on the Board of Directors of Marathon Petroleum Corporation and is a former director of Mallinckrodt, Inc. He also previously served as Chairman of the Board of Northshore University Health System. Mr. Davis graduated from Princeton University in 1965 with a Bachelor’s degree in politics.

As a former chairman and chief executive officer, Mr. Davis has leadership and managerial experience and has dealt with many of the major issues, such as financial, strategic, governance, acquisitions, capital allocation, government, and shareholder relations that the Company faces as a public company. Through his service on the boards of directors of three other public companies and years at Emerson, Mr. Davis also has experience in key business sectors that use the Company’s products and services, specifically the chemicals and processing, energy and refining, and electronics industries. Finally, he has extensive experience in several areas that are key enablers for the Company’s success: marketing, talent management, supply chain, and continuous improvement.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

W. DOUGLAS FORD, age 68. Retired Chief Executive, Refining and Marketing, of BP Amoco plc. (“BP”). Director of the Company since 2003.

W. Douglas Ford served as Executive Vice President of BP plc and its predecessor, Amoco Corporation, from 1993-1999. In 1999 he was named Chief Executive, Refining and Marketing of BP, where he was chief executive officer of BP’s global downstream operations, which included accountability for the refining, marketing, and transportation network of the company, as well as the aviation fuels business, the marine business, and BP shipping. Mr. Ford retired from BP in March 2002. Prior to the merger of BP and Amoco, Mr. Ford held a number of senior positions during his 30-year career with Amoco, most recently as Executive Vice President of Amoco Corporation and President of Amoco Oil, with responsibility for Amoco’s petroleum products sector and worldwide engineering and construction operations. Mr. Ford is also a director of Suncor Corporation and USG Corporation, and a former member of the board of UAL Corporation and BP. He is a Trustee and fellow of the University of Notre Dame. Mr. Ford received his Bachelor’s degree in chemical engineering from the University of Notre Dame and his doctorate from Northwestern University.

From his leadership of a complex global organization, Mr. Ford brings refining, engineering, operations, marketing, and international experience to the Board. He has in-depth understanding of the energy business, and his long career in a process industry gives him extensive experience with safety and environmental issues. In addition, his leadership of a global organization and service on other boards bring broad talent management, corporate governance, and financial experience.

EVERT HENKES, age 68. (Presiding Director) Former Chief Executive Officer of Shell Chemicals Ltd. Director of the Company since 2006.

Evert Henkes served as Chief Executive Officer of the Global Chemical Business of Royal Dutch Shell plc from 1998 to April 2003. Mr. Henkes worked for Royal Dutch Shell plc for 30 years, during which time he held a number of executive positions in Europe and Asia Pacific, including Chairman of Bassel, Managing Director of Shell Chemicals UK Ltd., Managing Director of Shell UK, and President of Billiton Metals. He also served as a director of regional and global industrial bodies, including European Chemical Industry Council (CEFIC) and International Council of Chemical Associations, and was Chairman of the International Long Range Research Initiative, a joint effort between CEFIC and the Chemical Manufacturers Association (now the American Chemistry Council). He currently serves as a director for Sembcorp Industries Ltd., Tate & Lyle PLC, and TNK-BP Ltd. He also served as a director of Outokumpu Oyj, BPB PLC, and CNOOC Ltd. Mr. Henkes holds a Bachelor’s degree in agricultural economics from Cornell University, USA.

Mr. Henkes brings a wealth of international business experience to our Board, including in particular experience in the emerging Asian markets which are a key growth focus of the Company. In addition, Mr. Henkes is an industry veteran with deep understanding of the chemicals and process industry, including safety and environmental issues. From his leadership of a complex global business at Shell and his service on other boards, he also brings broad experience in marketing, government relations, mergers and acquisitions, and talent management.

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THE BOARD OF DIRECTORS

MARGARET G. McGLYNN, age 53. President and Chief Executive Officer, International AIDS Vaccine Initiative. Director of the Company since 2005.

Margaret G. McGlynn is President and Chief Executive Officer of International AIDS Vaccine Initiative, a global not-for-profit, public-private partnership working to accelerate the development of vaccines to prevent HIV infection and AIDS. She joined its board in 2010 and assumed her current role in 2011. Ms. McGlynn previously served as President, Global Vaccine and Infectious Disease Division of Merck, a global pharmaceutical company, from 2007 until her retirement in 2009, where she was responsible for a portfolio of more than $7 billion in global sales. She led the introduction of several new vaccine products and anti-infective therapies, expanded Merck’s vaccine and infectious disease business globally, and launched several initiatives to provide access to its vaccines and HIV therapies in the developing world. Earlier she served as President, U.S. Human Health, from 2003 to 2005, and in 2005 she was named President, Merck Vaccine Division. Ms. McGlynn was a member of the Global Alliance for Vaccines and Immunization board of directors and Executive Committee from 2006 to 2008. She is also a director of Amicus Therapeutics, Inc., Vertex Pharmaceuticals, Inc., and a former director of Quidel Diagnostics. Her current non-profit service includes serving on the board of the Industrial Advisory Council for the State University of New York at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn is also a co-founder of the Hilleman Institute for Developing World Vaccine Research. She earned a Bachelor’s degree in pharmacy and a Master’s of business administration in marketing from State University of New York at Buffalo.

From her management of a global pharmaceutical business and her current role as chief executive officer of a global organization, Ms. McGlynn brings extensive experience in government relations and public policy, international marketing, mergers and acquisitions and talent management. She has expertise in productivity, and a deep understanding of the healthcare business, an important customer base for the Company. Her current position, as well as her service on other boards, also provide financial and broad leadership experience.

Directors Continuing in Office Until the Annual Meeting in 2014

CHADWICK C. (CHAD) DEATON, age 60. Executive Chairman of Baker Hughes Incorporated. Director of the Company since 2010.

Chadwick C. Deaton is Executive Chairman of Baker Hughes Incorporated, an oilfield services and products provider with operations in over 90 countries. He joined Baker Hughes in 2004 and served as Chairman and Chief Executive Officer through 2011. Previously, Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (now Exterran Holdings, Inc.); and Senior Advisor and Executive Vice President of Schlumberger Oilfield Services. Mr. Deaton is a director of Ariel Corporation, a private manufacturer of gas compressor equipment, and Transocean Ltd. He was a director of CARBO Ceramics, Inc., a provider of products and engineering services to the oil and natural gas industry, from 2005 until 2009, when Baker Hughes merged with a major customer of CARBO. He is also a former director of Hanover Compression Company. He is a director of Houston Achievement Place and a member of the National Petroleum Council, the Society of Petroleum Engineers’ Industrial Advisory Council, and the University of Wyoming Petroleum and Chemical Engineering Advisory Board. He also serves as a director for the University of Wyoming Foundation. Mr. Deaton earned a Bachelor’s degree in geology from the University of Wyoming.

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THE BOARD OF DIRECTORS

As the chairman and former chief executive officer of a global publicly held corporation, Mr. Deaton brings to the Board international business experience and executive leadership experience in operations, technology, talent management, and governance. In addition, his 30-year career in chemicals and energy businesses provides him with expertise in key customer segments for the Company.

MICHAEL J. DONAHUE, age 54. Former Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc. Director of the Company since 2001.

Michael J. Donahue currently serves as a consultant to the technology industry. From January 2000 to March 2005, Mr. Donahue was the Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc., a consulting and systems integration firm. Prior to January 2000, Mr. Donahue served as managing partner, solutions, for the consulting division of KPMG LLP, the global accounting firm, as a member of the boards of directors of KPMG LLP U.S. and KPMG Consulting KK Japan, and as Chairman of the Supervisory Board of KPMG Consulting AG based in Germany. He is also a director of five privately-held companies: The Orchard Enterprises, Inc., an independent distributor of digital music and video; Liquidhub, Inc., a technology consulting and outsourcing firm; Quintiq, Inc., a supply chain software company; Preferred Sands, LLC, an owner-operated frac sand and proppant company; and Xtify, Inc., a mobile customer engagement software company. He is a former director of Arbinet-thexchange, Inc., a telecommunications solutions provider, and GSI Commerce, Inc., a provider of e-commerce and interactive marketing services. He served as a member of the Board of Advisors of the College of Commerce and Finance of Villanova University. Mr. Donahue received a Bachelor’s degree in economics and history from the University of Pennsylvania and is a graduate of the International Management Program at the Wharton School.

Mr. Donahue has extensive international management and marketing experience and a deep understanding of information technology capabilities, data protection, and security. In addition, his service on other public boards has provided him significant corporate governance, mergers and acquisitions, supply chain, and financial experience.

URSULA O. FAIRBAIRN, age 69. President and Chief Executive Officer, Fairbairn Group, LLC. Director of the Company since 1998.

Ursula O. Fairbairn is President and Chief Executive Officer of Fairbairn Group LLC (a human resources and executive management consulting company). She served as Executive Vice President, Human Resources & Quality, American Express Co. (a diversified global travel and financial services company) from December 1996 until her retirement in March 2005. Prior to that, she was Senior Vice President of Human Resources at Union Pacific and had 18 years of sales and marketing experience at International Business Machines Corp., where she managed a 10,000 person sales force, in addition to 6 years in human resources. She is also a director of VF Corporation and a former director of Centex Corporation, Circuit City Stores, Inc., General Signal Corporation, Menasha Corporation, Sunoco Inc., and Armstrong World Industries, Inc. She was a White House Fellow from 1973-1974, working directly for the Secretary of Treasury. Ms. Fairbairn holds a Bachelor’s degree in mathematics from Upsala College and received a Master’s degree from Harvard’s Graduate School of Education.

Ms. Fairbairn has over 40 years of leadership experience at complex global companies. She is an expert in management development and compensation and possesses strategic planning, managerial, government, and marketing experience. Her service on other boards has given her a wealth of governance experience and

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

background in environmental, safety and other public policy issues. She also has experience in the energy, electronics, technology, and transportation industries.

LAWRENCE S. SMITH, age 65. Former Chief Financial Officer of Comcast Corporation. Director of the Company since 2004.

Lawrence S. Smith is the retired Executive Vice President and Co-Chief Financial Officer at Comcast Corporation, a provider of broadband cable networks, where he was responsible for all corporate development, internal reporting, external reporting, taxation, and other administrative matters at the firm. Before joining Comcast in 1988, Mr. Smith served as Chief Financial Officer at Advanta Corporation, a financial services corporation, and as a tax partner and head of the mergers and acquisitions practice at Arthur Andersen LLP. He has been recognized numerous times as a leading chief financial officer including being named among America’s Best Chief Financial Officers by Institutional Investor magazine in 2007, 2006, and 2004. Mr. Smith is also a director of TE Connectivity, Ltd. and Preferred Sands, LLC, a privately-held owner-operated frac sand and proppant company. He is a former director of GSI Commerce, Inc. His community activities have included board positions with the YMCA of Greater Philadelphia and Vicinity, Meadowood Corporation, Thomas Jefferson University, and Ithaca College. He received his Bachelor’s degree in finance from Ithaca College.

Mr. Smith brings many years of public company experience from his years as chief financial officer of a large public company and from service on the boards of public companies. His significant experience with complex financial and operational issues combined with his knowledge of public reporting requirements and processes brings accounting, financial management and operational insight to the Board. He also has extensive mergers and acquisitions and corporate finance experience.

Directors Continuing in Office Until the Annual Meeting in 2015

MARIO L. BAEZA, age 61. Founder and Controlling Shareholder of Baeza & Co. and Founder and Executive Chairman of V-Me Media, Inc. Director of the Company since 1999.

Mario L. Baeza is Chairman and Chief Executive Officer of The Baeza Group, LLC and Baeza & Co., LLC, an investment firm specializing in private equities aimed at the U.S. Hispanic market and hedge funds anchored in global macro strategies. He is also the Founder and Executive Chairman of V-Me Media, Inc., a national Spanish language television network. He is a former chairman and chief executive officer of TCW/Latin America Partners, LLC, a private equity capital firm. Previously, Mr. Baeza was President of Wasserstein Perella International Limited and chairman and chief executive officer of Grupo Wasserstein Perella, a Latin America focused joint venture between Baeza & Co. and Wasserstein Perella. Early in his career, Mr. Baeza was a partner of Debevoise & Plimpton where he specialized in mergers and acquisitions and the structuring of private equity funds and investments. Mr. Baeza is also a director of Brown Shoe Company, Inc. and Urban America LLC; and a former lead director of Tommy Hilfiger. He is a current and former board member of numerous non-profit boards including Council on Foreign Relations, The Hispanic Federation, Catholic Charities, the NAACP Legal Defense and Educational Fund, the Philharmonic-Symphony Society of New York and Channel Thirteen/WNET. Mr. Baeza is a Phi Beta Kappa graduate of Cornell University and a graduate of Harvard Law School. He has been a Herman Phleger Visiting Professor of Law at Stanford and a Lecturer in Law at Harvard Law School.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

Mr. Baeza brings to the Board experience as an entrepreneur and chief executive of a broad range of businesses, ranging from merchant banking to media access. In addition to this leadership experience, his background as a corporate and finance lawyer, business ventures, civic activities, and service on other boards provide him with extensive experience in reviewing and analyzing business opportunities, mergers and acquisitions, and government relations, as well as international and governance experience.

SUSAN K. CARTER, age 54. Executive Vice President and Chief Financial Officer of KBR, Inc.

Susan K. Carter is the Executive Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction, and services company. She joined KBR in 2009. Prior to joining KBR, from 2004 through 2009, Ms. Carter served as Executive Vice President and Chief Financial Officer of Lennox International Inc., a global provider of climate control solutions for heating, air conditioning, and refrigeration markets; and as Vice President and Chief Accounting Officer of Cummins, Inc. from 2002 to 2004. She also held senior financial and accounting roles at Honeywell International, DeKalb Corporation, and Crane Co. She is a former director of Lyondell Chemical Company. Ms. Carter received a Bachelor’s degree in accounting from Indiana University and received a Master’s degree in business administration from Northern Illinois University. She is a Certified Public Accountant.

As the chief financial officer of a global publicly-held corporation, Ms. Carter has significant experience in financial reporting, information technology, accounting, finance and capital management, investor relations, and international operations. Her background provides the Board with broad expertise in international financial and operational issues.

JOHN E. McGLADE, age 58. Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 2007.

John E. McGlade is Chairman, President, and Chief Executive Officer of the Company. He joined Air Products in 1976 and held various positions of increasing responsibility, including General Manager of the Chemicals and Process Industries Division; Vice President of the Chemicals and Process Industries Division; Vice President and General Manager, Chemicals and Process Industries and Energy Systems; Vice President and General Manager, Performance Materials Division; Vice President, Chemicals Group business divisions; and Group Vice President, Chemicals Group, in which he had global responsibility for the Group, as well as the Company’s industrial gas and chemicals manufacturing organization, and Environment, Health, Safety and Quality. He was appointed President and Chief Operating Officer in 2006 before assuming his current position. Mr. McGlade serves on the board of directors of the American Chemistry Council and is a trustee of Lehigh University. Mr. McGlade earned a Bachelor’s degree in industrial engineering and a Master’s degree in business administration from Lehigh University.

Mr. McGlade brings to the Board strong leadership, extensive management, international, and operating experience, and a deep understanding of the industrial gas and specialty chemicals business. During his 35 years at Air Products, he has developed extensive knowledge of the Company, its customers, investors, challenges and strengths, and strong relationships with the Company’s customers, suppliers, and investors. He provides the Board with candid insights into the Company’s industry, operations, management team, and strategic strengths and weaknesses.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

For fiscal year 2012, directors who were not employed by the Company received an annual cash retainer for Board service of $80,000. Committee chairs and the presiding director received an additional retainer of $15,000. Meeting fees of $2,000 per meeting were paid for participating in committee meetings. Nonemployee directors who meet with employees of the Company or a third party at the request of the Company or to satisfy a requirement of law or listing standard receive the meeting fee for such service. Retainers and meeting fees are paid quarterly in arrears. In addition to retainers and meeting fees, nonemployee directors received an annual grant of deferred stock units with a value of approximately $120,000 (rounded up to nearest whole share) on the date of the annual shareholders’ meeting. Directors elected to the Board after the annual shareholders’ meeting receive a prorated grant of deferred stock units based on the number of months remaining until the next annual meeting of shareholders.

Directors may voluntarily defer all or a part of their cash retainers and their meeting fees. At the election of each director, voluntarily deferred fees may be credited to deferred stock units or to an account which is credited with interest based on long-term corporate bond yields. All directors with deferred fees have chosen deferred stock units. Deferred stock units entitle the director to receive one share of Company stock upon payout, which generally occurs after the director’s service on the Board is over. Deferred stock units are credited with “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each unit owned by the director on dividend record dates. Deferred retainers and meeting fees (plus dividend equivalents earned on the director’s existing deferred stock units account during a quarter) are converted to deferred stock units based on the fair market value of a share of Company stock on the third to last business day of the quarter.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company covers directors under its overall directors and officers liability insurance policies. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Company’s charitable matching gift program. Under this program, the Company matches donations of up to $5,000 per year made by employees and directors to qualifying educational organizations; matches, at twice the amount, donations of up to $2,000 per year made to qualifying arts and cultural organizations; and matches donations of up to $1,000 per year to qualifying environmental and conservation organizations.

To emphasize the importance of long-term alignment with shareholders, the Board has adopted stock ownership requirements for directors. Directors are expected to own shares or share equivalents with a value (based on the NYSE closing price) equal to five times the annual cash retainer by the end of the fifth fiscal year after joining the Board. Directors are expected to increase their holdings to reflect an adjustment in the annual cash retainer within a reasonable period of time following the adjustment. Once a director has met the requirement, if there is a subsequent decline in the Company’s share price that causes the director’s ownership level to fall below this guideline, the director is not expected to purchase additional shares to meet the guideline, but is expected to refrain from selling or transferring shares until the guideline is again satisfied. All directors are in compliance with the stock ownership guidelines for directors.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

2012 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards ($)(3)	All Other Compensation(4)	Total
M. L. Baeza	$99,000	$120,074	$0	$0	$219,074
S. K. Carter	$92,000	$120,074	$0	$0	$212,074
W. L. Davis, III	$118,000	$120,074	$0	$0	$238,074
C. C. Deaton	$108,000	$120,074	$0	$5,000	$233,074
M. J. Donahue	$102,000	$120,074	$0	$6,000	$228,074
U. O. Fairbairn	$106,000	$120,074	$0	$3,000	$229,074
W. D. Ford	$111,000	$120,074	$0	$0	$231,074
E. Henkes	$108,000	$120,074	$0	$15,248	$243,322
M. G. McGlynn	$108,000	$120,074	$0	$5,000	$233,074
L. S. Smith	$121,000	$120,074	$0	$5,000	$246,074

(1)

Certain directors voluntarily elected to defer some or all of their cash retainers and meeting fees. Any voluntary deferrals are included in this column. This column includes annual retainers, meeting fees, and committee chair and presiding director retainers.

(2)

This column shows the grant date fair value of the annual deferred stock unit grant for 2012 calculated in accordance with FASB ASC Topic 718. Deferred stock units earned by directors are fully expensed on the Company’s financial statements at the market value of a share of stock on the date of grant. All deferred stock units credited to directors are fully vested.

(3)

The Company granted stock options to directors under the Company’s Stock Option Program for Directors from 1993-2005. This program was discontinued in 2006. As of September 30, 2012, the following directors had the indicated outstanding options:

M. L. Baeza	4,000
M. J. Donahue	4,000
U. O. Fairbairn	6,000
W. D. Ford	4,000
L. S. Smith	2,000

(4)

Amounts in this column reflect matching contributions under the Company’s charitable matching gift program, with the exception of Mr. Henkes, for whom the amount reflects costs for his spouse to attend a Board event at the request of the Company.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in Board and Board committee meetings.

The Board has adopted Corporate Governance Guidelines for the Company in order to assure that it has the necessary practices in place to govern the Company in accordance with the interests of the shareholders. The Guidelines set forth the governance practices the Board follows, including with respect to the roles and functions of the Board, Board leadership, director independence and qualifications, nomination and election of directors, director responsibilities, access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of Board and committee performance. The Guidelines are available on the Company’s website at: http://www.airproducts.com/en/company/governance/board-of-directors/governance-guidelines.aspx and are available in print upon request. (Information contained on our website is not part of this proxy statement.) The Board regularly reviews corporate governance developments and modifies these Guidelines as warranted.

Director Independence

The Board has affirmatively determined that all of the Company’s directors, except Mr. McGlade, qualify as independent under the NYSE corporate governance listing standards. In determining independence, the Board determines whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors, or organizations with which the director is affiliated. The Board further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

In its determination, the Board considers the specific tests for independence included in the NYSE listing standards. In addition, the Board has adopted guidelines to assist in determining each director’s independence which meet or exceed the NYSE independence requirements. The guidelines provide that the following categories of relationships are immaterial for purposes of making an independence determination:

•

Any business transactions or relationships involving sales or purchases of goods or services between the Company and a director’s employer or an employer of a director’s family member which occurred more than three years prior to the independence determination or involve less than 1% of such employer’s annual consolidated gross revenues; provided the transaction takes place on the same terms and conditions offered to third parties or on terms and conditions established by competitive bid, and the director’s or family member’s compensation is not affected by the transaction;

•

Charitable contributions by the Company to an organization in which the director or his or her immediate family member serves as an executive officer, director, or trustee that occurred more than three years prior to the independence determination, were made pursuant to the Company’s matching contributions program, or were less than the greater of $1 million or 2% of the organization’s gross revenues;

•	Membership of a director in the same professional association, social, fraternal, or religious organization or club as an Executive Officer of the Company;

•	A director’s past matriculation at the same educational institution as an Executive Officer of the Company;

•	A director’s service on the Board of another public company on which an Executive Officer of the Company also serves as a Board member, except for prohibited compensation committee interlocks; and

•	A director’s service as a director, trustee, or executive officer of a charitable or educational organization where an Executive Officer of the Company also serves as a director or trustee.

Notwithstanding the above, the Company’s Corporate Governance Guidelines provide that no director may serve on the Audit Committee or Management Development and Compensation Committee of the Board if he or she has received,

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

within the past or preceding fiscal year, any compensatory fee from the Company other than for Board or committee service; and no director may serve on the Management Development and Compensation Committee of the Board unless the director qualifies as an “outside director” under U.S. tax laws pertaining to deductibility of executive compensation.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, each director or potential director has an affirmative duty to disclose to the Corporate Governance and Nominating Committee relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

The Corporate Governance and Nominating Committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the Board, which makes the independence determination. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management other than of a type deemed immaterial in accordance with the guidelines described above. Charitable contributions by the Company to an organization in which Mr. Baeza’s spouse is an executive officer, and routine purchases and sales of products involving Ms. Carter’s and Mr. Deaton’s employers (amounting to less than 1% of the Company’s and each such employer’s consolidated revenues), were deemed immaterial.

Executive Sessions

The independent directors regularly meet without the chief executive officer (“CEO”) or other members of management present in executive sessions that are scheduled at each Board meeting. In addition, the CEO performance review is conducted in executive session, and the Audit, Corporate Governance and Nominating, Environmental Safety and Public Policy and Management Development and Compensation Committees periodically meet in executive session. Board executive sessions are led by the presiding director, currently Mr.  Henkes¸ except the CEO performance review is led by the Chairman of the Management Development and Compensation Committee.

Board Meetings and Attendance

During fiscal year 2012, there were twelve meetings of our Board. Board and committee attendance averaged 94% for the Board as a whole, and no director attended less than 75% of the combined total of meetings of the Board and the committees on which he or she was serving. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend the Company’s annual meeting of shareholders unless they have an emergency or unavoidable schedule conflict. All but one of our directors attended the last annual meeting.

Shareholder Communications

Shareholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary’s Office to the address on page 5. The Board has adopted a written procedure for collecting, organizing, and forwarding direct communications from shareholders and other interested parties to the independent directors. A copy of the procedure is available upon request from the Corporate Secretary’s Office.

Code of Conduct

The Board has adopted its own Code of Conduct that is intended to affirm its commitment to the highest ethical standards, integrity, and accountability among directors and focuses on areas of potential ethical risk and conflicts of interest especially relevant to directors. The Company also has a Code of Conduct for officers and employees. This Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. Both Codes of Conduct can be found on the website at http://www.airproducts.com/en/company/governance/board-of-directors/director-code-of-conduct.aspx and http://www.airproducts.com/company/governance/commitment-ethical-business/employee-code-of-conduct.aspx and are available in print to any shareholder who requests them.

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CORPORATE GOVERNANCE

Transactions with Related Persons

The Company did not engage in any reportable related person transactions in fiscal year 2012.

The Board recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company and its shareholders. Accordingly, the Board has delegated responsibility to the Audit Committee to review transactions between the Company and related persons. The Audit Committee has adopted a written policy providing procedures for review of related person transactions.

A related person transaction is a transaction between the Company and a director, Executive Officer, or 5% shareholder; an immediate family member of a director, Executive Officer, or 5% shareholder; or a company or other entity in which any of these persons have a material interest. Pursuant to the Audit Committee policy, related person transactions must be preapproved by the Committee or, in the event of an inadvertent failure to bring the transaction to the Committee for preapproval, ratified by the Committee. In deciding whether to approve or ratify a related person transaction, the Committee considers the benefits of the transaction to the Company, the impact on a director’s independence if a director or a director’s family member or affiliate is involved, the availability of comparable sources for products and services, the terms of the transaction, and terms available to third parties for similar transactions. The Audit Committee chairman is authorized to approve related person transactions when it is impractical or undesirable to wait until the next Committee meeting for approval. Such approved transactions must be reported to the Committee at the next meeting.

Diversity Policy

While the Board has not adopted a formal policy on diversity, the Company’s Governance Guidelines provide that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills, perspectives and experience in its overall composition. This guideline is implemented by seeking to identify candidates that bring diverse skills sets, backgrounds, and experiences, including ethnic, gender, and geographic diversity, to the Board when director candidates are needed.

Board Leadership Structure

As provided in our Governance Guidelines, the Board does not have a policy on whether the roles of Chairman of the Board and CEO should be separate or whether the Chairman of the Board should be independent. The Board determines which structure is in the best interests of the Company at any given time.

At present Mr. McGlade serves as both CEO and Chairman and the Board also has an independent Presiding Director. Mr. McGlade became CEO in 2007. The Board determined that Mr. McGlade should also serve as Chairman in 2008 after an in-depth review of alternative leadership structures. The Board decided to combine the roles because it has a high level of confidence in Mr. McGlade’s leadership and willingness to work closely and transparently with the independent directors, and believes the Company is best served at this time by unified leadership of operations and oversight of the Company, which ensures that the Board and management act with common purpose. The Board also believes that maintaining equality among the independent directors fosters collegiality and openness among directors which leads to probing discussions, robust debate, and open exchange of ideas. Finally, the Board is satisfied that the independent directors have ample opportunities to execute their responsibilities independently through numerous executive sessions held throughout the year at both the Board and committee level, substantial interactions with members of the management team other than the CEO, and the leadership of the Presiding Director and the Committee chairs.

The Company’s Corporate Governance Guidelines provide that the Presiding Director’s responsibilities include:

•	Presiding at executive sessions of the Board and any other time the Chairman is not present, and communicating feedback to the CEO;

•	Determining the agenda for executive sessions of non-management directors; and

•	Principal authority to convene a meeting of independent directors.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

The Presiding Director is elected by majority vote of the Board upon the nomination of the Corporate Governance and Nominating Committee. Mr. Henkes is currently the Presiding Director.

Succession Planning

The Management Development and Compensation Committee of the Board, the CEO, and the Human Resources organization maintain an ongoing focus on executive development and succession planning to prepare the Company for future success. In addition to preparing for CEO succession, the succession planning process includes all Corporate Executive Committee positions. A comprehensive review of executive talent, including, from time to time, assessments by an independent consulting firm, determines participants’ readiness to take on additional leadership roles and identifies developmental and coaching opportunities needed to prepare them for greater responsibilities. The CEO makes a formal succession planning presentation to the Board of Directors annually. Succession planning is a responsibility of the entire Board and all members participate. In addition, the Company has an emergency succession plan for the CEO that is reviewed annually.

Role in Risk Oversight

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight in connection with those efforts. Management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. Responsibility for risk oversight rests with the full Board. The Board formally reviews the Company’s risk management processes and policies periodically, including an inventory of key risks and associated monitoring, control, and mitigation activities; but the Board primarily exercises its risk oversight responsibility through meetings, discussions, and review of management reports and proposals. Consideration of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business:

•

The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems. The Audit Committee also annually reviews an inventory of key risks and associated monitoring, control and mitigation activities.

•

The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure, director succession planning, and allocation of authority between management and the Board.

•	The Environmental, Safety and Public Policy Committee oversees operational risks such as those relating to employee and community safety, health, environmental, and security matters.

•	The Finance Committee oversees risks associated with financial instruments, financial transactions, financial policies and strategies, pension funding, and capital structure.

•

The Management Development and Compensation Committee helps ensure that the Company’s executive compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

The Board receives regular reports from the Committees about their activities and deliberations.

AIR PRODUCTS AND CHEMICALS, INC.

COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARD

The Board has five standing committees which operate under written charters approved by the full Board: Audit; Corporate Governance and Nominating; Environmental, Safety and Public Policy; Finance; and Management Development and Compensation. In accordance with NYSE listing standards, none of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management in accordance with the guidelines described above in “Director Independence”. The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/en/company/governance/board-of-directors/committee-composition/commitee-descriptions- and-charters.aspx and are available in print to any shareholder upon request. The Company’s Bylaws also provide for an Executive Committee. The chart below identifies directors who were members of each committee at the end of fiscal year 2012, the number of meetings held by each committee during fiscal year 2012, and the committee chairs at the end of fiscal year 2012:

Name	Audit	Corporate Governance and Nominating	Environmental, Safety and Public Policy	Executive	Finance	Management Development & Compensation
M. L. Baeza			X	X		X
S. K. Carter	X				X
W. L. Davis		X		X		C
C. C. Deaton	X	X
M. J. Donahue	X		X
U. O. Fairbairn		C		X	X
W. D. Ford				X	C	X
E. Henkes		X	X	X
J. E. McGlade				C
M. G. McGlynn	X		C
L. S. Smith	C					X
FY2012 Meetings	8	5	2	0	3	5

C = Chairman

Audit Committee

The Board has determined that all of the Audit Committee members are “financially literate” and that Ms. Carter and Mr. Smith qualify as “audit committee financial experts” as defined by SEC regulations and NYSE listing standards. The Committee operates under a written charter. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accountant. The Committee reviews the appropriateness, quality, and acceptability of the Company’s accounting policies, the integrity of financial statements reported to the public, significant internal audit and control matters and activities, the Company’s policies and processes for risk assessment and management, and compliance with legal and regulatory requirements. The Committee discusses with the Company’s internal auditor and independent registered public accountant the overall scope and plans for their respective audits. The Committee regularly meets with the internal auditor and the independent registered public accountant, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews compliance with the Company’s Code of Conduct for employees and officers and is responsible for establishing and administering the Company’s procedures for confidential reporting of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters. Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities. In fiscal year 2012, the Committee met eight times.

AIR PRODUCTS AND CHEMICALS, INC.

COMMITTEES OF THE BOARD

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 with the Company’s management and the independent registered public accountant, KPMG. The Committee has discussed with KPMG the matters that are required to be discussed under Public Company Accounting Oversight Board standards governing communications with audit committees. KPMG has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed with KPMG the firm’s independence.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on Form 10-K for fiscal year 2012.

Audit Committee

Lawrence S. Smith, Chairman

Susan K. Carter

Chad C. Deaton

Michael J. Donahue

Margaret G. McGlynn

Independent Registered Public Accountant

Appointment and Attendance at Annual Meeting.    KPMG was the Company’s independent registered public accountant for fiscal year 2012. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire.

Fees of Independent Registered Public Accountant.    Consistent with the Audit Committee’s responsibility for engaging the Company’s independent registered public accountant, all audit and permitted nonaudit services performed by KPMG require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first meeting of the fiscal year. The Committee chairman has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will cause the budget established for the type of service at issue to be exceeded by more than ten percent. Services approved by the chairman are communicated to the full Committee at its next regular quarterly in person meeting, and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During fiscal year 2012, all services performed by the independent registered public accountant were preapproved.

During fiscal years 2011 and 2012, KPMG billed the Company fees for services in the following categories and amounts (in millions):

	2011	2012
Audit Fees	$6.1	$5.9
Audit-related Fees	$0.6	$0.8
Tax Fees	$0.1	$0.1
All Other Fees	$0.0	$0.0
Total Fees	$6.8	$6.8

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COMMITTEES OF THE BOARD

Audit fees are fees for those professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates under a written charter. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Company’s Corporate Governance Guidelines, codes of conduct, Board structure and operation, Board policies on director compensation and tenure, the meeting schedules of the Board and the committees, the charters and composition of the committees, and the annual Board and committee performance assessment processes. The Committee also has primary responsibility for identifying, recommending, and recruiting nominees for election to the Board and recommending candidates for election as Presiding Director. The Committee met five times in fiscal year 2012.

Selection of Directors.    The Board has established the following minimum qualifications for all directors: business experience, judgment, independence, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of any potential conflicts with the Company’s interests, and an ability to represent the interests of all shareholders. The qualities and skills necessary for a specific director nominee are governed by the needs of the Company at the time the Committee determines to add a director to the Board. The specific requirements of the Company are determined by the Committee and are based on, among other things, the Company’s current business, market, geographic, and regulatory environments; the mix of perspectives, experience, and competencies currently represented by the other Board members; and the CEO’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a nonmanagement director arises, the Committee consults the other directors, the CEO, and a third-party recruiting firm to identify potential candidates. Once a candidate is identified, the candidate screening process generally is conducted initially by a third-party recruiting firm and will include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other factors the Committee deems appropriate at the time. After such screening, prior to formal consideration and recommendation by the Committee, candidates are interviewed by one or more members of the Committee and the CEO. Candidates recommended by shareholders, whose names are submitted in accordance with the Committee’s procedures described below, will be screened and evaluated in the same manner as other candidates. All candidates standing for election at the Annual Meeting were previously elected to the Board at an annual meeting of shareholders.

The Committee has adopted a policy regarding its consideration of director candidates recommended by shareholders and a procedure for submission of such candidates. The policy provides that candidates recommended by shareholders will be considered by the Committee; submissions of candidates must be made in writing; and, to be considered for nomination at an annual meeting of shareholders, submissions must be received not later than 120 days prior to the anniversary date of the proxy statement for the prior annual meeting. The submission must also provide certain information concerning the candidate and the recommending shareholder(s), a statement explaining why the candidate has the qualifications required, and consent of the candidate to be interviewed by the Committee and to serve if elected. A copy of the policy and procedure is available upon request from the Corporate Secretary’s Office.

Executive Committee

The Executive Committee, which did not meet in fiscal year 2012, has the authority of the Board to act on most matters during intervals between Board meetings. It is usually convened only to approve capital expenditures

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COMMITTEES OF THE BOARD

associated with a project in excess of the CEO’s authority when a customer requires a commitment prior to the next Board meeting and a special meeting of the Board cannot be convened.

Environmental, Safety and Public Policy Committee

The Environmental, Safety and Public Policy Committee monitors and reports to the Board on issues and developments in areas such as environmental compliance, climate change and sustainability, safety, corporate security and crisis management, diversity, community relations, and corporate and foundation philanthropic programs and charitable contributions.

Finance Committee

The Finance Committee reviews the Company’s financial policies; keeps informed of its financial operations and condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company’s financial arrangements and methods of external financing; and oversees the funding and management of assets of the Company’s employee pension and savings plans worldwide.

Management Development and Compensation Committee

Pursuant to its charter, the Management Development and Compensation Committee (the “Committee”) has responsibility for:

•

Establishing the Executive Officer compensation philosophy and strategy for the Company, consistent with Company objectives and shareholder interests, determining CEO compensation, and approving other Executive Officer compensation;

•

Approving performance objectives relevant to the compensation of the Chief Executive Officer, establishing the process for and leading the Board in evaluation of the performance of the Company’s CEO and providing oversight of the CEO’s evaluation of the performance of other Executive Officers;

•	Overseeing CEO succession planning and the development and evaluation of potential candidates for other Executive Officer positions; and

•

Overseeing the Company’s overall management compensation program, the design and administration of management incentive compensation plans, including equity programs, and the design and administration of the Company’s retirement and welfare benefit plans.

The Committee’s charter permits it to delegate all or a portion of the authority granted to it by the Board to one or more Committee members, senior executives, or subcommittees to the extent consistent with applicable laws, regulations, and listing standards. The Company’s Delegation of Authority Policy reserves for the Board and the Committee all compensation and staffing decisions with respect to Executive Officers except as specifically delegated by them.

Roles of the Committee, Management, and Compensation Consultant in the Compensation Process.    The Committee is responsible to the Board and to shareholders for establishment and oversight of the Company’s compensation program for Executive Officers, including those named in the Summary Compensation Table (“Named Executive Officers”) and for approving the compensation level of the Executive Officers. For fiscal year 2012, the Company’s Executive Officers were the Named Executive Officers:

•	John E. McGlade, Chairman, President, and CEO;

•	Paul E. Huck, Senior Vice President and Chief Financial Officer (“CFO”);

•	Stephen J. Jones, Senior Vice President and General Manager — Tonnage Gases, Equipment and Energy, and China President;

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COMMITTEES OF THE BOARD

•	John W. Marsland, Senior Vice President and General Manager — Merchant Gases[2]; and

•	John D. Stanley, Senior Vice President and General Counsel[3]

and the following additional senior operational and corporate officers:

•	Robert D. Dixon, Former Senior Vice President[4]

•	M. Scott Crocco, Vice President and Corporate Controller;

•	Lynn C. Minella, former Senior Vice President — Human Resources and Communications,[5]

•	Guillermo Novo, Senior Vice President, Electronics, Performance Materials and Strategy,[6]

•	Corning F. Painter, Senior Vice President — Supply Chain[7].

The Committee establishes overall compensation strategies and policies for the Executive Officers, allocates compensation for Executive Officers among the various components of compensation, evaluates and approves performance measures and goals relevant to the incentive compensation of the Executive Officers, evaluates the performance of the CEO with input from the full Board, determines direct compensation levels for the CEO, and evaluates and approves direct compensation levels for other Executive Officers. Each year, the Committee:

•

reviews and evaluates the appropriateness of the Company’s current executive compensation program based on several factors, including competitiveness of the program and alignment of compensation delivered under the program with the Company’s performance;

•

reviews target performance levels and goal ranges in the Company’s incentive plans relative to the long-term economics of its business, past and projected performance levels of its peers, and the goal levels of peers relative to their payouts;

•	reviews whether the program design encourages excessive risk taking;

•	approves peer groups for market reference;

•	reviews dilution and burn rates associated with the Company’s equity compensation;

•	evaluates and approves changes to incentive compensation and benefit plans when needed;

•	reviews succession planning for the Executive Officers and other key senior management employees;

•	approves incentive compensation payouts for the current year; and

•	addresses other specific issues regarding management development and compensation as needed.

Periodically, the Committee also undertakes an extensive review of the competitiveness and appropriateness of certain pay practices, such as Executive Officer severance arrangements and retirement benefits.

The Committee retains an external compensation consultant to provide independent advice, information, and analysis on executive compensation. The Committee has established several practices to ensure the external consultant’s independence, candor, and objectivity. The consultant is engaged by, has its compensation set by, and reports directly to the Committee; frequently meets separately with the Committee with no members of management

[2]	Mr. Marsland assumed this role on November 1, 2011. Prior to that, he was Senior Vice President – Electronics, Performance Materials, and Supply Chain.

[3]	Mr. Stanley also assumed interim responsibility for Human Resources and Corporate Communications effective May 25, 2012.

[4]	Mr. Dixon was Senior Vice President and General Manager – Merchant Gases until November 1, 2011. Mr. Dixon retired from the Company in February.

[5]	Ms. Minella left the Company on May 25, 2012.

[6]

Mr. Novo joined the Company on September 12, 2012, assuming responsibility for the Electronics and Performance materials segment from Mr. McGlade and responsibility for Strategy and Technology from Mr. Painter.

[7]	Mr. Painter assumed responsibility for the Supply Chain organizations on November 1, 2011. Prior to that he was Senior Vice President – Corporate Strategy and Technology.

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COMMITTEES OF THE BOARD

present; and consults with the Committee Chairman in between meetings. Management reports fees paid for services performed by the consultants to the Committee at each meeting and the Committee approves in advance the services to be performed. The Committee currently retains Farient Advisors LLC (“Farient”) as its external consultant. Farient has served as the Committee’s external consultant since 2008 when it was selected by the Committee following a search process for a consultant specializing in executive compensation. Farient also advises the Corporate Governance and Nominating Committee on director compensation, but performs no other services for the Company or management. The Committee has assessed Farient’s independence and is not aware of any conflicts of interest raised by Farient’s work.

During fiscal year 2012, Farient provided advice and analysis to the Committee on direct compensation for individual Executive Officers, peer group composition, incentive plan performance measure conventions and design, and external trends and regulatory developments. Farient also provided an analysis of the alignment of pay delivered under the Company’s Executive Officer compensation program with its performance compared to peer group pay and performance, an assessment of the fit of the Company’s Executive Officer compensation program design with its business strategy, a comparison of the program design to peer programs, and an assessment of the potential relationship between the Company’s compensation program and risk taking by management.

While the Committee determines overall compensation strategy and policies for the Executive Officers and approves their compensation, it seeks input from several Executive Officers and other management employees with respect to both overall guidelines and discrete compensation decisions. Specifically:

•	Human Resources works with the Committee to develop the design of compensation programs and decision-making frameworks for determining compensation levels;

•	the CEO provides input to the Committee on the forms of incentive compensation and performance measures that will best support his strategic goals for the Company;

•

the CEO provides the Committee perspective on the performance of other Executive Officers and develops and recommends compensation actions for the other Executive Officers, in consultation with Human Resources, and based on competitive market analysis received from external compensation consultants;

•	the CFO provides background and recommendations to the Committee regarding the Company’s key financial objectives and performance against them; and

•	the Company’s Law and Human Resources staff provide technical advice and other support to the Committee.

These Executive Officers and employees attend portions of the Committee meetings; however, the Committee’s usual practice is to meet in executive session both alone and with its external compensation consultant to reach final decisions about CEO and other Named Executive Officer compensation.

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Management Development and Compensation Committee

The Committee has reviewed and discussed with management and its external compensation consultant the following Compensation Discussion and Analysis section of the Company’s Proxy Statement for fiscal year 2012. Based on its review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for fiscal year 2012.

Management Development and Compensation Committee

William L. Davis III, Chairman

Mario L. Baeza

W. Douglas Ford

Lawrence S. Smith

Compensation Discussion and Analysis

This Compensation Discussion and Analysis begins with an overview of Company and stock performance for fiscal year 2012 and the factors influencing it, and a discussion of how the Committee views the link between pay and performance in the Company’s Executive Officer compensation program. Following this discussion, you will find a section on frequently asked questions on our pay and performance alignment that responds to questions and comments from investors, proxy advisory firms, and others regarding our Executive Officer compensation program. The remainder of the Compensation Discussion and Analysis outlines fiscal year 2012 compensation actions and explains the design of the program and the components of compensation.

Fiscal Year 2012 Performance

Fiscal year 2012 marked another year of uncertainty and sluggish recovery in the global economy. Recessionary conditions in Europe, continued weak recovery in the U.S., and tight monetary policies in emerging markets all contributed to a reduction in global trade and decelerating economic activity across the globe. These factors contributed to financial results for the Company that were below our expectations, resulting in below target incentive compensation for the year:

•	Revenue of $9.6 billion was essentially flat compared to fiscal year 2011;

•	Operating income of $1.5 billion declined compared to fiscal year 2011;[8]

•	Earnings per share of $5.37 was up slightly from fiscal year 2011;[8] and

•	Return on Capital Employed declined to 11.5%.[8]

Despite the challenging operating environment, the Company remained focused on disciplined capital deployment, development of a sustainable low cost structure, and execution of our business strategies. The Company continued to lay the groundwork for future growth by winning key business in high growth markets and developing products and solutions for new markets, especially in the environmental and sustainability area. Fiscal year 2012 highlights for the Company include:

•

Announced or executed several new projects in key markets, including the world’s largest renewable energy plant in the United Kingdom using advanced gasification energy from waste technology, and six oxygen projects for coal gasification in China;

•

Acquired a majority stake in Indura S.A., the largest independent industrial gas company in South America; and created a joint venture with Abdullah Hashim Gases in Saudi Arabia, enhancing our growth opportunities in these regions;

•	Acquired 100% of DANanomaterials, LLC, our profitable, formerly 50% owned joint venture, which serves the global semiconductor and wafer polishing industries;

[8]	Comparisons are non-GAAP, excluding certain extraordinary items for fiscal years 2011 and 2012. See Appendix A for a reconciliation to GAAP measures.

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COMPENSATION OF EXECUTIVE OFFICERS

•	Divested our continental European homecare business, and took steps to exit the polyurethane intermediates business and restructure our photovoltaic business;

•

Built our 100th liquefied natural gas (“LNG”) heat exchanger using our proprietary and industry leading technology that enables liquefying and transporting natural gas around the world, and announced several new LNG heat exchanger projects;

•	Strengthened our presence in China by opening a new office in the X’ian High Tech Zone;

•

Named to the Dow Jones Sustainability Index, the Carbon Disclosure Project Global and S&P 500 Disclosure and Performance Leadership Indexes, the FTSE4 Good Index, and Corporate Responsibility Magazine’s 100 Best Corporate Citizens; and

•	Returned $568 million to shareholders through dividends and share repurchases, increasing dividends for the 30th consecutive year.

Pay and Performance Alignment

The success of the Company’s business and resulting value for our shareholders is predominantly based on stable, long-term contractual relationships with customers and substantial capital investments that reap returns over a long time horizon through technological differentiation, cost control, and operational efficiencies. Reflecting this long-term business model, the Committee has identified and, with Farient, validated compensation tools and performance measures designed to ensure that the decisions being made today build value for the long term. To complement the business model, our Executive Officer compensation program is designed to reward sustainable growth, superior returns through disciplined capital investment, sustainable cost reduction, and consistent operational excellence. These objectives are reflected in:

•	significant at risk compensation tied to building long-term shareholder value;

•	constant performance measures and goals for our incentive compensation programs that require year-over-year improvement and are not adjusted for economic slowdowns;

•	a balance of growth and return metrics for incentive compensation to prevent focus on one to the exclusion of the other;

•	performance goals set at competitive levels;

•	long-term orientation of Executive Officer compensation; and

•	substantial linkage of Executive Officer compensation to long-term stock performance.

These features of our program overlay a compensation setting framework that is designed to provide median target compensation for relevant peer groups9 on average, with actual compensation driven up or down based on the Company’s operating performance, stock price, and overall shareholder return. Each of these aspects of the program is discussed below.

[9]	See “Benchmarking” on pages 50 and 51 for information about peer groups.

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COMPENSATION OF EXECUTIVE OFFICERS

•	Variable compensation is tied to shareholder returns and key drivers of long-term value creation.

A substantial majority of Named Executive Officer direct compensation is variable; i.e., actual amounts realized depend on Company or stock performance, as illustrated in the chart below:10

Long-term incentives constitute the largest single component of compensation and are delivered exclusively in stock, with their realized value strongly tied to shareholder returns.

Annual incentive awards and certain long-term incentive awards are tied to shareholder-focused performance measures established by the Committee. The current performance measures were initially chosen by the Committee in 2007 when, after extensive study, the Committee concluded that earnings growth and return on capital in excess of cost of capital have historically been the key drivers of shareholder value for capital intensive business models, across industries, time periods, and economic cycles. After evaluating different measures of earnings growth and return on capital for use as performance measures, the Committee established year-over-year growth in earnings per share (“EPS Growth”) and the excess of Return on Capital Employed over the Company’s cost of capital (“ROCE Spread”)11 as the performance measures for the Company’s Annual Incentive Plan and the performance share component of long-term incentive awards.12 EPS Growth was chosen as the best growth measure because it reflects all sources of income after tax and promotes balanced use of debt and equity capital. ROCE Spread was determined to be the best measure of return on capital because it reflects all capital employed and all income generated after tax, and is adjusted for the Company’s cost of capital.

[10]

Direct compensation is base salary, annual and long-term incentive compensation. Other major components of compensation such as retirement benefits and international assignment benefits are based on pre-existing programs available to broad employee populations and were not the subject of Committee decisions for fiscal year 2012. Direct compensation components are described on page 50.

[11]

ROCE is calculated by dividing after-tax operating income plus after-tax equity affiliate income by capital employed (i.e., the sum of average debt, average equity, and average minority interest). Cost of capital is calculated as a leveraged, weighted average of the Company’s cost of debt (after tax) and cost of equity. (The cost of equity is determined using the Capital Asset Pricing Model which measures the expected return on an investment based on expected risk factors which affect the investment.) The difference between ROCE and cost of capital is the ROCE Spread.

[12]	Performance shares are described on pages 55-56.

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COMPENSATION OF EXECUTIVE OFFICERS

•	Constant performance goals, which we call “Timeless Standards”, require the management team to maintain and improve profitability in all economic environments to receive target incentive compensation.

Our performance goals reward consistent financial performance that creates shareholder value, rather than achievement of the operating plan. The Committee’s philosophy is that performance measures and goals should be established from the perspective of the shareholders; i.e., competitive pay should not be based on the performance the management team thinks it can deliver, as embodied in operating plans, but on performance that will provide shareholders a competitive return. So the Committee has chosen not to follow the prevalent practice of tying incentive compensation performance goals to annual operating plans or strategic planning cycles. The Committee has established ongoing performance goals that require year-over-year improvement in earnings per share and consistent return on capital from year to year, rather than calibrating the goals to current economic conditions.

As illustrated in the table below, which covers periods of varied operating environments, our Timeless Standards have not been adjusted downward during recessions or economic slowdowns. For example, our Executive Officers received no annual incentive awards in 2009 when the Company had negative earnings growth, even though many of our peer companies lowered performance targets to reflect the recession and paid bonuses based on lowered expectations. For fiscal year 2012, although our operating plan developed in the fall of 2011 anticipated sluggish economic growth and uncertainty globally, no adjustments were made to the performance required for target annual incentive awards. As a result, annual incentive compensation payments are significantly lower this year than the last two years.

TIMELESS STANDARDS

Fiscal Year	Year-Over-Year Earnings Improvement Required for Target Incentive Compensation Factor	Excess Return on Capital Employed (Over Cost of Capital) Required for Target Incentive Compensation Factor
2012	9%	3%
2011	9%	3%
2010	9%	3%
2009	9%	2%
2008	9%	2%

The Timeless Standards were adopted based on Company, Peer Reference Group13 and S&P 500 performance trends, historic and, in some cases, projected. They reward year-over-year improvement in earnings at or above these trend rates, checked by requiring consistent return on capital in excess of our cost of capital.

So our performance goals require building shareholder value in all economic environments, encouraging a long-term focus consistent with the Company’s business model.

•	Balanced growth and return measures are used for both short-term and long-term incentives to require consistent, profitable growth across all time periods.

Our businesses require significant investment of capital in long-lived assets and technology in order to generate revenue and earnings growth. Because the investment decisions made by our management team today affect profitability for far longer periods, in some cases 25-30 years, the Committee believes that short-term results cannot be segregated from the foundation they build for the long term. Holding management accountable for consistent growth across all economic environments and time horizons motivates performance that creates value for shareholders. But, because we must invest significant capital to support revenue and earnings growth

[13]	See “Benchmarking” on pages 50 and 51 for more information about the Peer Reference Group.

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COMPENSATION OF EXECUTIVE OFFICERS

in our businesses, it is equally important that we achieve the right kind of growth; i.e., growth that generates a return in excess of the cost of capital. Since both growth and returns are critical to creating value for our shareholders, and because one can easily be sacrificed for the other or the long-term sacrificed for the short term, the Committee chose to use both metrics for short-term and long-term incentive programs. There is a natural friction between growth and returns, and requiring them to be balanced over both the short and long term discourages undisciplined investment to generate short-term growth or lack of investment to inflate returns.

•	Performance goals are set to achieve competitive pay for competitive performance over the long term.

The Committee regularly evaluates the performance goals associated with Executive Officer incentive compensation to ensure that they are sufficiently demanding and reflect performance that is competitive relative to performance delivered by the Peer Reference Group and the S&P 500. The performance goals are set with reference to industry, peer, and Company historical performance; future expected performance of the Company; and the Company’s weighted average cost of capital. The performance goals are designed so that a competitive level of performance will generate competitive compensation, with variance upward or downward based on actual performance versus goals. The goals are reset only in response to fundamental changes in performance trends. As a result, compensation is higher when performance is higher and shareholders are benefited; and, compensation is lower when performance is lower and shareholders are disappointed, creating alignment between management and shareholder interests.

•	Long-term orientation rewards sustainable profitability.

The Company’s Executive Officer compensation program emphasizes long-term incentives. Our program is regularly benchmarked for reasonableness in the market and assessed for effectiveness, sensitivity to shareholder expectations, and fit with business strategies, but the Committee seeks to maintain consistent compensation schemes to avoid focus on temporary, short-term achievements. The form of compensation, the performance measures used, and the performance goals are intended to remain relatively stable over significant periods of time. Delivery of compensation is cumulative; i.e., maximum leverage in the program is built cumulatively through long-term stock appreciation, not tied to short spikes in stock or market performance. Long-term incentives are granted annually, with overlapping vesting periods to reward sustained stock appreciation. Finally, short- and long-term incentives are subject to “clawback” provisions that allow the Company to recover compensation in the event of conduct adverse to the Company.

•	Strong Linkage to Shareholder Returns — Extends Beyond Retirement

All long-term incentive compensation is delivered in Company stock so that realized compensation is profoundly influenced by stock price and total shareholder return. Executive Officers are subject to stock ownership requirements and holding requirements for net shares received in stock option exercises. In addition, stock options and performance share awards granted in the three years leading up to retirement do not become fully exercisable or earn out, respectively, until after retirement; and stock option exercise periods continue until long after retirement. All of these features give Executive Officers significant incentive to focus on long-term value creation that will continue to benefit shareholders well after their departure from the Company.

•	Median pay positioning is tied to a compensation program designed to deliver above median pay only when operating performance creates measurable shareholder value and shareholder returns are strong.

Base salary is the only nonvariable component of Executive Officers’ direct compensation and is targeted at median for the Market Reference Group.14 The portion of variable compensation delivered in cash and performance shares is received in proportion to performance against growth and return targets set with reference to long-term performance trends of the Company and peer groups. Target incentives are received only if performance is equal to these Timeless Standards, and above median incentives are received only if performance exceeds the Timeless Standards. Long-term incentives are benchmarked to median for the Market

[14]	See “Benchmarking” on pages 50 and 51 for more information about the Market Reference Group.

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COMPENSATION OF EXECUTIVE OFFICERS

Reference Group and are awarded entirely in stock, subject to vesting or performance conditions. The value of the amount actually delivered is dependent on stock price appreciation and overall shareholder returns. Competitive compensation is intended to be realized only when shareholders have realized competitive returns. When stock performance is above or below expectations, above or below median compensation will be realized.

•	Illustration of pay and performance relationship.

For a long-term view of pay for performance relationships, the chart below shows year-end value of CEO fiscal year compensation and total shareholder return (“TSR”)16 for a five-year period, illustrating how total year-end value for our CEO has fluctuated over the past five years with the Company’s TSR.

[16]

Year-end value includes base salary, actual annual incentive award, and the year-end value of the equity awards issued during the relevant fiscal year using the closing market price of our common stock on the last trading day of the fiscal year. Year-end value for stock options is the intrinsic value of the option; i.e., the amount of the difference between the exercise price of the option and the closing market price of a share of stock on the last day of the fiscal year. Performance shares are reflected at the target level. Total shareholder return is stock price appreciation from the first day of the fiscal year through the last, plus dividends paid for the year.

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COMPENSATION OF EXECUTIVE OFFICERS

Frequently Asked Questions on Pay and Performance Alignment

This section provides answers to questions and comments we have received on our Executive Officer Compensation program.

Why does the Company use the same performance measures in both annual and long-term incentives? Doesn’t this create risk?

The Committee believes that the use of two counterbalancing metrics, EPS Growth and ROCE Spread, in both programs reduces risk. Growth of the Company’s business involves investment of substantial amounts of capital to build our plants, which deliver an income stream over a long period of years. Long-term value for our shareholders is created through current growth of the business, but only if coupled with returns in excess of the cost of capital. Short-term decisions cannot be segregated from long-term results. For example, it would be easy for management to generate growth by accepting new business without regard to returns, but this will ultimately erode shareholder value. Maximizing returns by reducing investment is also easy, but will ultimately erode shareholder value. Balancing growth and return measures avoids the risks that might otherwise result from linking substantial portions of compensation to the same performance metrics because of the natural friction between the two, which moderates the incentive either one unchecked could create to undermine long-term value creation. In addition, the Committee believes that the management team performs better when it is focused on reinforced, well understood metrics rather than dividing its efforts among a number of metrics.

The metrics are, however, weighted differently in the two programs. Because growth is more attainable in the short term, whereas returns take longer to develop, the Committee weighs the metrics 60% EPS Growth and 40% ROCE Spread for the short-term Annual Incentive Plan and 33% EPS Growth and 67% ROCE Spread for the longer-term performance shares. The value of the performance shares received by Executive Officers is tied not only to the performance metrics chosen, but also to shareholder returns during the performance period. Although performance against the metrics determines the number of shares received, the ultimate payout value, if any, is strongly affected by share price and dividends paid during the performance period.

Why doesn’t the Committee use relative performance measures?

The Company’s performance goals (the Timeless Standards) are established relative to long-term peer and industry performance trends. In setting the performance goals for Annual Incentive Plan awards and performance shares, the Committee references historical performance for the Peer Reference Group and the S&P 500 and regularly evaluates whether the goals are sufficiently demanding relative to long-term performance of these peer groups. So, the payouts associated with various levels of performance do align with the Company’s performance relative to long-term peer performance. The Committee’s approach inserts relative performance into its goal setting up front, rather than after the fact.

Using performance measures based on an after the fact snapshot of short-term relative performance would require a fundamental shift away from the Committee’s philosophy of measuring performance against the Timeless Standards which require constant year-over-year improvement. Compensating Executive Officers based on short-term performance against peers may reduce upside in economic booms, but also would reduce downside in economic slumps. Shareholders do not experience the same moderation of returns on their investment, and therefore the Committee believes the Timeless Standards, rather than relative measures, better align executive compensation with long-term shareholder interests and expectations.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Why doesn’t the Committee use TSR as a performance measure?

Compensation realized by the Company’s Executive Officers has a significant relationship to TSR because so much of Executive Officer compensation is delivered in stock. The chart below illustrates this correlation by showing what the value of long-term incentives granted to the CEO in fiscal year 2012 will be in three years at varying levels of TSR for the period:

CEO FY2012 Long-Term Incentive Awards[17]

Grant Date Value	Realizable Value at End of 3-Year Period
	Cumulative TSR -10%	Cumulative TSR +10%	Cumulative TSR +30%
$6,970,025	$2,699,998	$3,388,332	$6,488,323

While recognizing the importance of TSR to shareholders, the Committee believes that directly tying compensation to TSR can be a very ineffective way to pay. Although stock price movements can be expected to reflect Company performance over the long term, on any given measurement date there can be aberrations that have little to do with the performance of the Company or its management team. Stock price increases can occur due to economic cycles, rumors, overall bullish sentiments, speculation about transactions or other environmental factors that can mask underperformance of the business. For example, for fiscal year 2009, the Company’s stock experienced outstanding TSR, but the underlying performance of the Company’s business against our Timeless Standards was very weak that year; so no bonuses were paid to Executive Officers.

Similarly, stock price declines can occur due to geopolitical events, uncertainties about pending transactions, overall market panics, and many other factors that are well beyond the control of the management team and do not affect the long-term value of the business. Because most of the Company’s Executive Officer compensation is delivered in stock, tying compensation directly to TSR would amplify market distortions. The Committee believes it can create a more effective incentive for Executive Officers by determining what measures within the control of Executive Officers have proven to drive TSR over the long term, and measuring performance against these drivers. The Committee’s research indicates that the key drivers of shareholder value for our business across economic cycles are growth and return on capital; so these are the measures the Committee has selected.

Why does the Company’s Annual Incentive Plan payout schedule18 provide for a payout when earnings growth is negative?

First, it is important to understand that the Committee can use and has used negative discretion to reduce or eliminate annual incentive awards regardless of the payout level indicated under the schedule. Most recently, when the Company experienced negative earnings growth in 2009, the Committee determined not to pay annual incentive awards to any of the Named Executive Officers. However, the Committee believes it is important for the schedule to provide the flexibility for an award even in a poor year for several reasons:

•

The payout schedule used for the Named Executive Officers is also used to determine the award pool for approximately 350 management employees throughout the world. Although it may be appropriate to hold the Executive Officers accountable for poor consolidated results in a difficult economic environment, the Committee believes it is important to retain the flexibility to pay annual incentive awards to other employees who may have performed well against their objectives.

[17]

The “grant date value” is the sum of the values reflected in the Summary Compensation Table for Stock Awards and Option Awards. Grant date value is greater than award value even if TSR is 30% because the grant date valuation of stock options is based on option pricing models that assume options will be exercised at a time when greater appreciation will be realized. Realizable value at the end of three years reflects the intrinsic value of the stock options (the difference between the exercise price and the market value), the market value of the restricted shares plus accumulated dividends, and the market value of the target level of performance shares plus accumulated dividends, all at the indicated TSR level. Dividends are assumed to remain at the current rate of $2.56 per share per year.

[18]	Calculation of annual incentive awards is described on pages 52-54.

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COMPENSATION OF EXECUTIVE OFFICERS

•

Because the Company uses Timeless Standards that are not adjusted for economic cycles or operating plans, and must compete for talent against companies that adjust their performance goals for a poor economic environment, the Committee believes it is important to retain flexibility to pay some award in a difficult environment. Many companies have a “mark to budget” approach to setting performance goals for their annual incentives, setting goals based on what the management believes it can achieve. The Committee wants to ensure it has options to prevent losing key talent to these companies in economic downturns.

Why doesn’t the Company tie more of its equity awards to performance conditions?

The Committee believes that the combination of equity awards used in our Executive Officer compensation program is important to promote a balanced mix of shareholder benefits: focus on stock price appreciation, focus on performance that meets or exceeds Timeless Standards, focus on TSR including dividends, and retention of the management team. It is also important to note that the Committee firmly believes that all equity awards are performance based, including those that vest over time. Both stock options and restricted stock, while not explicitly tied to performance conditions, are highly correlated with shareholder returns. Although the Summary Compensation Table reflects a grant date value used for accounting purposes, our stock options have no value unless the Company stock price appreciates, and the value of restricted shares is 100% correlated to TSR.

Highlights of Fiscal Year 2012 Committee Actions

The following are highlights of Executive Officer compensation actions taken by the Committee in or for fiscal year 2012:

•	Target Fiscal Year 2012 Direct Compensation Set.

At the beginning of the year, in the context of the Company’s excellent 2011 performance, the Committee established 2012 direct compensation. The table below indicates the Total Direct Compensation opportunity (base salary, annual incentive award target, and target value of annual long-term incentive awards19) granted to each Named Executive Officer for fiscal year 201220:

Officer	Base Salary	Annual Incentive Target	Long-Term Incentives	Total Direct Compensation
J. E. McGlade	$1,200,000	$1,560,000	$6,000,000	$8,760,000
P. E. Huck	$690,000	$586,500	$1,500,000	$2,776,500
S. J. Jones	$575,000	$431,250	$900,000	$1,906,250
J. D. Stanley	$460,000	$322,000	$750,000	$1,532,000
J. W. Marsland	$470,000	$352,500	$725,000	$1,547,500

[19]

Each year the Committee grants long-term incentive awards intended to deliver a target value. The process for determining the target value to be granted and the value of the awards is described on pages 54-55. The actual value realized may differ significantly (up or down) from the target value due to Company stock price performance over the life of the awards and the extent to which applicable performance metrics are met. The table does not include a special retention grant of deferred stock units made to Mr. Stanley, described on page 57.

[20]

This table is intended to supplement, not replace, the Summary Compensation Table, which reports fiscal year 2012 Named Executive Officers compensation in the format required by SEC rules. This table reflects how the Committee views the compensation opportunities it is providing.

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COMPENSATION OF EXECUTIVE OFFICERS

•	Final Fiscal Year 2012 Compensation.

The table below compares the Total Direct Compensation opportunity provided to each Named Executive Officer with actual year-end values. Because the Company’s performance for fiscal year 2012 was below the long-term expectations reflected in the Timeless Standards, at .2% EPS Growth,21 the Committee determined a below target annual incentive payout.

		Annual Incentive		Long-Term Incentive		Total Direct Compensation

	Base Salary Rate	Target Value	Actual Award	Target Value	Year-End Value[22]	Target Value	Year-End Value
J. E. McGlade	1,200,000	$1,560,000	898,000	$6,000,000	$3,011,251	$8,760,000	$5,771,251
P. E. Huck	690,000	$586,500	359,000	$1,500,000	$752,689	$2,776,500	$2,029,189
S. J. Jones	575,000	$431,250	327,000	$900,000	$451,580	$1,906,250	$1,457,830
J. D. Stanley[23]	460,000	$322,000	232,000	$750,000	$376,262	$1,532,000	$1,068,267
J. W. Marsland	470,000	$352,500	240,000	$725,000	$363,819	$1,547,500	$1,186,319

Fiscal year 2010-2012 performance resulted in performance share payouts that were above target due to substantially above target performance in fiscal years 2010 and 2011.

FY2010-2012 Performance Shares

	Target	Actual
J. E. McGlade	16,447	25,869
P. E. Huck	3,887	6,141
S. J. Jones	1,943	3,070
J. D. Stanley	1,943	3,070
J. W. Marsland	957	1,512

•	Committee reviewed results of the shareholder advisory vote on Named Executive Officer compensation and comments received.

Following the 2012 Annual Meeting, the Committee reviewed the results of the shareholder advisory vote on Executive Officer compensation and comments received on the Executive Officer compensation program. With over 95% of votes cast voted in favor of approval, the Committee determined that the great majority of shareholders were satisfied with the existing program and no changes in design were made. Comments and questions raised are addressed in the Frequently Asked Questions section above.

•	Committee evaluated potential linkage between compensation and risk taking.

During fiscal year 2012, the Committee, with Farient, conducted an in-depth risk assessment of the Company’s Executive Officer compensation program. The Committee concluded that the program is balanced and does not motivate imprudent risk taking, including because of the following features:

•	The Company does not use highly leveraged short-term incentives that drive risky investments at the expense of long-term Company value.

•

Incentive compensation performance measures balance growth and returns to promote disciplined progress towards longer-term goals and to mitigate the risk of focusing on top-line growth at the expense of sustained

[21]	Certain extraordinary items are excluded. See Appendix A for a reconciliation to GAAP.

[22]

Year-end value for stock options is the intrinsic value of the option; i.e., the amount of the difference between the exercise price of the option and the market value of a share of stock on September 30, 2012. The decline in long-term incentive value occurs because the grant date valuation of stock options is an estimation of the value of the option over its life determined by an option pricing model which is based on assumptions about stock price volatility, expected life, etc.

[23]

These amounts do not include a discretionary bonus awarded to Mr. Stanley for his unexpected assumption of interim responsibility for Human Resources and Communications or the special retention grant of deferred stock units made to him.

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COMPENSATION OF EXECUTIVE OFFICERS

profitability. Returns are measured based on both debt and equity capital to discourage excessive financial leverage.

•

The Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance.

•	Cash incentive awards are capped at sustainable levels, and the Committee has discretion to reduce awards, including for nonfinancial considerations.

•	The Company imposes substantial Executive Officer stock ownership and holding requirements.

•

The Company has recovery policies (“clawbacks”) applicable to incentive compensation that permit the Company to cancel awards and recoup certain gains in the event of conduct detrimental to the Company.

In addition, management conducted and reported to the Committee on its evaluation of the Company’s overall compensation practices and programs to assess whether any of these programs and practices exposed the Company to excessive risk taking, concluding there were no such programs or practices.

•	Committee benchmarked peer pay program design practices.

During fiscal year 2012, the Committee engaged Farient to conduct a review of peer pay program design and practices to confirm the reasonableness of the Company’s program compared to the competitive market and fit of the program with the Company’s business requirements. Areas evaluated included pay positioning, allocation of pay mix, goal setting, and compensation policies.

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COMPENSATION OF EXECUTIVE OFFICERS

•	Committee reviewed pay and performance alignment.

During fiscal year 2012, the Committee engaged Farient to conduct a pay for performance analysis which assessed the alignment of the Company’s Executive Officer compensation program outcomes and performance results. Farient developed the Performance Alignment Report that measures: (1) the sensitivity of Performance-Adjusted Compensation24 to TSR performance; and (2) the reasonableness of Performance-Adjusted Compensation for the Company’s revenue size, Peer Reference Group25, and TSR performance.26 This chart illustrates the sensitivity of the Company’s CEO pay to performance between 2002 and 2012.

•

The Alignment Zone, marked by the thick gray lines, indicates the reasonable range of pay outcomes for the performance delivered based on the Company’s size and the historical pay-for-performance experience of the Peer Reference Group.

•	The left to right upward slope of the Company’s pay to performance line indicates that the Company’s CEO pay increases with TSR and vice versa.

•	The solid positioning of the Company’s pay to performance line within the Alignment Zone reflects the reasonableness of the program relative to the Peer Reference Group.

Air Products & Chemicals, Inc.

Pay for Performance Alignment

Over 3 Year Period Ending in Year Shown

Farient concluded the Company’s compensation outcomes were reasonable relative to its peers and the performance delivered and sensitive to performance over time.

[24]

Performance-Adjusted Compensation (PAC) is a trademark of Farient developed to measure actual compensation outcomes after performance rather than target compensation before performance. See Ferracone, R. A. (2010). Fair Pay, Fair Play, San Francisco. Jossey-Bass, pages 41-44 for an explanation of their methodology.

[25]	See “Benchmarking” on pages 50 and 51 for more information about the Peer Reference Group.

[26]

Farient compared Performance-Adjusted CEO Compensation (covering salary, short-term incentives, and long-term incentives) for the Company over rolling three-year periods to TSR for the same rolling three-year periods, and tested the results against similar variables for the Company’s Peer Reference Group. The pay lines represent a regression line based on data points showing historical Performance-Adjusted CEO Compensation of the Company and the Peer Reference Group. Each data point reflects Performance-Adjusted Compensation for a three year period (ending in the year noted on the chart for the Company) and TSR for the same period. The points are inflation- and size-adjusted.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal Year 2012 Executive Officer Compensation Program

Overview.    The overall objective of our Executive Officer compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives and maximize our shareholders’ investment in the Company. The same principles that govern the compensation of all our salaried employees apply to the compensation of our Executive Officers:

•	Tie compensation to strategy and performance.

The Company’s programs provide a range of incentive compensation opportunities that promote achievement of short-, medium-, and long-term strategic and financial objectives.

•	Link the interests of Executive Officers to the interests of shareholders.

The Company’s Executive Officer compensation program is designed so that factors that impact the value of our shareholders’ investment in the Company also impact our management team’s personal wealth.

•	Provide competitive total compensation for competitive performance.

The Company seeks to offer compensation opportunities that are sufficient to attract talented and experienced managers who have a choice about where they work, and to discourage them from seeking other opportunities.

•	Reinforce succession planning process.

The overall compensation program for our Executive Officers is managed to reinforce our succession planning process.

•	Foster nonfinancial corporate goals.

While financial results are the primary commitment the Company makes to shareholders, the compensation program balances financial results with other Company values such as sustainability, continuous improvement, safety, diversity, and ethical conduct. Accordingly, some components of the program provide flexibility to recognize nonfinancial achievements or to reduce or recoup compensation where insufficient attention is paid to nonfinancial Company objectives.

•	Support actions needed to respond to changing business environments.

The Company has sought to provide some elements of compensation, such as severance benefits, that give the management team or the Board of Directors tools to facilitate decisions about divestitures and restructurings, succession planning, or other significant corporate events that may impact the position or employment status of Executive Officers.

Our Executive Officer compensation program emphasizes compensation opportunities that are linked to key performance indicators, such as earnings growth and return on capital and shareholder returns. The majority of compensation provided to the Company’s Executive Officers is dependent upon the achievement of short-, medium-, and long-term performance objectives and/or appreciation in the value of Company stock. In addition to these incentive opportunities, the Company’s compensation programs provide Executive Officers a lesser amount of fixed elements, such as base salary and benefits, which are an essential part of a competitive compensation program. The Company also provides severance and change in control arrangements to mitigate the impact of portfolio management actions, succession planning moves, and other corporate actions.

For fiscal year 2012, the Committee intended the Company’s Executive Officer compensation programs to provide, on average, a compensation opportunity that approximates the median of similar companies. Individual components of compensation may be greater or lesser than the median, and actual compensation delivered may vary significantly from the target opportunity and the median based on Company or individual performance and changes in Company stock price.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Direct compensation is delivered to the CEO and other Named Executive Officers through the components listed in the table below, which provides a brief description of the principal types of compensation, how performance factors into each type of compensation, and the compensation program objectives served by each type. Detailed descriptions of the components of direct compensation and how the Committee determined compensation levels for fiscal year 2012 begin on page 52.27

Fiscal Year 2012 Named Executive Officer Direct Compensation Components

Component	Description	How Amount Determined/ Performance Considerations	Objectives	Percent of Total Target Compensation
Base Salary	Fixed cash payment.	Targeted at Market Median[28] with adjustment based on level of responsibility, experience, and individual performance.	Provide competitive foundational pay.	CEO – 14% Others – 28%
Annual Incentive	Short-term incentive, cash payment.	Target payout references Market Median. Actual payout driven by EPS Growth and ROCE Spread. Can be adjusted based on individual performance and Company performance on nonfinancial objectives.	Promote achievement of short-term financial and strategic objectives. Encourage current decisions that promote long-term value creation.	CEO – 18% Others – 22%
Performance Shares	Deferred stock units that pay out upon achievement of performance targets. Delivered in shares of stock with dividend equivalents also payable on vesting.	Target value based on Market Median for long-term incentives. Actual payout determined by average EPS Growth and ROCE Performance over 3 year period. Value of payout also strongly impacted by shareholder returns during performance period.	Promote achievement of mid-term financial objectives; retention; align Executive Officer’s interest with shareholder returns.	CEO – 17% Others – 12.5%
Stock Options	Options to purchase shares of stock at closing market value on grant date. (Become exercisable over 3 years. Exercisable for 10 years.) 50% of net shares received must be held for 1 year after exercise.	Target value based on Market Median for long-term incentives. Actual value derived from stock price appreciation.	Motivate Executive Officers to drive long-term stock appreciation.	CEO – 34% Others – 25%
Restricted Stock	Shares of stock that vest over 4 year period and pay dividends.	Target value based on Market Median for long-term incentives. Actual value determined by shareholder returns during vesting period.	Retention; align Executive Officer interests with shareholder returns.	CEO – 17% Others – 12.5%

Benchmarking.    The Committee believes that a threshold characteristic of reasonable compensation is that it be aligned with compensation provided by companies with which the Company competes for talent. In preparation for determining fiscal year 2012 compensation, the Committee benchmarked the Executive Officer compensation levels to evaluate the competitiveness of the program and as a reference for establishing compensation levels for fiscal year 2012.

[27]

Other major components of compensation such as retirement and welfare benefits are based on pre-existing programs available to broad employee populations and were not the subject of Committee decisions for fiscal year 2012. Similarly, international assignment benefits are provided under the Company’s policy covering all employees on international assignment, although the Committee did review and approve the application of the policy to Mr. Jones and Mr. Marsland.

[28]	See “Setting Total Compensation” below for an explanation of how the Committee views the Market Median.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The Committee annually reviews and approves the peer groups used for benchmarking compensation. For purposes of assessing competitiveness and recommending compensation levels for fiscal year 2012, the Company engaged Mercer to compile survey data from its compensation database on a market reference group of industrial companies with revenue of $6 to $12 billion (consistent with the Company’s fiscal year 2011 revenue of $10 billion) (“Market Reference Group”). This Market Reference Group is representative of the companies with which the Company competes for talent and is used by the Company for various compensation benchmarking purposes, not just Executive Officer compensation. A list of companies included in the Market Reference Group is provided in Appendix B on page B-1.

Mercer prepared an assessment of each of the Company’s Named Executive Officer’s compensation level relative to this Market Reference Group based on similar functional responsibilities. Mercer applies a discount or premium to the Market Reference Group data to determine the median level for certain positions where there are material differences between an Executive Officer’s role and the typical accountabilities of the benchmarked position. For example, a premium of 15% was added to the data for the chief financial officer position to reflect Mr. Huck’s additional responsibilities for the Company’s Information Technology and Global Business Shared Services organizations and a premium of 10% was added to the market data for Mr. Jones’ position to reflect his additional responsibilities as China President. Mercer determined median, 25th and 75th percentile levels for base salary, target annual incentive, target long-term incentives and target Total Direct Compensation. Annual and long-term incentive levels reflected a three-year average to reduce volatility in results. Because the survey data was collected in mid-2011, Mercer’s analysis was based on projected levels as of the beginning of the Company’s 2012 fiscal year.

At the Committee’s request, Farient also compiles proxy data from a smaller group of companies that are competitors of the Company or are similar to the Company in that they are chemical or other industrial companies, with similar capital structures, asset intensity, operating margins, and long-term business model (“Peer Reference Group”). Peer Reference Group companies are generally similar in revenue size to the Company; however certain larger companies are included based on proximity of business model. Data for these companies are size adjusted using regression analysis. The Committee used this secondary reference group for benchmarking specific pay practices and for assessing alignment of pay with performance. In addition, the Committee uses the Peer Reference Group to assess competitive compensation levels for CEO and CFO compensation. Because proxy data does not necessarily reflect similar positions to the other Named Executive Officers, only the Market Reference Group is used to benchmark pay levels for them. A list of the companies included in the Peer Reference Group also appears in Appendix B.

Setting Total Compensation Levels for Fiscal Year 2012.    Overall, the Committee sought to provide a Total Direct Compensation target opportunity (base salary, target annual incentive award, and long-term incentive awards) for the Executive Officers that approximated the projected median level (the “Market Median”) for similar positions in the Market Reference Group and, in the case of the CEO and CFO, the Peer Reference Group.29 Total direct compensation target opportunities may be established at greater or lesser levels for individual Executive Officers based on performance factors, experience in the position, retention and succession planning considerations, or year-to-year swings in the market reference data. For fiscal year 2012, total direct compensation opportunities for all Named Executive Officers approximated the Market Median. Within the total direct compensation opportunity for any Executive Officer, individual components of compensation may be greater or lesser than the median, because the Committee is primarily concerned with the competitiveness of the entire program versus any one element of compensation. Actual compensation realized can vary significantly from the target opportunity for any component of compensation or for Total Direct Compensation based on Company or individual performance and Company stock price fluctuation. Consistent with market practice, and based on greater responsibility levels, Mr. McGlade’s compensation is substantially more than that of other Executive Officers.

As part of the process for determining Total Direct Compensation, the Committee also reviews tally sheets which detail the value, earnings, and accumulated potential payout of each element of an Executive Officer’s compensation in various employment termination scenarios. The tally sheets help the Committee consider the retention value of an Executive Officer’s accumulated compensation package, compare Executive Officers’ accumulated compensation, and understand the impact of their compensation decisions on various termination of employment scenarios.

[29]

Consistent with industry practice, Mercer considers total direct compensation within 15% of median to be competitive. This margin allows for year-to-year swings in data than can occur based on a number of factors unrelated to underlying compensation strategy.

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COMPENSATION OF EXECUTIVE OFFICERS

Setting Performance Metrics for Incentive Compensation.    The Committee annually reviews and establishes the performance measures, target goals, and payout schedules used for the Annual Incentive Plan and the performance share component of the long-term incentive program. In 2011, the Committee engaged Farient to do an in-depth analysis of the alignment of the performance goals with historic performance of the Company, the Peer Reference Group and the S&P 500, and projected performance for the Company and Peer Reference Group. After this review, the Committee determined to continue to use the performance goal levels in the chart on page 53 for fiscal year 2012 as they were aligned with Peer Reference Group goal setting trends and Company, Peer Reference Group and S&P 500 long-term performance trends and prospective opportunities. In determining actual performance against these metrics, the Committee decides whether to include or exclude the impact of items reported in the Company’s financial statements that may distort underlying operating results for the current or a prior year. Adjustments from reported earnings are intended to avoid artificial inflation or deflation of awards due to unusual or nonrecurring items in the applicable period and align pay outcomes with how management views the performance of the business.

Components of Compensation

Within the competitive target value for an Executive Officer’s Total Direct Compensation established by the Committee, the Committee determines the individual compensation components of the program.

Base Salary.    Base salary is generally targeted at the Market Median, with adjustment where the Committee believes appropriate for proficiency, performance, experience, and the uniqueness of the responsibilities held by certain Executive Officers. Changes in base salaries for Executive Officers become effective as of the first payroll period in the calendar year; so the amounts reflected in the Summary Compensation Table reflect the fiscal year 2011 base salary rate for the first quarter of the year and the fiscal year 2012 base salary rate for the remainder of the year. For 2012, all Named Executive Officers’ base salaries were set at approximately Market Median.

Mr. McGlade received no increase in base salary for 2012. Messrs. Huck and Stanley received modest increases consistent with the Company’s overall annual salary adjustment ranges and the Market Median target. Mr. Jones and Mr. Marsland received larger base salary increases because their 2011 base salaries were significantly below the Market Median for their positions. Base salaries approved for the Named Executive Officers for 2011 and 2012 were as follows:

Officer	2011 Base Salary Rate		2012 Base Salary Rate
J. E. McGlade	$1,200,000		$1,200,000
P. E. Huck	$675,000		$690,000
S. J. Jones	$470,000		$575,000
J. D. Stanley	$450,000		$460,000
J. W. Marsland	$420,000	[30]	$470,000

Annual Incentive Plan.    Target annual incentive opportunities under the Annual Incentive Plan are intended to approximate the Market Median. Targets may be established at greater or lesser levels for individual Executive Officers based on performance factors, internal equity, experience in the position, or year-to-year swings in the market data. Actual annual incentive awards may be above or below target depending upon the Company’s fiscal year performance as measured by the performance measures and goals established by the Committee at the beginning of the fiscal year. When performance exceeds the target goals for the performance measures, annual incentive awards may exceed target as well, and may exceed Market Median payouts. Actual annual incentive awards can range from 0% to 230% of target. Over the past five years, Executive Officer awards have ranged from 0 to 208% of target.

Determination of annual incentive awards is a multi-step process which begins with establishing target opportunities. At the beginning of the year the Committee determined Executive Officer target annual incentive awards as a

[30]

This was Mr. Marsland’s base salary rate at the end of calendar year 2011. Because he was named Senior Vice President and General Manager Merchant Gases during 2011, his salary rate was adjusted during the year.

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COMPENSATION OF EXECUTIVE OFFICERS

percentage of each Executive Officer’s base salary based on the Market Reference Group and Peer Reference Group competitive assessment.

Fiscal Year 2012.    For fiscal year 2012, the target award levels for the Named Executive Officers were as follows:

Officer	% of Base Salary
J. E. McGlade	130%
P. E. Huck	85%
S. J. Jones	75%
J. D. Stanley	70%
J. W. Marsland	75%

Target annual incentive awards as a percentage of base salary for all Named Executive Officers approximated the projected Market Median.

An Executive Officer’s actual award is determined by multiplying the Executive Officer’s target award by a payout factor which is derived from the performance measures, goal levels, and payout schedules established by the Committee at the beginning of the fiscal year. As described above, for fiscal year 2012 the Committee selected EPS Growth and ROCE Spread as the performance measures for the Plan. The weightings, threshold, target and maximum factors for each measure are set out below. (Factors are interpolated between points.) Below target performance results in below target factors and vice versa.

2012 Factor Schedule

Weighted at 60%		Weighted at 40%

% EPS Growth	Factor	ROCE Spread	Factor
16.0% or Greater	2.00	5% or Greater	2.00
15%	1.80	4%	1.50
13%	1.60	3%	1.00
12%	1.45	0%	.50
11%	1.30	<0	0
10%	1.20
9%	1.00
7%	0.80
4%	0.50
0%	0.35
-10%	0

The payout factor range is determined by a formula using the EPS Growth Factor and ROCE Spread Factor derived from the Factor Schedules based on Company performance. For fiscal year 2012, EPS Growth was .2% and the ROCE Spread was 3.5%.31 The table below shows the target goals, actual performance, associated factor, and weight.

Metric	Target	Actual	Factor	Weight
EPS Growth	9%	.2%	.36	60%
ROCE Spread	3%	3.5%	1.25	40%

The unadjusted payout factor, based solely on the financial results, was .72. The payout range determined under the formula was .42 to 1.02. Actual payout factors are adjusted within the range by the Committee based on Company and individual performance. Variables that the Committee considers with respect to Company performance include

[31]

In determining fiscal year 2012 EPS Growth and ROCE Spread performance, the Committee excluded certain extraordinary items from fiscal year 2012 and 2011 results. See Appendix A for a reconciliation to GAAP measures.

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the operating results for the year (described on pages 37 and 38 for fiscal year 2012) and performance against nonfinancial objectives such as safety, sustainability, diversity, and continuous improvement. Individual performance variables that factor into the Committee’s determination include subjective, qualitative judgments with respect to the contribution of the individual for the year; efforts toward specific Company objectives; and, in the case of operating managers, the performance of their segment versus the internal operating plan for the year. Although the Committee can determine a payout factor for individual Named Executive Officers up to the maximum of the range or down to 0, it is the Committee’s intent that 75% of their individual awards be based on overall Company performance, because each Named Executive Officer participates in enterprise-level management and is expected to prioritize the interests of the enterprise over their own organization.

For fiscal year 2012, the Committee determined not to adjust the overall payout factor after considering Company performance in diversity, safety, sustainability, and other nonfinancial considerations. The overall Company payout factor is used to establish the award pool for the approximately 350 employees eligible for Annual Incentive Plan awards, generally determines the 75% Company performance element of Named Executive Officer awards, and is the starting point for determining the 25% individual performance component of Named Executive Officer awards.

After reviewing the individual contributions of the Named Executive Officers to the Company’s operational and strategic results in fiscal year 2012, the Committee determined the 25% individual performance component of their awards. Mr. McGlade recommended that the individual performance component of his award and certain other Executive Officers’ awards be reduced to zero for fiscal year 2012 to reflect accountability for the decisions that led to the Company’s large loss relating to its photovoltaic business. Considering this recommendation, the Committee made a downward adjustment to Mr. McGlade’s award, reducing his payout factor to .58. The Committee also made a downward adjustment to Mr. Huck’s award because of his role in the photovoltaic investments, and a downward adjustment to Mr. Marsland’s award due to the performance of the Merchant Gases segment. Mr. Jones’ award was increased to recognize the achievements of the Company’s organization in China and the underlying performance of the businesses he manages. Mr. Stanley’s award was not adjusted from the overall Company payout factor. Fiscal year 2012 bonuses determined for Named Executive Officers appear in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table.

Discretionary Bonus.    In May, after the departure of Ms. Minella from the Company, Mr. Stanley assumed leadership of the Human Resources and Communications organizations of the Company. Despite his assumption of significant extra responsibility, the Committee made no increase to his compensation during the year. To recognize his unplanned and extraordinary effort, the Committee awarded him a special one-time bonus of $80,000.

Long-Term Incentives.    The Committee believes long-term incentive compensation is a critical part of Executive Officer compensation because it creates alignment with shareholders and promotes achievement of longer term financial and strategic objectives. In recent years the Committee has selected three balanced components for the Executive Officer’s long-term incentives: stock options to directly reward executives for increases in stock price; restricted stock which links Executive Officers’ interests to TSR and provides a retention incentive; and “performance shares” which are conditioned on performance over a three-year period to provide focus on medium-term goals (for fiscal year 2012 grants, average EPS Growth and ROCE Spread from fiscal year 2012 through fiscal year 2014). The current mix of intended long-term incentive value for Executive Officers is 50% stock options, 25% restricted stock, and 25% performance shares. The Committee chose this mix of stock options, restricted stock, and performance shares to provide a balance of stock-based compensation contingent on outcomes of long-term and medium-term decision making and encourage retention. Because all components of the long-term incentive opportunity are delivered in Company stock-based awards, they all become more or less valuable with changes in Company stock value that affect shareholders.

The Committee determined the level of long-term incentive grants for fiscal year 2012 at the beginning of the fiscal year. Prior to making the grants, the Committee established an intended long-term incentive value for each Executive Officer. When setting these intended values, the Committee considers the Market and Peer Reference Group competitive data and target Total Direct Compensation opportunities for each Executive Officer. It is the Committee’s intent that the long-term incentive value approximate the Market Median award and bring the Total Direct Compensation opportunity for each Executive Officer to approximately the Market Median level when combined with

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base salary and target Annual Incentive Plan awards. The Committee has determined that this important element of compensation should target the Market Median level to encourage a strong performance orientation and ensure attraction and retention of talented and experienced managers who have a choice about where they work.

Individual performance or other factors may result in awards which are above or below the Market Median. These factors include tenure and experience, succession planning and retention concerns, subjective evaluations of performance, historical grant levels, and other recent compensation actions with respect to the individual such as special one-time retention awards. For fiscal year 2012, all intended long-term incentive values approximated the projected Market Median. All Named Executive Officers except Mr. Huck received increases in intended long-term incentive values for fiscal year 2012 consistent with Market Median positioning. Intended long-term incentive values for the Named Executive Officers are reflected in the chart on page 45. The actual value realized may differ significantly (up or down) from the intended value due to Company stock price performance over the life of the awards, total shareholder return in the case of performance shares and restricted stock, the extent to which performance goals are met in the case of performance shares, and timing of individual exercises in the case of stock options.

Granting Practices.    Equity compensation awards to Executive Officers and other management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) are granted as of the first NYSE business day in the month of December. Recruiting grants are generally issued as of the first day of employment and priced at the closing market value on that date. Off-cycle retention grants are made occasionally in response to extraordinary retention needs that arise during the year.

Stock Options.    Stock options are granted with an exercise price equal to the closing market value on the grant date, have a ten-year term, and vest ratably over the first three years of the term. Executive Officers are required to retain 50% of the net shares of Company stock received upon exercise for one year following exercise. The number of stock options awarded to the Named Executive Officers for fiscal year 2012 appears in the Grants of Plan-Based Awards table. In determining the number of stock options to grant, the Committee uses a stock option valuation model provided by Mercer. The value of stock option grants, as calculated using this model, approximates 50% of the Named Executive Officers’ total intended long-term incentive value. The actual value realized is dependent on stock price appreciation at the time of exercise.

Restricted Stock.    Restricted stock awards are shares of Company common stock that possess voting and dividend rights but are subject to restrictions on transferability and forfeitable until vesting. The vesting conditions provide an incentive for retention, and the value of this compensation element increases or decreases in direct proportion to TSR. The amount of restricted stock granted to the Named Executive Officers in fiscal year 2012 is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table. Individual award amounts are determined by calculating the value (based on the closing market value of a share of the Company’s stock on the grant date) to approximate 25% of the total intended long-term incentive value for the Executive Officer.

Performance Shares.    The final component of the long-term incentive program is performance shares, which reinforce important medium-term objectives for the Company and also provide a link to TSR. Performance shares entitle the recipient to receive one share of Company stock and accumulated dividend equivalents for each performance share upon the satisfaction of performance objectives and other conditions to earning the award. Performance shares are granted each year with overlapping three-year performance cycles. The awards are paid out at the end of the three-year period based on performance, if threshold performance goals are met.

Payouts of performance shares range from 0% to 215% of the target level of shares awarded. The target level approximates 25% of each Named Executive Officer’s total intended long-term incentive value, and is converted to shares based on the grant date closing market value of Company stock. The actual number of performance shares

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COMPENSATION OF EXECUTIVE OFFICERS

earned is determined by multiplying the target number of shares by a payout factor. A tentative payout factor is determined using the formula below, reflecting performance during the three-year performance period.

67% ROCE Spread Factor	+	33% EPS Growth Factor	=	Payout Factor

The ROCE Spread Factor and the EPS Growth Factor are determined based on average ROCE Spread and EPS Growth over the performance period under the schedule below (interpolated for average ROCE Spread and EPS Growth results between the performance levels indicated). The Committee may adjust the payout factor by 15 percentage points.

Factor Schedule

Weighted at 67%		Weighted at 33%

ROCE Spread (ROCE over Cost of Capital)	ROCE Spread (ROCE over Cost of Capital)	EPS Growth	EPS Growth Factor
<0%	0%	-10%	0%
0%	50%	0%	35%
+3%	100%	4%	50%
+4%	1.50%
+5%	200%	7%	80%
		9%	100%
		10%	120%
		11%	130%
		13%	160%
		15%	180%
		16%	200%

Grants in Fiscal Year 2012.    For fiscal year 2012, performance shares were granted conditioned upon the Company’s three-year performance towards the EPS Growth and ROCE Spread goals set by the Committee at the beginning of the year. The target number of performance shares granted to each Named Executive Officer for fiscal year 2012 was as follows:

Officer	Target Shares
J. E. McGlade	18,151
P. E. Huck	4,537
S. J. Jones	2,722
J. W. Marsland	2,193
J. D. Stanley	2,268

2012 Payout for FY2010-2012 Performance.    The Committee also established payout levels for performance shares granted in fiscal year 2010 which were tied to average ROCE Spread and EPS Growth performance from fiscal years 2010-2012. The formula above was applied and the EPS Growth and ROCE Spread factors were determined using the Factor Schedule. The average ROCE Spread over the performance period was 4.1% and the average EPS Growth was 13.5%32; so the calculated payout factor was 158% of the target shares. The Committee determined not to adjust the factor.

[32]	In determining performance, the Committee excluded certain extraordinary items. See Appendix A for a reconciliation to GAAP measures.

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Special Retention Grants.    In response to unique situations, the Company may make special equity grants in the form of deferred stock units to Executive Officers to assure retention of the talent necessary to manage the Company successfully. For fiscal year 2012, the Committee made a special retention grant of 6,050 deferred stock units to Mr. Stanley to recognize his important contributions to the Corporate Executive Committee and encourage his continued engagement and retention.

Employee Benefit Plans

Our employee benefit programs are offered to be competitive and to provide reasonable security for Executive Officers and other employees to enable them to perform at their best. Welfare and retirement benefits are offered at essentially the same level to all U.S. salaried employees, including Executive Officers.

Retirement Benefits.    The Named Executive Officers participate in the Company’s generally available U.S. salaried retirement programs. The Company maintains qualified retirement programs for its salaried employees, including a defined benefit pension plan and a savings and profit sharing plan. The Company also maintains a nonqualified pension plan and nonqualified deferred compensation plan in which the Executive Officers and other eligible employees participate. The plans are discussed in more detail below in the narrative accompanying the Pension Benefits table and the Nonqualified Deferred Compensation table.

Welfare Benefits.    The Company provides medical and dental coverage, life insurance, and disability insurance to Executive Officers under the same programs offered to all salaried employees. All participating employees pay a portion of the cost of these programs.

Severance and Change in Control Arrangements.    Executive Officer severance and change in control arrangements are provided to support major corporate and management transitions. The Committee believes these arrangements provide benefit to the Company and its shareholders. The Committee periodically reviews these arrangements in depth for market competitiveness and appropriateness for the Company’s business.

Severance.    All Named Executive Officers participate in the Corporate Executive Committee Separation Program. This program is intended to facilitate changes in the leadership team by establishing terms for the separation of an Executive Officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Company. It also enables the Company to recruit new executives without providing individual employment agreements for them because the Program provides reasonable protection to the new executive in the event that he or she is not retained. Details of the Program are provided on pages 72-74.

Change in Control Arrangements.    To enable the management team to negotiate effectively for shareholders without concern for their own future in the event of any actual or threatened change in control of the Company, the Company has entered individual change in control severance agreements for each of the Named Executive Officers. The agreements give each Named Executive Officer specific rights and benefits if, following a change in control, his employment is terminated by the Company without “cause” (as defined) or he terminates employment for “good reason” (as defined). Details of the agreements are described below on pages 75-76. No changes were made to the agreements during 2012 for continuing Executive Officers.

Additional Policies

Executive Officer Stock Ownership.    The Committee has approved ownership guidelines that require Executive Officers to achieve an ownership stake in the Company that is significant in comparison with the Executive Officer’s salary. The ownership guidelines are five times base salary for the CEO and three times base salary for the other Named Executive Officers. The Executive Officers are expected to achieve the specified ownership level within five years of assuming their position. Executive Officers may count toward these requirements the value of shares owned, share equivalents held in their Retirement Savings Plan (401(k)) accounts, performance shares, restricted shares, and deferred stock units which are fully vested and held in the Company’s nonqualified deferred compensation plan. Stock options are not counted. All Named Executive Officers are currently in compliance with this policy.

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Hedging Policy.    It is the policy of the Company that Executive Officers may not purchase or sell options on Company stock; engage in short sales with respect to Company stock; or trade in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Company stock.

Clawback Policy.    The Company’s equity plans and agreements provide that awards may be cancelled and that certain gains will be “clawed back” (i.e., must be repaid to the Company) if an Executive Officer engages in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information, or violating Company policies. The Committee has also adopted a policy allowing the clawback of cash incentive payments and performance shares in the event an Executive Officer’s conduct leads to a restatement of the Company’s financial results. The Committee may, in its discretion, seek to recoup any bonus or incentive compensation paid to an Executive Officer if (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Committee determines that the Executive Officer engaged in misconduct that resulted in the requirement to restate, and (iii) a lower payment would have been made to the Executive Officer based upon the restated financial results.

Perquisites.    The Company provides minimal perquisites to executives. The Committee has approved Mr. McGlade’s use of corporate aircraft for personal travel in order to mitigate security concerns, preserve the confidentiality of his work, and maximize the time he is able to spend on the Company’s business. Mr. McGlade is responsible for any taxes on this usage. The Committee believes the benefits of security, confidentiality, and efficiency achieved outweigh the expense to the Company and are in the best interest of shareholders.

International Assignment Policy.    The Company’s standard International Assignment Policy applied to Mr. Jones and Mr. Marsland this year due to Mr. Jones’ assignment in China and Mr. Marsland’s relocation to England. The Policy is designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the International Assignment Policy ensures that employees have the necessary financial support to help meet cost differences associated with these assignments. The Policy covers housing, home leave, relocation, tax equalization, and education expenses, as well as other program allowances.

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COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION TABLES

2012 Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (2)		Option Awards (3)		Nonequity Incentive Plan Compen- sation (4)		Changes in Pension Value and Nonqualified Deferred Compen- sation Earnings (5)		All Other Compen- sation (6)		Total
J. E. McGlade Chairman, President, and Chief Executive Officer	2012 2011 2010	$ $ $	1,200,000 1,200,000 1,200,000		$ $ $	3,599,997 4,024,841 3,849,914	$ $ $	3,370,028 3,457,048 3,653,323	$ $ $	898,000 2,546,000 2,746,000	$ $ $	2,730,820 2,162,202 5,306,087	$ $ $	164,983 142,910 162,688	$ $ $	11,963,828 13,533,001 16,918,012
P. E. Huck Senior Vice President and Chief Financial Officer	2012 2011 2010	$ $ $	685,972 675,000 650,000		$ $ $	899,850 1,049,811 909,869	$ $ $	842,496 901,834 863,509	$ $ $	359,000 967,000 946,000	$ $ $	1,159,302 908,733 228,185	$ $ $	21,431 20,900 21,102	$ $ $	3,968,051 4,523,278 3,618,665
S. J. Jones Senior Vice President and General Manager — Tonnage Gases, Equipment & Energy and China President	2012 2011 2010	$ $ $	546,743 470,000 400,000		$ $ $	539,871 531,921 954,774	$ $ $	482,801 422,608 419,841	$ $ $	327,000 596,000 470,000	$ $ $	622,573 240,293 302,860	$ $ $	948,587 447,931 38,066	$ $ $	3,467,575 2,708,753 2,585,541
J. D. Stanley Senior Vice President and General Counsel(1)	2012 2011	$ $	457,321 450,000	$80,000	$ $	949,798 521,277	$ $	402,341 414,273	$ $	232,000 490,000	$ $	963,782 699,837	$ $	14,500 13,417	$ $	3,099,742 2,588,804
J. W. Marsland Senior Vice President and General Manager — Merchant Gases(1)	2012		$456,540			$434,951		$388,935		$240,000		$91,859		$737,273		$2,349,558

(1)

Mr. Stanley was not a Named Executive Officer for fiscal year 2010; so his compensation is not shown for that year. Mr. Marsland was not a Named Executive Officer for fiscal year 2010 or 2011; so his compensation is not shown for those years.

(2)

This column shows the grant date fair value of restricted stock, retention grants of deferred stock units, and performance shares granted in the fiscal year indicated. Generally, the expense for these awards is recognized over the vesting or performance period, unless the recipient is eligible for retirement, in which case the expense may be required to be recognized entirely in the year of grant. The calculation of these amounts disregards any estimate of forfeitures related to time-based conditions. The assumptions for the valuation determinations are set forth in footnote 18 to our financial statements included in Form 10-K filed with the SEC on November 20, 2012. Additional information regarding these awards is set out in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying notes. Performance shares granted for fiscal year 2012 are shown at 140% of target which is the value used in the financial statements as of the grant date based on probable outcomes. The value of these awards as included and at maximum value is as follows:

Officer	Value Included	Maximum Value
J. E. McGlade	$2,099,998	$3,225,026
P. E. Huck	$524,913	$806,153
S. J. Jones	$314,925	$483,609
J. D. Stanley	$262,399	$402,953
J. W. Marsland	$253,721	$389,648

(3)

This column shows grant date fair value of stock options granted in the fiscal year indicated, disregarding any estimate of forfeitures relating to time-based vesting. The assumptions for the valuation determination are set forth in footnote 18 to our financial statements included in Form 10-K filed with the SEC on November 20, 2012. Additional information regarding these awards is set forth in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying footnotes.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)

Amounts in this column reflect Annual Incentive Plan awards. At their election, Executive Officers may defer awards received under this Plan. Amounts deferred are also reflected as “Executive Contributions” in the “Nonqualified Deferred Compensation” table.

(5)

Amounts in this column reflect the annual change in the actuarial present value of each Named Executive Officers’ accumulated tax qualified and nonqualified pension benefits and interest considered to be above market interest credited to their Deferred Compensation Plan balances. Interest is calculated for the Deferred Compensation Plan accounts using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds. The amounts included as above market interest were as follows:

J. E. McGlade	$22,348
P. E. Huck	$47,716
S. J. Jones	$7,633
J. D. Stanley	$1,320
J. W. Marsland	$2,075

The pension accrual amounts represent the difference between the September 30, 2011 and September 30, 2012 actuarial present value of accumulated benefits under the Company’s tax qualified and nonqualified pension plans. These amounts are detailed in the chart below:

J. E. McGlade	$2,708,472
P. E. Huck	$1,111,586
S. J. Jones	$614,940
J. D. Stanley	$962,462
J. W. Marsland	$89,784

No changes were made to pension benefit formulas for this year. Increases in pension value can result from additional years of service, increases in pensionable compensation, and changes to discount and mortality rates. Some of our Executive Officers had a big increase in their accrued pension benefit for fiscal year 2012 because in fiscal years 2009-2011, the three year Average Monthly Compensation on which pension benefits are calculated was reduced due to the Committee’s decision not to pay any annual incentive awards for fiscal 2009. So, fiscal year 2012 is the first year of those shown in the Summary Compensation Table where three annual incentive awards were included in Average Monthly Compensation. See pages 68-69 for an explanation of how pension benefits are calculated. Additional information on how these amounts are calculated is included in the notes accompanying the Pension Benefits table.

(6)	Amounts shown in this column are detailed in the chart below.

	Contributions Under Defined Contribution Plans	Group Term Life Insurance Premiums	International Assignments Policy(1)	Tax Reimbursements(2)	Perquisites or Personal Benefits(3)
J. E. McGlade	$36,000	$852		$4,997	$123,134
P. E. Huck	$20,579	$852		$—	$—
S. J. Jones	$79,007	$839	$860,187	$8,554	$—
J. D. Stanley	$13,720	$780		$—	$—
J. W. Marsland	$54,691	$780	$681,206	$596	$—

(1)

Mr. Jones is on temporary international assignment to China in support of our operations and business development initiatives there. In connection with this assignment, the Company’s standard International Assignment Policy provides an assignment acceptance premium and covers expenses over and above those Mr. Jones and his family would have incurred if they remained in the U.S. This amount includes tuition for children to attend school taught in English, $65,793; travel to and from China, $26,567; housing, $102,733; net Chinese taxes, $461,584; location premium, $54,674; car and driver, $28,790; goods and services differential, $107,739; and other miscellaneous items, $12,307.

Mr. Marsland is on temporary international assignment to Europe to further the Company’s efforts to distribute senior leadership globally. In connection with this assignment, the Company’s standard International Assignment Policy provides an assignment acceptance premium and covers expenses over and above those Mr. Marsland and his family would have incurred if they remained in the U.S. This amount includes assignment acceptance premium, $117,500; tuition for children to attend school, $69,156; housing, $173,098; net U.K. taxes, $207,406; shipment of household goods, $27,146; goods and services differential, $25,759; temporary living, $32,411; and other miscellaneous items, $28,730.

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COMPENSATION OF EXECUTIVE OFFICERS

(2)

These amounts represent payments that the Company has made to the Named Executive Officers to cover taxes incurred by them for certain business-related taxable expenses, specifically, spousal travel to and attendance at Company-related events; and tax reimbursements made to Mr. Jones and Mr. Marsland under the International Assignment Policy.

(3)

The amount included in this column is the incremental cost to the Company of Mr. McGlade’s personal use of the corporate aircraft. The incremental cost is calculated as the sum of: (a) flight specific costs such as landing fees and fuel, and (b) certain variable costs of maintaining the aircraft calculated by multiplying the flight hours attributable to Mr. McGlade’s personal use by the prior year’s average hourly rate for these costs. The valuation also includes these costs with respect to return flights with no passengers that are associated with Mr. McGlade’s personal travel. Fixed costs such as pilot compensation and depreciation are not included as the aircraft is primarily used for business purposes, and the Company would incur these costs regardless of Mr. McGlade’s personal use. Mr. McGlade’s family members traveled with Mr. McGlade on some of the flights reflected; however, no incremental cost to the Company arises from their accompanying Mr. McGlade.

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COMPENSATION OF EXECUTIVE OFFICERS

2012 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
J. E. McGlade	Annual Incentive Plan		$0	$1,560,000	$3,588,000
	Performance Shares	12/1/2011				0	18,151	39,025				$2,099,998
	Stock Options	12/1/2011								151,258	$82.64	$3,370,028
	Restricted Shares	12/1/2011							18,151			$1,499,999
P. E. Huck	Annual Incentive Plan		$0	$586,500	$1,348,950
	Performance Shares	12/1/2011				0	4,537	9,755				$524,913
	Stock Options	12/1/2011								37,814	$82.64	$842,496
	Restricted Shares	12/1/2011							4,537			$374,938
S. J. Jones	Annual Incentive Plan		$0	$431,250	$991,875
	Performance Shares	12/1/2011				0	2,722	5,852				$314,925
	Stock Options	12/1/2011								22,688	$82.64	$482,801
	Restricted Shares	12/1/2011							2,722			$224,946
J. D. Stanley	Annual Incentive Plan		$0	$322,000	$740,600
	Performance Shares	12/1/2011				0	2,268	4,876				$262,399
	Stock Options	12/1/2011								18,907	$82.64	$402,341
	Restricted Shares	12/1/2011							2,268			$187,428
	Deferred Stock Units	12/1/2011							6,050			$499,972
J. W. Marsland	Annual Incentive Plan		$0	$352,500	$810,750
	Performance Shares	12/1/2011				0	2,193	4,715				$253,721
	Stock Options	12/1/2011								18,277	$82.64	$388,935
	Restricted Shares	12/1/2011							2,193			$181,230

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COMPENSATION OF EXECUTIVE OFFICERS

The Grants of Plan-Based Awards table reports the dollar value of cash incentive awards and the number and value of equity awards granted to each Named Executive Officer during fiscal year 2012. With regard to cash incentives, this table reports the estimated potential value that could have been obtained by the Named Executive Officer; whereas the Summary Compensation Table reports the actual value realized for fiscal year 2012. Equity amounts represent the grant date values of the awards determined under FASB ASC Topic 718 for purposes of financial statement reporting, which is based on probable outcomes.

Nonequity Incentive Plan Awards — Annual Incentive Plan.    Annual Incentive Plan awards are based on performance for the fiscal year. The Committee approves performance measures and goals and payout schedules prior to or at the beginning of the fiscal year. Following the end of the fiscal year, the Committee determines the range of actual amounts that can be paid out under a formula which reflects the Company’s performance against the approved performance goals. Individual awards are determined by the Committee within the range, based on individual performance. There is no minimum bonus under the terms of the Plan, so the threshold amount is shown as 0. For more information on fiscal year 2012 targets and the award determination, see pages 53-54.

Equity Incentive Plan Awards — Performance Shares.    The Equity Incentive Plan Awards reflected in the table are performance shares. Performance shares are deferred stock units whose earn out is conditioned on the Company’s achieving certain levels of EPS Growth and ROCE Spread. “Deferred stock units” are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until the award is vested. No dividend equivalents are paid on units that are forfeited.

The performance shares reflected in the table have a three-year performance cycle which will be completed at the end of fiscal year 2014. The number of performance shares that will be paid out is based on the formula described on page 56. Performance shares are generally forfeited if the Named Executive Officer terminates employment during the performance period. If the Named Executive Officer terminates due to death, disability, or retirement, he will receive a pro-rata portion of any performance share payout upon completion of the performance period, provided he was employed at least one year after the grant date of the performance shares. Upon a termination covered by the Corporate Executive Committee Separation Program described on pages 72-74, a pro-rata portion of the performance shares will be paid to the terminated Executive Officer upon completion of the performance period.

Other Stock Awards — The other stock awards reflected in the table are shares of restricted stock and, in the case of Mr. Stanley, deferred stock units.

Restricted Stock Awards.    Shares of restricted stock are shares of Company stock that are issued in the Executive Officer’s name subject to restrictions on transferability. The shares may be voted but the Executive Officer may not sell or transfer restricted stock during the vesting period. Dividends are paid on the restricted stock during the vesting period. Restricted stock granted in fiscal year 2012 is subject to a four-year vesting period. Generally, if an Executive Officer’s employment terminates during the vesting period, the stock will be forfeited. However, if an Executive Officer’s employment terminates due to death, disability, or retirement one year or more after the grant date, the stock will vest. If an Executive Officer’s employment termination is covered by the Corporate Executive Committee Separation Program described on pages 72-74, a pro-rata portion of the restricted stock will vest on termination; the remainder is forfeited unless the Executive Officer is retirement eligible, in which case all the restricted stock will vest if it has been outstanding at least one year.

Deferred Stock Units.    “Deferred stock units” are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until the award is vested. No dividend equivalents are paid on units that are forfeited. The deferred stock units shown in the table are subject to a five year vesting period. If Mr. Stanley’s employment terminates prior to the end of the vesting period, other than due to death or disability, the units will be forfeited. However, if his employment is terminated under the Corporate Executive Committee Separation Program described on pages 72-74, a pro-rata portion of the units will vest on termination.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Stock Options.    The options reflected in the table have an exercise price equal to the closing market value on the grant date. They become exercisable in one-third increments on the first three anniversaries of grant, and generally remain exercisable until ten years after the grant date; however, the options generally expire ninety days after termination of employment except for death, disability, or retirement. Options granted more than one year prior to an Executive Officer’s termination due to death, disability, or retirement continue to become and remain exercisable for their full term. If a nonretirement eligible Executive Officer’s termination is covered by the Corporate Executive Committee Separation Program described on pages 72-74, his exercisable options will remain exercisable for the full term; options that are not exercisable are forfeited. Options are subject to forfeiture for engaging in specified activities such as competing with the Company. Upon exercise of the options, actively employed Executive Officers must retain 50% of the net shares received (after deducting the exercise price, taxes, and commissions) for a one-year period.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End

						Stock Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3)

	Option Awards(1)
	Option Grant Date	Number of Shares Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
Officer		Exercisable	Unexercisable
J. E. McGlade						126,381	$10,451,709	51,429	$4,253,178
	10/01/2002	40,000		$43.09	10/02/2012
	10/01/2003	70,000		$45.53	10/02/2013
	10/01/2004	74,000		$54.17	10/02/2014
	10/03/2005	52,000		$55.33	10/04/2015
	10/02/2006	70,000		$67.23	10/03/2016
	10/01/2007	147,195		$98.85	10/02/2017
	10/01/2008	255,317		$66.90	10/02/2018
	12/01/2009	89,509	44,755	$83.60	12/02/2019
	12/01/2010	44,372	88,745	$86.39	12/02/2020
	12/01/2011	0	151,258	$82.64	12/02/2021
P. E. Huck						49,822	$4,120,279	13,217	$1,093,046
	10/01/2002	35,000		$43.09	10/02/2012
	10/01/2003	20,000		$45.53	10/02/2013
	10/01/2004	55,000		$54.17	10/02/2014
	10/03/2005	52,000		$55.33	10/04/2015
	10/02/2006	46,000		$67.23	10/03/2016
	10/01/2007	34,792		$98.85	10/02/2017
	10/01/2008	60,347		$66.90	10/02/2018
	12/01/2009	21,156	10,579	$83.60	12/02/2019
	12/01/2010	11,575	23,151	$86.39	12/02/2020
	12/01/2011	0	37,814	$82.64	12/02/2021
S. J. Jones						18,871	$1,560,632	7,120	$588,824
	10/01/2003	5,100		$45.53	10/02/2013
	10/01/2004	8,000		$54.17	10/02/2014
	10/03/2005	7,000		$55.33	10/04/2015
	10/02/2006	6,200		$67.23	10/03/2016
	10/01/2007	13,381		$98.85	10/02/2017
	10/01/2008	30,173		$66.90	10/02/2018
	12/01/2009	10,578	5,289	$83.60	12/02/2019
	12/01/2010	5,864	11,730	$86.39	12/02/2020
	12/01/2011	0	22,688	$82.64	12/02/2021
J. D. Stanley						19,154	$1,584,036	6,578	$544,001
	10/01/2003	3,500		$45.53	10/02/2013
	10/01/2004	8,600		$54.17	10/02/2014
	10/03/2005	6,100		$55.33	10/04/2015
	10/02/2006	5,400		$67.23	10/03/2016
	10/01/2007	4,900		$98.85	10/02/2017
	10/01/2008	8,356		$66.90	10/02/2018
	12/01/2009	10,578	5,289	$83.60	12/02/2019
	12/01/2010	5,749	11,498	$86.39	12/02/2020
	12/01/2011	0	18,907	$82.64	12/02/2021
J. W. Marsland						12,913	$1,067,905	5,375	$444,513
	10/01/2003	12,000		$45.53	10/02/2013
	10/01/2004	12,000		$54.17	10/02/2014
	10/03/2005	7,600		$55.33	10/04/2015
	10/02/2006	8,000		$67.23	10/03/2016
	10/01/2007	6,691		$98.85	10/02/2017
	10/01/2008	12,069		$66.90	10/02/2018
	12/01/2009	5,208	2,604	$83.60	12/02/2019
	12/01/2010	4,244	8,488	$86.39	12/02/2020
	12/01/2011	0	18,277	$82.64	12/02/2021

(1)

Grant dates for all stock options are shown in the first column. All stock options become exercisable in three consecutive, equal annual installments on the first, second, and third anniversary of the grant date.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(2)

This column reflects unvested restricted stock, performance shares that are earned but deferred, and other deferred stock units described below that entitle the holder to a share of Company Stock and dividend equivalents accumulated since the date of grant upon vesting.

Restricted Stock.    All restricted stock granted prior to fiscal year 2007 vests on termination of employment due to death, disability, or retirement. Shares of Restricted Stock granted prior to fiscal year 2007 were as follows: Mr. McGlade 19,000 shares and Mr. Huck 10,500 shares. Restricted stock granted in fiscal year 2009 vested on October 1, 2012. Shares of restricted stock granted in fiscal year 2009 were as follows: Mr. McGlade 20,553, Mr. Huck 4,857, Mr. Jones 2,428, and Mr. Marsland 971. Shares of restricted stock granted in fiscal year 2010 vest on the earlier of December 1, 2013 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2010 were as follows: Mr. McGlade 16,447, Mr. Huck 3,887, Mr. Jones 1,943, and Mr. Stanley 1,943. Shares of restricted stock granted in fiscal year 2011 vest on the earlier of December 1, 2014 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2011 were as follows: Mr. McGlade 16,639, Mr. Huck 4,340, Mr. Jones 2,199, Mr. Stanley 2,155, and Mr. Marsland 1,591. Shares of restricted stock granted in fiscal year 2012 vest on the earlier of December 1, 2015 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2012 were as follows: Mr. McGlade 18,151, Mr. Huck 4,537, Mr. Jones 2,722, Mr. Stanley 2,268, and Mr. Marsland 2,193. All restricted stock is subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 72-74 or upon a change in control of the Company.

Deferred Stock Units.    This column reflects four kinds of deferred stock units: (i) deferred stock units that vest upon death, disability, or retirement (“career-vesting deferred stock units”), including earned performance shares that are subject to forfeiture if the Named Executive Officer voluntarily terminates prior to death, disability, or retirement; (ii) earned performance shares granted in fiscal year 2010 that vested on October 1, 2012; (iii) special retention grants; and (iv) four-year vesting deferred stock units that generally vest four years after the grant date. All deferred stock units are subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 72-74 or upon a change in control.

(i)	The number of career-vesting deferred stock units shown for each Named Executive Officer in this column is as follows:

Officer	Number of Units
J. E. McGlade	9,605
P. E. Huck	15,560
S. J. Jones	0
J.D. Stanley	3,220
J. W. Marsland	2,700

(ii)	Fiscal year 2010 earned performance shares are as follows:

Officer	Number of Units
J. E. McGlade	25,986
P. E. Huck	6,141
S. J. Jones	3,070
J. D. Stanley	3,070
J. W. Marsland	1,512

(iii)

This column also reflects special retention grants of 6,509 deferred stock units granted to Mr. Jones and 6,050 deferred stock units granted to Mr. Stanley. A grant was made to Mr. Jones in fiscal year 2010 and to Mr. Stanley in fiscal year 2012. Mr. Jones’s units will vest on February 1, 2015 or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting and Mr. Stanley’s units will vest on December 1, 2016 or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting.

(iv)

This column also reflects four-year vesting deferred stock units granted to Mr. Stanley and Mr. Marsland of 448 units and 2,989 units, respectively, granted in fiscal year 2009, which vested on October 1, 2012; and four-year vesting deferred stock units granted to Mr. Marsland of 957 units, granted in fiscal year 2010, which will vest on December 1, 2013 or his earlier disability or death; and are forfeitable upon termination of employment prior to vesting;

(3)	These amounts are based on the 2012 fiscal year-end NYSE closing market price of $82.70.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(4)

This column reflects performance shares granted in fiscal years 2011 and 2012. These shares are conditioned upon performance during three-year cycles ending on September 30, 2013 and September 30, 2014, respectively. These awards will earn out and be paid following the end of the relevant performance period as indicated in the chart below. The 2011 awards are shown at the maximum payout of 200% since the target performance level would be exceeded based on performance to date. The 2012 awards are shown at the target level.

	End of Performance Period

Officer	09/30/2013	9/30/2014
J. E. McGlade	33,278	18,151
P. E. Huck	8,680	4,537
S. J. Jones	4,398	2,722
J. D. Stanley	4,310	2,268
J. W. Marsland	3,182	2,193

2012 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting(2)
J. E. McGlade	0	$0	43,917	$3,244,149
P. E. Huck	0	$0	10,379	$766,697
S. J. Jones	4,500	$212,895	4,810	$355,315
J. D. Stanley	10,750	$488,905	300	$22,161
J. W. Marsland	0	$0	2,050	$151,434

(1)

The shares in this column include restricted stock granted in October 2007 which vested in October 2011; performance shares granted in fiscal year 2009 which were earned out and vested in October 2011; and deferred stock units that were granted in October 2007 subject to a four-year vesting period.

(2)	The following dividend equivalents were paid on the performance share awards and the restricted stock units, but are not included in the Value Realized:

Officer	Dividend Equivalents Paid
J. E. McGlade	$191,445
P. E. Huck	$45,241
S. J. Jones	$22,617
J. D. Stanley	$2,406
J. W. Marsland	$9,047

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

2012 Pension Benefits

Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
J. E. McGlade	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	36.2774	$1,947,796	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	36.2774	$23,561,238	$0
P. E. Huck	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	33.2740	$1,656,699	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	33.2740	$7,718,104	$0
S. J. Jones	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	12.3653	$594,629	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	12.3653	$1,681,257	$0
J. D. Stanley	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	24.3654	$902,840	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	24.3654	$2,075,473	$0
J.W. Marsland	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	2.7307	$93,177	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	2.7307	$203,018	$0

The table above illustrates the actuarial present value of accrued pension benefits for each of the Named Executive Officers under the Company’s defined benefit plans. Actuarial present values are complex calculations that rely on many assumptions. The Company has calculated the amounts shown above generally using the same assumptions used in determining the pension cost recognized in its financial statements which are described in footnote 15 to the financial statements and under “Critical Accounting Policies” in the Management Discussion and Analysis in the financial statements, both of which are included in the Company’s Form 10-K filed with the SEC on November 20, 2012. However, in accordance with SEC requirements, the Company has calculated these values assuming payment begins the earliest date the Named Executive Officer can receive an unreduced early retirement benefit. The Company has also used actual fiscal year 2012 annual incentive awards in the calculation; whereas the value in the financial statements is based on estimated annual incentive awards.

The Company’s Pension Plan for Salaried Employees (“Salaried Pension Plan”) is a funded, tax qualified defined benefit plan funded entirely by the Company. All U.S. salaried employees hired before October 1, 2004 are eligible to participate; however, participants as of January 1, 2005 were given the opportunity to make a one-time election to prospectively receive their primary retirement benefit under the Company’s qualified defined contribution plan, the Retirement Savings Plan. The Named Executive Officers, except Mr. Jones and Mr. Marsland, elected to remain in the Salaried Pension Plan. Benefits under the Plan are paid after retirement in the form of a monthly annuity. Participants may select from monthly payments for their lifetime or smaller monthly payments for their life and the life of a beneficiary.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The amount of the benefit under the Salaried Pension Plan is based on the following formula:

1.184% x Years of Service x Average Monthly Compensation (Up to the Average Social Security Maximum Taxable Wage Base)

Plus

1.5% x Years of Service x Average Monthly Compensation (In excess of the Average Social Security Maximum Taxable Wage Base)

“Average Monthly Compensation” is the average monthly compensation for the 36 months (or 3 years) during which the participant’s compensation was the highest during the ten years preceding retirement; generally this is the participant’s average base salary for the three years preceding retirement. The “Average Social Security Maximum Taxable Wage Base” is the average of the U.S. Social Security Wage Bases over a 35-year period.

Benefits under the Salaried Pension Plan become vested after a participant has completed five years of service. The Normal Retirement Age under the Salaried Pension Plan is age 65. A participant with at least five years of service may retire after attaining age 55 and receive a benefit reduced by 3% per year for the number of years prior to his attaining age 62. Participants who were age 50 on or before January 1, 2005 are eligible for early retirement at age 55 with no reduction in benefit if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement. Participants who had not attained age 50 on January 1, 2005 may receive the portion of their benefit accrued on that date unreduced upon retirement at age 55 or later if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement.

Under U.S. federal tax laws, benefits payable under the Salaried Pension Plan, and compensation which can be considered in calculating the benefits, are limited. The Supplementary Pension Plan (“Supplementary Plan”) is a nonqualified, unfunded pension plan that provides benefits that cannot be provided under the Salaried Pension Plan due to these limits. Benefits under the Supplementary Plan are calculated using the same formula as the Salaried Pension Plan, but there is no limit on the amount of base salary that can be covered by the pension formula, and Average Monthly Compensation under the Supplementary Plan also includes Annual Incentive Plan awards.

Supplementary Plan benefits are subject to the same vesting and early retirement terms as the Salaried Pension Plan. Supplementary Plan benefits are generally payable following retirement in one of the annuity forms available under the Salaried Pension Plan or, at the election of the participant, in a lump sum. In the case of the Named Executive Officers and certain other executives, distribution of benefits under the Supplementary Plan, whether in annuity or lump sum form, is delayed for six months after termination of employment to comply with U.S. federal tax laws.

2012 Nonqualified Deferred Compensation

Amounts shown in this table are provided under the Company’s nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
J. E. McGlade	$177,231	$33,231	$68,998	$0	$2,071,469
P. E. Huck	$105,602	$19,800	$173,882	$0	$4,148,281
S. J. Jones	$73,971	$63,774	$27,549	$0	$718,115
J. D. Stanley	$12,739	$6,370	$4,786	$0	$127,498
J. W. Marsland	$13,015	$35,522	$5,242	$0	$205,353

(1)

All amounts reported in this column were voluntary deferrals of base salary or Annual Incentive Plan awards by the Named Executive Officers. These amounts are also reported in the Summary Compensation Table.

(2)

Amounts reported in this column are Company matching credits based on each Named Executive Officer’s voluntary deferrals of base salary. In the case of Mr. Jones and Mr. Marsland, a Company contribution credit of a percentage of their base salaries in excess of tax law limits on Retirement Savings Plan contributions and their Annual Incentive Plan awards is included, because they have elected to receive their primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. The percentage is based on years of service and for fiscal year 2012 was 6% in the case of Mr. Jones and 5% in the case of Mr. Marsland. These amounts are also reported in the Summary Compensation Table.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(3)	The following portion of these accumulated balances has been previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Officer	Amount Previously Reported
J. E. McGlade	$1,208,033
P. E. Huck	$3,389,386
S. J. Jones	$186,974
J. D. Stanley	$17,816
J. W. Marsland	$0

The Company provides the tax qualified Retirement Savings Plan (the “RSP”) to all U.S.-based salaried employees of the Company. Currently, U.S. tax laws limit the amounts that may be contributed to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the RSP. The Deferred Compensation Plan is intended to make up, out of general assets of the Company, an amount substantially equal to the benefits an employee did not receive under the RSP due to these limits. U.S. employees who participate in the Annual Incentive Plan, including all Named Executive Officers, are eligible to participate in the Deferred Compensation Plan. Participants can elect to defer up to 16 percent of base salary on a before-tax basis (offset by amounts deferred under the RSP). The Deferred Compensation Plan provides a Company matching credit in the same amounts as matching contributions under the RSP; i.e., 75 percent of the first three percent of base salary deferred by participants and 25 percent of the next three percent of base salary deferred. In addition to base salary, Plan participants may also elect to defer Annual Incentive Plan awards. No matching credit is provided for these deferrals.

This RSP also provides an enhanced matching contribution of elective deferrals up to 4% of base salary and a defined contribution primary retirement benefit contribution of 4 to 6% of base salary, depending on years of service, for employees who elected to receive their primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. The Deferred Compensation Plan provides a comparable matching credit and primary retirement benefit credit for base salary to the extent not covered under the RSP due to tax law limits. The Plan also provides the primary retirement benefit credit for Annual Incentive Plan awards.

Participants may elect to have their Deferred Compensation Plan balances earn interest at a corporate bond rate or be deemed to be invested in Company stock and earn dividend equivalents and market appreciation on the stock. If a participant chooses the Company stock alternative, his account balance will be distributed in shares of Company stock, except for dividend equivalents.

Participants can elect to receive payments of their Deferred Compensation Plan balances in one to ten annual installments following termination from service. The Named Executive Officers and certain other executives cannot commence distribution until six months following termination to comply with tax laws.

Potential Payments Upon Termination or Change in Control

Termination Prior to Change in Control

Potential payments to Named Executive Officers upon termination prior to a change in control vary depending on the exact nature of the termination and whether the Executive Officer is retirement eligible at the time of the termination. Retirement eligibility for U.S. employees, including all the Named Executive Officers, generally occurs upon the attainment of age 55 after completing at least five years of service to the Company. The following discussion explains potential payments to the Named Executive Officers under various termination scenarios.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Voluntary Termination Other Than Retirement

A voluntary termination by Mr. McGlade or Mr. Huck would be a retirement. If Mr. Jones, Mr. Stanley, or Mr. Marsland voluntarily terminated employment with the Company prior to retirement eligibility, like all salaried employees of the Company, he would receive any unpaid salary and accrued vacation, RSP balances and nonqualified deferred compensation shown in the table on page 69, and earnings thereon. Once he attained age 55, he could commence his accrued benefits under the qualified and nonqualified pension plans described on pages 68-69 on the same terms as all other participants under these plans. Most outstanding awards under the Long-Term Incentive Plan would be forfeited, including all unexercisable stock options, all restricted stock, and all performance shares, whether or not earned. Exercisable stock options would continue to be exercisable for 90 days following termination and then, if unexercised, would be forfeited. Executive Officers and other eligible employees generally must remain employed until the last day of the fiscal year to receive an Annual Incentive Plan award for the fiscal year. Therefore, if Mr. Jones, Mr. Stanley, or Mr. Marsland voluntarily terminated, he would forfeit any Annual Incentive Plan award for the fiscal year of termination, unless he terminated on the last day of the year. If he voluntarily terminated on September 30, 2012, he would have received a fiscal year 2012 Annual Incentive Plan award in an amount, if any, determined by the Committee.

Retirement

Upon retirement, Named Executive Officers are entitled to unpaid salary and accrued vacation, the qualified and nonqualified pension and deferred compensation described above, and retiree medical benefits on the same terms as for all salaried employees meeting age and service conditions. Retiring Named Executive Officers may also receive, in the discretion of the Committee, an Annual Incentive Plan award for the year of retirement. In addition, like all Long-Term Incentive Plan participants, they will receive the following treatment of their outstanding long-term incentive awards:

•

All outstanding stock options which were granted one year or more prior to retirement will continue to become exercisable in accordance with the normal schedule as if the Named Executive Officer remained employed, and will be exercisable for the normal term. Options granted less than one year prior to retirement are forfeited.

•	Restricted stock awarded at least one year prior to retirement will vest immediately upon retirement. Restricted stock granted less than one year prior to retirement is forfeited.

•

Career-vesting deferred stock units and all dividend equivalents thereon will vest and be paid six months after retirement. Career-vesting deferred stock units comprise several types of awards granted over the career of Executive Officers that vest upon death, disability, or retirement, including a portion of earned performance shares granted prior to fiscal year 2004.

•

All earned performance shares and dividend equivalents thereon will be paid on the normal schedule (except career-vesting performance shares). A pro-rata portion of unearned performance shares awarded at least one year prior to retirement and associated dividend equivalents will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met. Performance shares awarded less than one year prior to retirement are forfeited.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Estimated Payments Upon Retirement

As of September 30, 2012

The table below shows the value of outstanding long-term incentive awards that would have vested upon the Named Executive Officer’s retirement as of September 30, 2012, and the value of awards that would have been forfeited. Amounts are based on the closing price of a share of Company stock as of September 30, 2012 which was $82.70. Mr. Jones, Mr. Stanley, and Mr. Marsland are not eligible for retirement; so no amounts are shown for them.

Officer	Unvested Stock Options(1)	Restricted Stock	Career-Vesting Deferred Stock Units	Unearned Performance Shares(2)	Value of Awards Forfeited
J. E. McGlade	$0	$4,307,512	$980,672	$1,925,465	$4,007,745
P. E. Huck	$0	$1,548,723	$1,584,818	$502,225	$1,012,240

(1)

Options are shown at their intrinsic value, i.e., the spread between the exercise price and the closing market price of a share of stock on September 30, 2012. Because the exercise price for options granted in fiscal year 2010 and 2011 exceeded the closing price on September 30, 2012, no value is shown although these grants would vest upon retirement. Options granted in 2012 would be forfeited.

(2)

Unearned performance shares to be earned out in 2013 are shown at the maximum payout level since the target performance level has been exceeded. Unearned performance shares to be earned out in 2014 are shown at target.

Corporate Executive Committee Separation Program

The Company maintains a Separation Program for members of the Company’s Corporate Executive Committee (“CEC”) which, during fiscal year 2012, included all the Named Executive Officers. A CEC member becomes eligible for program benefits upon involuntary termination of employment other than for “Cause” or upon voluntary termination for “Good Reason”. A termination for Cause occurs upon the Executive Officer’s failure to perform his duties, willful misconduct, certain illegal acts, insubordination, dishonesty, or violation of the Company’s Code of Conduct. “Good Reason” includes:

•	An adverse change in the Executive Officer’s position;

•	A decrease in the Executive Officer’s salary or a material reduction in, benefits, or annual incentive compensation opportunities if not similarly applied to other highly compensated employees; or

•	A relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

Benefits under the Separation Program are contingent upon the CEC member’s continuing to perform the duties typically related to his position (or such other position as the Board reasonably requests) until termination, and assistance in the identification, recruitment, and/or transitioning of his successor. The CEC member also is required to sign a general release of claims against the Company and a two-year noncompetition, nonsolicitation, and nondisparagement agreement. If all these requirements are met, the CEC member is entitled to cash benefits as follows:

•

A cash severance payment of one times (two times in the case of Mr. McGlade) the CEC member’s annual base salary and average annual incentive award for the three of the last five years for which his award was highest;

•	A bonus for the year of termination equal to a pro-rata portion of the CEC member’s average annual incentive award for the three of the last five years for which his award was highest;

•	Outplacement assistance;

•

A cash payment equal to the actuarial equivalent of pension benefits that would have accrued based on two additional years of service in the case of Mr. McGlade and one additional year of service in the case of Mr. Huck, and Mr. Stanley;

•

A cash payment for the Named Executive Officers who are not eligible for early retirement equal to the value of the early retirement subsidy provided under the pension plans on the Executive Officer’s accumulated benefit. The benefit is calculated for Mr. Stanley with an additional one year of service; and

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•

For Mr. Jones and Mr. Marsland, because they have elected to receive their primary retirement benefit under the Company’s defined contribution plans, a cash payment equal to the additional (nonmatching) contributions, and credits each would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed an additional year, assuming his base salary remained the same and his Annual Incentive Plan award was the higher of his most recent award or the average of the last three awards.

Noncash benefits are also provided or maintained under the Separation Program as follows:

•

The Company pays the cost of continued coverage under the Company’s medical and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the non-retirement eligible Named Executive Officers and their dependents for one year following termination.

•

Nonretirement eligible Named Executive Officers will forfeit unexercisable stock options. Their exercisable options will remain in effect for the normal term. Retirement provisions described above apply to the stock options of retirement eligible Named Executive Officers.

•

A pro-rata portion of four-year vesting restricted stock and retention grants of deferred stock units will vest. The remaining four-year vesting restricted stock and retention grant deferred stock units will be forfeited. However, retirement provisions described above apply to outstanding restricted stock held by the retirement eligible Named Executive Officers if more favorable.

•	Career-vesting restricted stock and deferred stock units will become fully vested.

•

All Named Executive Officers will receive a pro-rata portion of unearned performance shares based on actual performance at the end of the performance period and will forfeit the remainder. The unforfeited shares will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met.

Upon involuntary termination, Named Executive Officers, like all salaried employees, are entitled to receive their accrued qualified and nonqualified pension and deferred compensation described above on pages 68-69 above in accordance with the terms of the relevant plans and, if retirement eligible, retiree medical benefits.

Estimated Payments on Severance

As of September 30, 2012

The table below shows estimated cash payments that would have been made to the Named Executive Officer upon an involuntary termination on September 30, 2012 covered under the Corporate Executive Committee Separation Program, and the estimated value of long-term incentive awards that would have vested upon the termination.

					Long-Term Incentive Plan(1)(2)

Officer	Severance Benefit	Pro-rata Bonus	Pension Payment(3)	Benefits(4)	Restricted Stock(5)	Deferred Stock Units(6)	Unearned Performance Shares(7)
J. E. McGlade	$7,262,667	$2,431,333	$0	$51,293	$4,307,512	$980,672	$2,437,081
P. E. Huck	$1,559,667	$869,667	$0	$50,646	$1,548,723	$1,548,818	$630,108
S. J. Jones	$1,052,333	$477,333	$1,099,995	$64,833	$244,068	$306,391	$331,192
J. D. Stanley	$825,667	$365,667	$765,110	$66,251	$234,579	$419,168	$313,304
J. W. Marsland	$824,000	$354,000	$176,755	$66,251	$98,090	$322,088	$245,924

(1)

Based on September 30, 2012 closing price of $82.70. Stock options are not shown as no vesting or acceleration of vesting occurs as a result of a severance. Nonretirement eligible Executive Officers retain only options that were already exercisable and retirement eligible Executive Officers’ options continue to become exercisable on the same schedule as a voluntary retirement.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(2)	The value of long-term incentive awards which would have been forfeited in the event of involuntary termination on September 30, 2012 are as follows:

Officer	Value of Forfeited Awards
J. E. McGlade	$3,496,129
P. E. Huck	$884,357
S. J. Jones	$873,720
J. D. Stanley	$971,890
J. W. Marsland	$456,387

Performance share values are calculated at the maximum payout level for awards to be earned out in fiscal year 2013 since the target performance level is currently exceeded and at the target payout level for awards to be earned out in 2014. Values also include forfeited dividend equivalents.

(3)	Includes payment in lieu of Company contributions and credits under the RSP and Deferred Compensation Plan for Mr. Jones and Mr. Marsland.

(4)

Includes the value of outplacement benefits estimated based on current arrangements for these services; and the cost of COBRA payments under the Company’s dental plan and the Company’s medical plan for those not already eligible for retiree medical benefits.

(5)	Restricted stock which vested under the terms of grant on October 1, 2012 is not included as the value of a one-day acceleration of vesting is de minimis.

(6)

These amounts reflect the value of career-vesting deferred stock units, including earned performance shares granted before fiscal year 2004; and time-based deferred stock units such as four-year restricted stock units and special retention grants, and dividend equivalents thereon. Deferred stock units which vested on October 1, 2012 are not included.

(7)

Unearned performance shares that are not forfeited upon a covered involuntary termination are reflected at the maximum payout level for awards to be earned out in 2013 since the target performance level is currently exceeded and at the target payout level for awards to be earned out in 2014. Amounts include accumulated dividend equivalents.

Termination for Cause

Notwithstanding the above, upon involuntary termination for cause, Named Executive Officers who are not retirement eligible will receive only unpaid salary and accrued vacation, and qualified and nonqualified pension and deferred compensation. If a retirement eligible employee is terminated for cause, it is treated as a retirement.

Death or Disability

Upon termination due to death or disability of an Executive Officer, in addition to insurance, continuation of medical benefits, and other benefits provided to all salaried employees and their families to help with these circumstances, the Long-Term Incentive Plan has provisions that provide continued vesting or accelerated payout of equity awards as follows:

•

All stock options that have been outstanding for at least a year at the time of termination continue to be and become exercisable on the normal schedule as if the employee had remained active. All other stock options are forfeited.

•	All restrictions on restricted stock outstanding for at least one year are removed. All other restricted stock is forfeited.

•	All earned but deferred performance shares, all career-vesting deferred stock units, and retention grants of deferred stock units outstanding more than one year are paid out.

•

A prorated portion of unearned performance shares outstanding for at least one year continues to earn out and be payable as if the employee had remained active. All other unearned performance shares are forfeited.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Change in Control Arrangements

The Company provides individual change in control severance agreements for all of the Named Executive Officers. For purposes of the agreements, a change in control occurs upon a 30% stock acquisition by a person not controlled by the Company, a greater than 50% change in membership on the Board during any two-year period unless approved by two-thirds of directors still in office who were directors at the beginning of the period, or other events determined by the Board.

The severance agreements give each Named Executive Officer specific rights and certain benefits if, within two years after a change in control, his employment is terminated by the Company without Cause (as defined below) or he terminates employment for Good Reason (as defined below). In such circumstances the Named Executive Officer would be entitled to:

•	A cash severance payment equal to two (three for Mr. McGlade and Mr. Huck) times the sum of his annual base salary and target bonus under the Annual Incentive Plan;

•	A cash payment of a pro-rata target bonus for the year;

•

A cash payment equal to two (three for Mr. McGlade and Mr. Huck) times the value for the most recent fiscal year of the Company’s contributions and/or credits on his behalf under the RSP and the Deferred Compensation Plan;

•

For each Named Executive Officer, except Mr. Jones and Mr. Marsland, a cash payment equal to the actuarial present value of the pension benefits he would have been entitled to receive under the Company’s pension plans had he accumulated three (two in the case of Mr. Stanley) additional years of credited service after termination[33];

•

For each Named Executive Officer who is not eligible for early retirement as of the date of termination, a cash payment equal to the actuarial present value of the early retirement subsidy on his pension benefit, calculated with an additional two years of credited service;

•

For Mr. Jones and Mr. Marsland, a cash payment equal to the additional primary retirement benefit contributions and credits each of them would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed for an additional two years at the same base salary and the higher of his most recent Annual Incentive Plan award or the average such award for the three full fiscal years preceding the Change in Control; and

•

Continuation of medical, dental, disability, and life insurance benefits for a period of up to two years (three years in the case of Mr. McGlade and Mr. Huck), and provision of outplacement services and legal fees.

If any payment, distribution, or acceleration of benefits, compensation, or rights that is made by the Company to the Named Executive Officers under the severance agreement or otherwise results in a liability for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay an amount equal to such excise tax, but only if the benefits to which the Executive Officer is entitled under the agreement are at least 110% of what the Executive Officer would receive if his benefits were reduced to a level that would not be subject to excise taxes34. Also, each severance agreement provides for indemnification of the Executive Officer if he becomes involved in litigation because he is a party to the agreement.

A termination for “Cause” occurs under the agreements upon the Executive Officer’s willful failure to perform his duties or willful misconduct. “Good Reason” includes:

•	A material adverse change in the Executive Officer’s position;

•	A decrease in the Executive Officer’s salary, benefits, or incentive compensation if not applied to other highly compensated employees; or

•	Relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

[33]

The payment is reduced once the Executive Officer attains age 62, in the case of Mr. McGlade and Mr. Huck, and age 63, in the case of Mr. Stanley, by a prorated amount for each month as the Executive Officer approaches age 65. Because of this rule, Mr. Huck’s payment as of September 30, 2012 would have been based on an additional two years and 4 months of service.

[34]	This provision has been eliminated for change in control agreements entered into after 2010.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

In addition to the change in control severance agreements, the Company’s Long-Term Incentive Plan and its nonqualified pension and deferred compensation plans provide change in control protections for all participants. Specifically, upon a change in control (as defined by the applicable plan):

•	All outstanding stock options become exercisable and remain exercisable for their full term on the earlier of the change in control or six months after the grant date.

•	Restrictions lapse on all restricted stock.

•

All forms of deferred stock units, except unearned performance shares and related dividend equivalents, will fully vest and be paid immediately. A pro-rata portion of unearned performance shares and related dividend equivalents will be paid out in shares at the target performance level.

•	Accrued benefits under the nonqualified pension and deferred compensation plans (described on pages 68-69) are paid out.

The Committee, in its discretion, may pay out the value of stock options, restricted stock, and deferred stock units in cash.

Estimated Payments Upon Change in Control

On September 30, 2012

The table below shows additional amounts that would be payable under the change in control severance agreements if the Executive Officer were terminated following a change in control.

Officer	Severance	Pro-rata Bonus	Matching Contribution Payment	Pension Payment(1)	Outplacement	Benefits(2)	Tax Gross-Up
J. E. McGlade	$8,280,000	$1,560,000	$108,000	$0	$50,000	$7,365	$0
P. E. Huck	$3,084,875	$586,500	$49,733	$0	$50,000	$5,577	$0
S. J. Jones	$2,012,500	$431,250	$43,739	$1,170,256	$50,000	$28,236	$1,679,303
J. D. Stanley	$1,564,000	$322,000	$27,440	$905,600	$50,000	$28,100	$1,374,275
J. W. Marsland	$1,645,000	$352,500	$36,523	$220,705	$50,000	$28,134	$1,045,018

(1)	Includes payment in lieu of Company nonmatching contributions and credits under the RSP and Deferred Compensation Plan for Mr. Jones and Mr. Marsland.

(2)

Includes continuation of dental, disability, and life insurance benefits. Also includes continuation of medical benefits for Mr. Jones, Mr. Stanley, and Mr. Marsland. Mr. McGlade and Mr. Huck are currently eligible for retiree medical benefits upon any termination of employment on the same basis as other retirement eligible salaried employees; so there would be no incremental benefit to them.

The table below shows the estimated value of long-term incentive awards that would have automatically vested upon a change in control occurring on September 30, 2012, whether or not the Executive Officer was terminated. These acceleration provisions apply to all Long-Term Incentive Plan participants. In the case of Mr. McGlade and Mr. Huck, who are retirement eligible, most of these amounts would be vested on voluntary termination, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control. For Mr. Jones, Mr. Stanley, and Mr. Marsland most of the amounts shown would become vested or payable if his active employment continued until his retirement eligibility without a change in control, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control.

Officer	Unvested Stock Options(1)	Restricted Stock(2)	Other Deferred Stock Units(2)	Unearned Performance Shares
J. E. McGlade	$9,075	$5,808,600	$980,672	$1,474,349
P. E. Huck	$2,269	$1,923,933	$1,584,818	$378,995
S. J. Jones	$1,361	$567,652	$574,484	$203,958
J. D. Stanley	$1,134	$526,469	$845,491	$188,615
J. W. Marsland	$1,097	$312,937	$346,849	$153,868

(1)	Options are shown at their intrinsic value based upon the September 30, 2012 closing price of $82.70.

(2)	Restricted stock and restricted stock unit awards which vested under the terms of their grant on October 1, 2012 are not included as the value of a one-day acceleration of vesting is de minimis.

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

INFORMATION ABOUT STOCK OWNERSHIP

Persons Owning More than 5% of Air Products Stock

as of September 30, 2012

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Mutual Automobile Insurance Company(1) (“State Farm”) One State Farm Plaza Bloomington, IL 61710	15,478,470	7.0%

(1)

In the aggregate, State Farm has sole voting power over 15,393,100 shares, shared voting power over 85,370 shares, sole power to direct disposition of 15,393,100 shares, and shared power to direct disposition of 85,370 shares.

Air Products Stock Beneficially Owned by Officers and Directors

The table below shows the number of shares of common stock beneficially owned as of November 1, 2012 by each member of the Board and each Named Executive Officer, as well as the number of shares owned by the directors and all Executive Officers as a group. None of the directors or Executive Officers own one percent or more of the Company’s common stock.

Name of Beneficial Owner	Common Stock(1)(2)(3)	Stock Options(4)	Currently Distributable Deferred StockUnits(5)	Total(6)
M. L. Baeza	0	4,000	10,960	14,960
S. K. Carter	0	0	0	0	(6)
W. L. Davis, III	1,000	0	13,034	14,034
C. C. Deaton	0	0	3,884	3,884
M. J. Donahue	0	4,000	0	4,000
U. O. Fairbairn	1,135	6,000	12,092	19,227
W. D. Ford	0	4,000	25,883	29,883
E. Henkes	0	0	0	0	(6)
P. E. Huck	95,541	335,628	0	431,169
S. J. Jones	18,505	105,011	0	123,516
J. W. Marsland	8,320	80,752	0	89,072
J. E. McGlade	186,863	941,939	0	1,128,802
M. G. McGlynn	0	0	21,636	21,636
L. S. Smith	11,450	2,000	0	13,450
J. D. Stanley	9,336	70,523	0	79,859
Directors and Executive Officers as a group (18 persons)(7)	352,026	1,646,058	87,489	2,085,573

(1)

Certain Executive Officers hold restricted shares which we include in this column. The Executive Officer may vote the restricted shares, but may not sell or transfer them until the restrictions expire. The individuals in the table hold the following number of restricted shares:

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

Name	Shares
P. E. Huck	23,264
S. J. Jones	6,864
J. W. Marsland	3,784
J. E. McGlade	70,237
J. D. Stanley	6,366
All Executive Officers	113,951

(2)	Includes share units held by Executive Officers in the Company’s qualified 401(k) plan. Participants have voting rights with respect to such units and can generally redirect their plan investments.

(3)

Shares reported include the following shares owned jointly by the indicated officer and his spouse: Mr. McGlade, 59,699 shares and Mr. Jones, 2,073 shares. Shares reported also include shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the indicated officers and directors: Mr. Huck, 12,043 shares; Mr. Jones, 122 shares; Mr. McGlade, 22 shares and Mr. Smith, 1,600 shares. The indicated officers and directors disclaim ownership of such shares.

(4)	The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under the Company’s Long-Term Incentive Plan.

(5)

Directors’ deferred stock units shown in the table are distributable within 60 days upon a director’s retirement or resignation, based upon the director’s payout elections. Deferred stock units held by directors who have elected to defer payout for longer periods are described in note (6). Deferred stock units entitle the holder to receive one share of Company stock and accrued dividend equivalents. Deferred stock units accrue dividend equivalents, but do not have voting rights.

(6)

Executive Officers and directors also own the deferred stock units reflected in the table below which are not distributable within 60 days and which have been awarded, earned out, or purchased. Deferred stock units confer an economic interest substantially similar to a share of stock. Directors’ deferred stock units shown below are not included in the table on the preceding page solely because the directors have elected to defer payout of those units beyond their retirement or resignation. Certain deferred stock units held by Executive Officers are subject to forfeiture if employment ends before death, disability, or retirement, or for engaging in specified activities such as competing with the Company.

Name of Beneficial Owner	Deferred Stock Units
S. K. Carter	2,478
M. J. Donahue	23,656
E. Henkes	11,223
P. E. Huck	21,701
S. J. Jones	9,579
J. W. Marsland	7,004
J. E. McGlade	48,105
L. S. Smith	21,467
J. D. Stanley	12,340

(7)	Not counting their deferred stock units, directors, nominees, and Executive Officers as a group beneficially own 1.0% of the Company’s outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and Executive Officers to file reports of holdings and transactions in Company stock and related securities with the Securities and Exchange Commission and the NYSE. Based on our records and other information, we believe that in 2012 all of our directors and Executive Officers met all applicable Section 16(a) filing requirements.

AIR PRODUCTS AND CHEMICALS, INC.

EXHIBIT I

AIR PRODUCTS AND CHEMICALS, INC.

LONG-TERM INCENTIVE PLAN

Amended and Restated as of

January 24, 2013

1.    Purposes of the Plan

The purposes of this Plan are: (i) to provide long-term incentives to those executives or other key employees who are either in a position to contribute to the long-term success and growth of Air Products and Chemicals, Inc. (the “Company”) and Participating Subsidiaries, or who have high potential for assuming greater levels of responsibility or who have demonstrated their critical importance to the operation of their organizational unit; (ii) to assist the Company and Participating Subsidiaries in attracting and retaining nonemployee directors (“Eligible Directors”), executives and other key employees with experience and ability; and (iii) to associate more closely the interests of such directors, executives and other key employees with those of the Company’s shareholders.

2.    Administration of the Plan

(a) Employee Awards.    With regard to Plan Awards granted to employees (“Employee Awards”), the Plan shall be administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than three) of the Board as are appointed from time to time by the Board (the “Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an “outside director” as then defined under Code Section 162(m) and (iii) an “independent director” as then defined under the rules of the New York Stock Exchange (or meeting comparable requirements of any stock exchange on which the Company’s Common Stock may then be listed).

(b) Director Awards.    With regard to Plan Awards granted to Eligible Directors (“Director Awards”), the Plan shall be administered by the Board.

(c) Powers of the Committee and Board.    As used herein, the term “Administrator” shall mean the Committee with respect to Employee Awards and the Board with respect to Director Awards. The Administrator shall have all necessary powers to administer and interpret the Plan, including authority to adopt such rules, regulations, agreements, and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator’s interpretations of the Plan and all action taken and determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

(i) Powers of the Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan; to determine the aggregate amount, type, terms, and conditions applicable to the Awards to be made to eligible employees and shares of Common Stock issued pursuant thereto; and to determine the time when Awards will be granted. The Committee may take into consideration recommendations from the appropriate officers of the Company and of each Participating Subsidiary with respect to making the foregoing determinations as to Plan awards, administration, and interpretation. Notwithstanding any other provision of the Plan to the contrary, the Committee may delegate to appropriate Company officers its authority to take all final action with respect to granting and administering Plan Awards granted to Participants who are at the time of such action not members of the Board or “officers” within the meaning of Rule 16a-1(f) of the Act, including without limitation selecting executives and key employees to whom such Awards will be granted; determining the amount of any such Awards to be made; and taking all action on behalf of the Company with respect to administering, vesting of, and paying such Awards; provided, however, that (i) all such Awards shall be granted within the limitations and subject to the terms and conditions required by the Plan and established by the Committee and subject to the Committee’s interpretations of the Plan; (ii) the aggregate of such Awards granted under the Plan for or with respect to a given Fiscal Year shall not, when added to the Awards approved by the Committee for granting to individuals who are “officers” within the meaning of Rule 16a-1(f) of the Act for or with respect to the same Fiscal Year, exceed the total amount of Awards approved by the Committee for or with respect to such Fiscal Year; (iii) only the Committee may grant Awards of restricted or unrestricted shares; and (iv) any action with respect to such Awards taken because of or in connection with a Change in Control of the Company or as contemplated by Section 12 shall be taken by the Committee. With respect to matters delegated in accordance with the foregoing, the term “Committee” as used herein shall mean the delegate.

(ii) The Board has exclusive authority to determine the amount, type, timing, terms, and conditions of Awards to be provided to Eligible Directors under the Plan by resolution, including by adoption of programs specifying timing, amounts, terms, and conditions of Plan Awards to be made annually or otherwise regularly without further action by it. The Corporate Governance and Nominating Committee shall recommend to the Board the amount, type, timing, terms, and conditions of grants to Eligible Directors. Notwithstanding any provision of the Plan to the contrary, the Board may delegate to appropriate Company officers or to a Committee of the Board authority to take all final action with respect to granting and administering Plan awards to Eligible Directors, including administering and taking all action on behalf of the Company with respect to vesting and payment of Awards. With respect to matters so delegated, the term “Board,” as used herein, shall mean the delegate.

3.    Eligibility for Participation

Participation in the Plan shall be limited to (i) Eligible Directors and (ii) executives or other key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries selected on the basis of such criteria as the Committee may determine. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Participating Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

4.    Shares of Stock Subject to the Plan

(a) The shares that may be subject to Awards granted under the Plan on or after January 24, 2013 shall not exceed in the aggregate 4,000,000 shares of Common Stock, plus the sum of (i) the number of shares authorized for Awards under the Plan prior to January 24, 2013 but not, as of such date, delivered pursuant to an Award or subject to an outstanding Award, and (ii) the number of shares subject to Awards granted under the Plan prior to January 24, 2013 and then outstanding which are not delivered because the Award expires, is forfeited, or terminates unexercised or because payment under the Award is made in cash. No more than 20% of the cumulative shares of Common Stock subject to Awards granted on or after October 1, 2001 may be used for restricted shares, deferred stock units or other Awards providing for the acquisition of the shares for a consideration less than the Fair Market Value of the shares as of the date of grant.

(b) For purposes of applying the limit in subsection (a):

(i) Any share subject to a Plan Award which is not delivered because the Award expires, is forfeited, or terminates unexercised, or because payment under the Award is made in cash, shall not be considered as having been issued or delivered for purposes of the limitations under the preceding sentences and may again be subject to an award subsequently granted under the Plan;

(ii) Any stock appreciation right Award delivered in Common Stock shall be counted as use of a number of shares equal to the number of stock appreciation rights exercised, rather than the number of shares delivered;

(iii) Shares tendered by Participants as full or partial payment to the Company of the purchase price of shares subject to a stock option upon exercise of the option shall not become available for Awards under the Plan;

(iv) Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations with respect to Awards under the Plan shall not become available for Awards under the Plan;

(v) Shares subject to a Stock Option, which would have been issued upon the exercise of the Stock Option, but are instead withheld to cover the exercise price of the Stock Option in a Net Exercise as described in Section 6(c)(ii), shall not become available for Awards under the Plan; and

(vi) Shares repurchased by the Company with the proceeds of Stock Option exercises shall not become available for Awards under the Plan.

5.    Awards

(a) Awards granted to employee Participants or Eligible Directors under the Plan may be of the following types: (i) Stock Options, (ii) Restricted Shares, (iii) Deferred Stock Units, and/or (iv) Other Stock Awards. Employee Participants may also be granted Stock Appreciation Rights. Awards may be granted singly, in combination, or in tandem as determined by the Administrator in its sole discretion.

(b) Each Award under the Plan shall be evidenced by an award agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions, or limitations applicable to the Award (“Award Agreement”), including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment in the case of employee Participants, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. More than one type of Award may be covered by the same Agreement. The Administrator need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions, or limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time. Except where otherwise required by law, Award Agreements may be delivered electronically.

6.    Stock Options

Stock Options granted to eligible employees under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant and specified in the Award Agreement. All Stock Options granted to Eligible Directors under the Plan shall be Nonstatutory Stock Options.

(a) Exercise Price.    The purchase price per share of Common Stock covered by each Stock Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.

(b) Shares Covered.    The Administrator will determine, absolutely or by formula, the number of shares of Common Stock subject to each Stock Option. In no event shall the number of shares subject to Stock Options (and any related Stock Appreciation Rights) granted to any Participant in any Fiscal Year exceed 1,000,000, subject to adjustment as provided in Section 12.

(c) Terms Generally Applicable to all Stock Options.    Except as otherwise determined by the Administrator and reflected in the applicable Award Agreement or an amendment thereto, Stock Options shall be granted on the following additional terms and conditions (and such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):

(i) Term and Exercise Dates.    The Administrator shall fix the term during which each Stock Option may be exercised, but no Stock Option shall be exercisable after the tenth anniversary of its date of grant, and no employee Stock Option shall be exercisable prior to one year from its date of grant, except as otherwise provided in Section 11. Employee Stock Options shall become exercisable in installments: one-third of the shares subject to such Stock Option may be purchased commencing on the first, second, and third one year anniversaries of the date of grant. Eligible Director Stock Options shall be exercisable commencing six months from the date of grant.

(ii) Exercise.    A Participant wishing to exercise his or her Stock Option in whole or in part shall give written notice of such exercise to the Company, accompanied by full payment of the purchase price. The date of receipt of such notice (including by facsimile transmission) and payment shall be the “Exercise Date” for such Stock Option or portion thereof; provided, however, that if the Participant engages in a simultaneous Stock Option exercise and sale of shares of Common Stock, the Exercise Date shall be the date of sale of the shares purchased by exercising such Stock Option. No partial exercise of a Stock Option may be made for less than 100 shares of Common Stock. To the extent and on such terms as the Administrator specifies, a Nonstatutory Stock Option may also be exercised by a Net Exercise. In a Net Exercise of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise of the Option by the smallest number of whole shares that has an aggregate Fair Market Value equal to or in excess of the aggregate exercise price for the shares covered by the Option exercised; and under this method the excess of the Fair Market Value of the shares shall be paid to the Participant, or may be used to satisfy tax withholding obligations.

(iii) Payment.    The purchase price of shares to be purchased upon exercise of any Option shall be paid in full at the time of exercise of the Stock Option: (A) by cash payment; (B) by tendering (either actually or by attestation), on such terms and conditions as the Administrator may specify, shares of Common Stock owned by the Participant having a Fair Market Value on the Exercise Date equal to the purchase price of such shares; (C) by a combination of cash payment and tendering (as described in the foregoing) of Common Stock having a Fair Market Value on the Exercise Date equal to the portion of such purchase price not paid in cash; or (D) subject to any administrative rules from time to time adopted by the Administrator for administering Stock Option exercises, by delivery (including by facsimile transmission) of an irrevocable exercise notice coupled with irrevocable instructions to a designated broker to simultaneously sell all or a portion of the underlying shares of Common Stock and deliver to the Company, on the settlement date, the portion of the proceeds representing the exercise price (and any taxes to be withheld).

(iv) Termination of Services or Death.

(A) In the event an employee Participant ceases to be employed due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable following such cessation of employment as if the Participant had continued to be an active employee and such Stock Options may be exercised by the Participant or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such Participant had such Participant continued to be an active employee; provided that, except as otherwise determined by the Committee, Stock Options whose date of grant is less than one year from the date of such cessation of employment shall be forfeited.

(B) Except as provided in clause (A) of this Section 6(c)(iv), if an employee Participant’s employment with the Company or Subsidiary terminates for any reason other than for cause, any of his or her outstanding Stock Options that are not exercisable as of the date employment terminates shall be forfeited, and any of such Participant’s outstanding Stock Options that are exercisable as of the date employment terminates shall remain exercisable in accordance with their terms for 90 days after the date of termination. Notwithstanding the foregoing, if the Participant’s termination was an involuntary termination due to actions necessitated by business conditions, including, without limitation, job elimination, workforce reduction, divestiture or plant closing, and the termination is not a Retirement, any of the Participant’s Stock Options that are exercisable on the date of termination of employment shall remain exercisable in accordance with their terms for 180 days after the date of termination.

(C) In the event an Eligible Director ceases to be a director due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable as if the Eligible Director had continued to be a director and such stock options may be exercised by the director or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such director had such eligible director continued to serve on the Board. Except as otherwise provided by the Board in the applicable Award Agreement or amendment thereto, in the event an Eligible Director ceases to be a director other than due to Retirement, Disability, or death, his or her Stock Options shall become exercisable in accordance with their terms and be exercisable until two years following the Director’s last day of service.

(D) No provision of this Section 6(c)(iv) shall be deemed to permit the exercise of any Stock Option after the expiration of the normal stated term of such Stock Option.

(d)  Additional Terms Applicable to Incentive Stock Options

(i) Exercise Price.    If an Incentive Stock Option is granted to an employee who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any affiliate, the purchase price per share under such Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and such Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

(ii) Shares Covered.    The aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary or affiliate) shall not exceed $100,000 (as such figure may be adjusted under Code Section 422(d)). If the aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary, or affiliate) exceeds the limitation described in the preceding sentence, that portion of the Incentive Stock Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option, and in all other respects the terms of the original Award Agreement shall remain in full force and effect. If the limitation of this paragraph is exceeded, the determination of which Stock Options shall be Incentive Stock Options and which Stock Options shall be Nonqualified Stock Options shall be made in accordance with the ordering rules prescribed in the Code. For the avoidance of doubt, if the exercise date of Incentive Stock Options is accelerated upon a Change in Control as provided for in Section 11 and the provisions regarding the $100,000 limitation are exceeded, the treatment described above shall apply.

7.    Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to employees either alone, or in conjunction with, and related to previously or concurrently granted Stock Options and/or other Plan Awards. Except as otherwise determined by the Committee and reflected in the applicable Award Agreement or an amendment thereto, all Stock Appreciation Rights shall be granted on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

(a) Number of Rights.    The Committee shall determine, absolutely or by formula, the number of Stock Appreciation Rights which shall be granted. As to any Stock Appreciation Rights granted in tandem with a Stock Option, such number shall not be greater than the number of shares which are then subject to the related Stock Option, and the number of such Stock Appreciation Rights will be reduced on a one-for-one basis to the extent that shares under the related Stock Option are purchased. In no event shall the number of Stock Appreciation Rights granted to any Participant in any Fiscal Year (excluding Stock Appreciation Rights granted in tandem with a Stock Option, which shall be subject to the limitation in Section 6(b)), exceed 1,000,000, subject to adjustment as provided in Section 12.

(b) Exercise.    Stock Appreciation Rights shall entitle the Participant to receive upon exercise, without any payment to the Company, an amount of cash and/or a number of shares determined and payable as provided in Section 7(c). Except as otherwise determined by the Committee and reflected in the applicable Award Agreement or amendment thereto, Stock Appreciation Rights shall be exercisable to the extent and upon the same conditions that Stock Options are exercisable under Section 6(c). A Participant wishing to exercise Stock Appreciation Rights shall give written notice of such exercise to the Company. The date of receipt of such notice shall be the “Exercise Date” for such Stock Appreciation Rights. Promptly after the Exercise Date, the Company shall pay and/or deliver to the Participant the cash and/or shares to which he or she is entitled.

(c) Amount of Cash and/or Number of Shares.    Except as otherwise provided in Section 11, the amount of the payment to be made upon exercise of Stock Appreciation Rights shall be determined by multiplying (i) that portion of the total number of shares as to which the Participant exercises the Stock Appreciation Rights award as of the Exercise Date, by (ii) 100% of the amount by which the Fair Market Value of a share of Common Stock on the Exercise Date exceeds the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted. The Committee may make payment in cash or partly in cash and partly in Common Stock, all as determined by the Committee in its sole discretion. To the extent that payment is made in Common Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the Exercise Date. No fractional shares shall be issued, but instead the Participant shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value on the Exercise Date.

(d) Termination of Employment or Death.    In the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary by reason of Retirement, Disability or death, his or her Stock Appreciation Rights shall continue to be or become exercisable following such termination of employment to the extent and upon the same conditions that a Stock Option is exercisable under Section 6(c)(iv). In the event a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary for a reason other than Retirement, Disability or death, his or her Stock Appreciation Rights shall automatically terminate.

8.    Restricted Shares

The Administrator may grant Restricted Share awards to Participants on the following terms and conditions (and/or such other conditions as are consistent with the Plan and applicable law):

(a) Restrictions.    Restricted Shares shall be granted subject to such restrictions on the full enjoyment of the Shares as the Administrator shall specify in the applicable Award Agreement; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify in the applicable Award Agreement. Except for limited circumstances determined by the Administrator and specified in the applicable Award Agreement, including but not limited to special recruitment or retention awards, death, Disability, or Retirement, Restricted Shares shall have a restriction period of not less than three years; provided that, Restricted Shares shall have a minimum restriction period of one year if lapse of the restriction is based on performance criteria. In no event shall the number of Restricted Shares granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.

(b) Dividends; Rights; Voting.    While any restriction applies to any Participant’s Restricted Shares, (i) unless the Administrator provides otherwise in the applicable Award Agreement, the Participant shall receive the dividends paid on the Restricted Shares and shall not be required to return those dividends to the Company in the event of the forfeiture of the Restricted Shares, (ii) the Participant shall receive the proceeds of the Restricted Shares in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Shares and be subject to all restrictions then existing as to the Participant’s Restricted Shares, and (iii) the Participant shall be entitled to vote the Restricted Shares.

(c) Transfer of Restricted Shares.    While any restriction applies to the Restricted Shares, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Shares or any interest therein.

(d) Evidence of Share Ownership.    The Restricted Shares will be book-entry shares only unless the Administrator decides to issue certificates to evidence shares of the Restricted Shares. Any stock certificate(s) representing the Restricted Shares that is so issued to a Participant shall bear an appropriate legend describing the restrictions to which the shares are subject.

9.    Deferred Stock Units

The Administrator may grant Deferred Stock Units to Participants on the following terms and conditions (and/or such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):

(a) Number, Value, and Manner of Payment of Deferred Stock Units.    Each Deferred Stock Unit shall be equivalent in value to one share of Common Stock and, subject to satisfaction of any applicable performance conditions, shall entitle the Participant to receive from the Company at the end of the deferral period (the “Deferral Period”) applicable to such Unit the value at such time of each Unit. Except as otherwise determined by the Administrator, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or a Participating Subsidiary by such Participant. Deferred Stock Units may be conditioned on the satisfaction of performance conditions. Payment of the value of Deferred Stock Units may be made by the Company in shares of Common Stock, cash or both as determined by the Administrator. If paid in Common Stock, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units; and if paid in cash, the Participant shall receive, for each matured Deferred Stock Unit, an amount equal to the Fair Market Value of a share of Common Stock on the last day of the applicable Deferral Period (except as otherwise provided in Section 11). Upon payment in respect of a Deferred Stock Unit, such Unit shall be canceled. In no event shall the number of Deferred Stock Units granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.

(b) Deferral Period.    Except as otherwise provided in Section 9(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such Units, the duration of which Deferral Period shall be fixed by the Administrator at the time of grant of such Deferred Stock Units. Except for limited circumstances determined by the Committee, including but not limited to, special recruitment or retention awards, death, Disability or Retirement, Deferral Periods for employee Participants shall not be less than three years; provided that, Deferral Periods may be less than three years but not less than one year if payment is conditioned on satisfaction of performance criteria. Except as determined by the Board, Deferral Periods for director participants shall end upon cessation of service as a director.

(c) Termination of Services or Death.    Unless otherwise determined by the Administrator and reflected in the applicable Award Agreement:

(i) in the case of Deferred Stock Units granted to employee Participants:

(A) If during a Deferral Period a Participant’s employment with the Company or a Subsidiary is terminated for any reason other than Retirement, Disability or death, such Participant shall forfeit his or her Deferred Stock Units which would have matured or been earned at the end of such Deferral Period;

(B) In the event a Participant’s employment with the Company or a Subsidiary terminates during a Deferral Period due to Retirement, Disability, or death, such Participant, or his or her Designated Beneficiary in the event of death, shall receive payment in respect of such Participant’s Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, at such time and in such manner as if the Participant were still employed at the end of the Deferral Period; and

(C) No payment in respect of Deferred Stock Units will be made in a manner that would result in the Participant becoming subject to taxes or penalties under Code Section 409A.

(ii) Deferred Stock Units granted to Eligible Directors shall not be forfeited upon termination of service as a director.

(d) Payment of Deferred Stock Units.    Payment of Deferred Stock Units shall be made as soon as administratively feasible after such Awards become payable, but in no event shall payment be after the later of (1) the date that is 2  1/2 months after the close of the Participant’s first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2  1/2 months after the close of the Company’s fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Code Section 409A shall be made in compliance with Code Section 409A.

(e) Dividends.    No cash dividends or equivalent amounts shall be paid on outstanding Deferred Stock Units. However, the Administrator may specify that a Deferred Stock Unit will accrue “Dividend Equivalents,” i.e., an additional amount equal to the cash dividends, if any, which are paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. If Dividend Equivalents are to be included in an employee Deferred Stock Unit Award, the Dividend Equivalents will be paid in cash or shares of Common Stock at the time payment in respect of the Deferred Stock Units is made. No Dividend Equivalents will be paid on a Deferred Stock Unit Award that is forfeited as provided in subsection 9(c) or that is conditioned on the satisfaction of performance conditions that are not met. The Administrator may also specify that the Dividend Equivalents will be deemed to be reinvested in Common Stock. Dividend Equivalents which are deemed reinvested shall be converted into additional Deferred Stock Units and payment of the value of the Award shall include the value of such additional Units. No interest shall be paid on a Dividend Equivalent or any part thereof.

(f) Director’s Elective Deferral of Fees.    Eligible Directors may, under such terms as may be determined by the Board, elect to defer compensation otherwise payable to them and to receive such deferred compensation in the form of Deferred Stock Units.

10.    Other Stock Awards

The Administrator shall have the authority in its discretion to grant to eligible Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Administrator to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. The Administrator shall determine the terms and conditions, if any, of any Other Stock Awards made under the Plan. In no event shall Other Stock Awards be granted to any Participant in any Fiscal Year with respect to more than 100,000 shares of Common Stock (i.e., have a value greater than the value of 100,000 shares of Common Stock), subject to adjustment as provided in Section 12.

11.    Change in Control

Following or in connection with the occurrence of a Change in Control, the following shall or may occur as specified below, notwithstanding any other provisions of this Plan to the contrary:

(a) Acceleration and Exercisability of Stock Options and Stock Appreciation Rights; Amount of Cash and/or Number of Shares for Stock Appreciation Rights.    All Stock Options and Stock Appreciation Rights shall automatically (and without any action by the Administrator) become immediately exercisable in full for the period of their remaining terms; provided, however, that the acceleration of the exercisability of any Stock Option or Stock Appreciation Right that has not been outstanding for a period of at least six months from its respective date of grant shall occur on the first day following the end of such six-month period.

(b) Cash Surrender of Stock Options and Stock Appreciation Rights.    Notwithstanding Section 11(a), all or a portion of outstanding Stock Options or Stock Appreciation Rights may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Stock Option or Stock Appreciation Right. The cash payment received for each share subject to the Stock Option or Stock Appreciation Right shall be 100% of the amount, if any, by which the Change in Control Price exceeds the per share strike price of such Stock Option or Stock Appreciation Right (as applicable). Any such payment shall be made as soon as practicable but no later than 30 days after the Change in Control.

(c) Reduction in Accordance with Plan.    The number of shares covered by Stock Options and Stock Appreciation Rights will be reduced on a one-for-one basis to the extent related Stock Options or Stock Appreciation Rights are exercised, or surrendered for cancellation in exchange for a cash payment, as the case may be, under this Section 11.

(d) Lapse of Restrictions on Restricted Shares.    Unless the applicable Award Agreement or an amendment thereto shall otherwise provide, all restrictions applicable to an outstanding award of Restricted Shares shall lapse immediately upon the occurrence of a Change in Control regardless of the scheduled lapse of such restrictions; provided that all or a portion of such Restricted Shares may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Restricted Share equal to 100% of the Change in Control Price. Such payment shall be made as soon as practicable but no later than 30 days after the Change in Control.

(e) Accelerated Payment of Deferred Stock Units.    Unless the applicable Award Agreement or amendment thereto shall provide otherwise, all outstanding Deferred Stock Units, together with any Dividend Equivalents for the period for which such Deferred Stock Units have been outstanding, shall become fully vested and shall be paid in full notwithstanding that the Deferral Periods as to such Deferred Stock Units have not been completed. Such payment shall be in Common Stock (or, at the discretion of the Board or Committee, in cash equal to the Change in Control Price multiplied by the number of Deferred Stock Units in respect of which the payment is being made) and shall be made as soon as practicable but no later than 30 days after the Change in Control; provided that all unearned Deferred Stock Unit Awards conditioned on the satisfaction of performance conditions shall vest in an amount determined by multiplying (A) the number of shares or units that would have been earned under the Award at a target level of performance by (B) a fraction, the numerator of which is the number of full months that shall have elapsed since the beginning of the applicable performance period and the denominator of which shall be the number of full months in such performance period. Notwithstanding the above, payments in respect of Deferred Stock Units that are subject to the requirements under Code Section 409A will be made in accordance with the applicable Award Agreement.”

12.    Dilution and Other Adjustments

Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin off, combination, or exchange of shares, a rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate change, an equitable adjustment shall be made so as to preserve, without increasing or decreasing, the value of Plan Awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the amount payable upon exercise of Stock Appreciation Rights, (iii) the number or kind of shares or purchase price per share subject to outstanding Stock Options, (iv) the number or value, or kind of shares which may be issued in payment of outstanding Stock Appreciation Rights, (v) the value and attributes of Deferred Stock Units, (vi) the number or kind of shares subject to Restricted Share Awards, (vii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee, (viii) the performance-based events or objectives applicable to any Plan awards, (ix) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Administrator, or (x) any combination of the foregoing. Such adjustments shall be made as determined by the Administrator and shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing sentence or any other provision of this Plan to the contrary (but subject to the requirements under Code Section 409A), the Board or Committee may, upon the occurrence of a corporate change under this Section 12 or a Change in Control (i) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (including, in the case of outstanding Stock Options or Stock Appreciation Rights, a cash payment to the holder of such Stock Options or Stock Appreciation Rights in the amount equal to the excess, if any, of the Change in Control Price with respect to the Common Stock subject to such Stock Options or Stock Appreciation Rights over the aggregate exercise price of such Stock Options or Stock Appreciation Rights), (ii) cancel and terminate any Stock Options or Stock Appreciation Rights having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject to such Stock Options or Stock Appreciation Rights without any payment or consideration therefor or (iii) make provision for a cash payment to the holder of an outstanding Award in consideration for cancellation of such Award equal to the value of such Award (such value to be determined by the Committee in its sole discretion based on appropriate valuation models).

13.    Miscellaneous Provisions

(a) No Shareholder Rights.    Except as otherwise provided here, the holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock are issued upon exercise or payment in respect of such award.

(b) Transferability.    Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or in accordance with procedures adopted by the Administrator, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary, and during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Securities Restrictions.    No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Common Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(d) Taxes.    The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Common Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(e) No Employment Right.    No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary or any director any right to continue as a director of the Company. All Company and Subsidiary employees who have or may receive Awards under this Plan are employed, except to the extent provided by law, at the will of the Company or such Subsidiary and in accord with all statutory provisions.

(f) Stock to be Used.    Distributions of shares of Common Stock upon exercise, in payment or in respect of Awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

(g) Expenses of the Plan.    The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of Participating Subsidiaries, including administrative costs and expenses related thereto, to the respective Participating Subsidiaries by which such persons are employed.

(h) Plan Unfunded.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(i) Section 409A of the Code.

(i) If any provision of the Plan or an Award contravenes any regulations or Treasury guidance promulgated under Code Section 409A agreement or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(ii) Notwithstanding any provisions of this Plan or any Award Agreement granted hereunder to the contrary, no acceleration shall occur with respect to any Award (including awards granted prior to January 26, 2006) to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iii) Notwithstanding any provisions of this Plan or any applicable Award Agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan (including Awards granted prior to January 26, 2006) to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(j) Governing Law.    This Plan shall be governed by the laws of the Commonwealth of Pennsylvania and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

14.    Definitions

In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Award” shall mean a grant of incentive compensation under the Plan in the form of Stock Options, Restricted Shares, Deferred Stock Units, Stock Appreciation Rights or Other Stock Awards.

“Change in Control” shall mean the first to occur of any one of the events described below:

(i) Stock Acquisition.    Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan or trust sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) Change in Board.    During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fail to be elected by the shareholders of the Company;

(iii) Business Combination.    Consummation of a reorganization, merger, consolidation, or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction;

(iv) Sale or Liquidation.    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company’s assets; or

(v) Code Section 409A Limitation.    Notwithstanding the foregoing or anything in the Plan to the contrary, with respect to an Award that is subject to Code Section 409A, no event shall constitute a Change in Control for purposes of the Plan unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.

“Change in Control Price” shall mean (i) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as it shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-1 under the Act), or (ii) the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, or (iii) if neither (i) nor (ii) apply, the Fair Market Value of a share of Common Stock on the date of payment.

“Code” shall mean the Internal Revenue Code of 1986, and regulations thereunder, as amended from time to time, or any successor thereto. References to particular Code sections shall include successor provisions.

“Common Stock: means the Common Stock of the Company, par value $1.00.

“Deferred Stock Units” are rights to receive, at the end of a deferral period, cash and/or Common Stock equivalent in value to one share of Common Stock for each unit.

“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Plan Recordkeeper in accordance with such procedures as the Plan Recordkeeper shall provide and, if there is no such designation, shall be the person or persons most recently named as the beneficiary or beneficiaries of life insurance provided to the Participant by the Company or a Participating Subsidiary; and, if there is no such life insurance beneficiary, shall be the person or persons designated in the Participant’s will and, if the will is silent, shall be the estate of the Participant.

“Disability” shall mean permanent and total disability of an employee or director participating in the Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the Plan unless such condition also constitutes a disability as defined under Section 409A.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean an amount equal to the closing sale price for such date on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Administrator may determine. If there is no such sale price quotation for the date as of which Fair Market Value is to be determined, the previous trading date prior to such date for which there are reported sales prices on the composite transaction tape shall be used. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then the Administrator shall in good faith determine the Fair Market Value of the Common Stock on such date.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Incentive Stock Option” shall mean a Stock Option designated by the Committee as an Incentive Stock Option which is intended to comply with the requirements in Subsection (b) of Code Section 422 or any successor thereto so as to be eligible for preferential income tax treatment under Code Section 421(a).

“Net Exercise” shall mean a method for settling Stock Options whereby, instead of receiving a payment or tender by the Participant to cover the exercise price of the Stock Option, the Company issues to the Participant the net shares of Common Stock representing the difference between the aggregate Fair Market Value of the shares of Common Stock covered by the Stock Option and the aggregate exercise price of the Stock Option.

“Nonstatutory Stock Option” shall mean a Stock Option which is not eligible for preferential tax treatment under Code Section 421(a).

“Other Stock Awards” are Awards, in such form as the Board or Committee may determine, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock.

“Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee or director to whom such Award has been granted.

“Participating Subsidiary” shall mean any Subsidiary designated by the Administrator to participate in this Plan which Subsidiary requests or accepts, by action of its board of directors or other appropriate authority, such designation.

“Plan Recordkeeper” shall mean, with respect to an Employee Participant, Fidelity Stock Plan Services, LLC or such other person as shall be engaged by the Company to perform recordkeeping services for the Plan and, if none, shall be the Company; and, with respect to an Eligible Director, shall be the corporate secretary of the Company.

“Restricted Shares” are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events.

“Retirement” shall mean

(a) in the case of an employee Participant, separating from service with the Company or a Subsidiary, on or after a customary retirement age for the Participant’s location, with a fully vested right to begin receiving immediate benefits under a retirement income plan sponsored or otherwise maintained by the Company or a Subsidiary for its employees, or, in the absence of such a plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Stock Appreciation Rights” are rights to receive cash and/or Common Stock equivalent in value to the “spread” between (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised and (b) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted.

“Stock Options” are rights to purchase Common Stock from the Company at a price designated at the time of grant.

“Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company. “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.

15.    Amendments and Termination; Requisite Shareholder Approval

The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the New York Stock Exchange or any stock exchange on which Common Stock may be listed.

The Board shall have the power to amend the Plan in any manner contemplated by Section 12 or deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as “performance-based” compensation under Code Section 162(m), or to comply with applicable law including Code Section 409A, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award Agreement relating thereto within such reasonable time as the Board shall specify in such request.

The Administrator may amend outstanding Award Agreements or otherwise modify outstanding Plan Awards in a manner not inconsistent with the terms of the Plan; provided, however, that, unless required by law, no action contemplated or permitted by this Section 15 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

Notwithstanding the above, except in connection with a corporate transaction involving the Company described in Section 12, repricing of Stock Options or Stock Appreciation Rights shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of a Stock Option or Stock Appreciation Right to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling a Stock Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12.

16.    Effective Date, Amendment and Restatement, and Term of the Plan

(a) This Plan, previously denominated the “Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan,” became effective for the Fiscal Year commencing October 1, 1989 for awards to be made for the Fiscal Year commencing October 1, 1989 and for Fiscal Years thereafter and was continued in effect indefinitely until terminated, amended, or suspended as permitted by its terms, following approval by a majority of those present at the January 26, 1989 annual meeting of shareholders of the Company and entitled to vote thereon. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 1996 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 1996 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 2001 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 2001 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 23, 2003 Annual Meeting of Shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, and continued in effect for awards made on or after January 23, 2003, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at the January 26, 2006 Annual Meeting of Shareholders, the Plan was amended, restated, and continued in effect for Awards made on or after January 26, 2006, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at the January 28, 2010 Annual Meeting of Shareholders, the Plan was amended, restated, and continued in effect for Awards made on or after January 28, 2010, until terminated, amended, or suspended as permitted by its terms.

(b) The Plan, as amended and restated herein, was adopted by the Board of Directors on November 15, 2012 subject to the approval by a majority of the shareholders present and entitled to vote thereon at the January 24, 2013 Annual Meeting of Shareholders of the Company and is continued in effect until terminated, amended, or suspended as permitted under Section 15; provided, however, that no Award shall be granted under the Plan on or after January 24, 2023. This amendment and restatement of the Plan shall apply to Awards made after January 24, 2013 and except to the extent it would adversely affect the rights of Participants with respect to Awards made prior to such date or be a “material modification” of such Awards within the meaning of Code Section 409A, shall also apply to Awards outstanding as of January 24, 2013.

APPENDIX A

RECONCILIATION TO GAAP

	Sales	Operating Income	Operating Margin	Income From Cont. Ops.	EPS Cont. Ops.	ROCE	Cost of Capital	ROCE Spread
FY09 Reported					$3.00

Global cost reduction plan (First Quarter)					$0.55
Global cost reduction plan (Third Quarter)					$0.39
Asset actions					$0.04

FY09 Non-GAAP					$3.98

FY10 Reported	9,026.0	1,389.0	15.4%	1,029.1	$4.74	11.8%	8.5%	3.3%

FY10 Acquisition — related costs		96.0		60.1	$0.28

FY10 Non-GAAP	9,026.0	1,485.0	16.5%	1,089.2	$5.02	12.4%	8.5%	3.9%

GAAP Growth — FY10					58.0%
Non-GAAP EPS Growth — FY10					26.1%
FY11 Reported	10,082.0	1,622.2	16.1%	1,215.3	$5.59	13.0%	8.5%	4.5%

FY11 Acquisition — related costs		48.5		31.6	$0.14

FY11 Non-GAAP	10,082.0	1,670.7	16.6%	1,246.9	$5.73	13.3%	8.5%	4.8%
GAAP Growth — FY11		16.8%	0.7%		17.9%
Non-GAAP EPS Growth — FY11		12.5%	0.1%		14.1%

FY11 Reported restated (1)	9,673.7	1,508.1	15.6%	1,134.3	$5.22
Non-GAAP FY11 restated (1)	9,673.7	1,556.6	16.1%	1,165.9	$5.36

FY12 Reported	9,611.7	1,282.4	13.3%	999.2	$4.66	10.2%	8.0%	2.2%

Spanish tax settlement				43.8	$0.20
Spanish tax ruling				(58.3)	($0.27)
Cost reduction plan charge		86.8		60.6	$0.28
Gain on previously held equity interest		(85.9)		(54.6)	($0.25)
Polyurethane Intermediates business actions		54.6		34.8	$0.16
Photovoltaire market actions		186.0		127.0	$0.59

FY12 Non-GAAP	9,611.7	1,523.9	15.9%	1,152.5	$5.37	11.5%	8.0%	3.5%
GAAP Growth — FY12		(15.0%)	(2.3%)		(10.7%)
Non-GAAP EPS Growth — FY12	(0.6%)	(2.1%)	(0.2%)		0.2%

GAAP 3 Year Average					21.7%			3.3%
Non-GAAP 3 Year Average					13.5%			4.1%

(1)	Restated FY11 starting point to reflect Homecare being moved to Discontinued Operations.

A-1

APPENDIX B

MARKET REFERENCE GROUP

Amway

Apache Corporation

Avery Dennison

Avon Products, Inc.

Baker Hughes, Inc.

Ball Corporation

Cameron International

Chesapeake Energy Corporation

ConAgra Foods, Inc.

Cummins, Inc.

DCP Midstream LLC

Dean Foods Company

Devon Energy

Dole Food Company, Inc.

Estee Lauder Companies, Inc.

Federal-Mogul Corporation

Fortune Brands, Inc.

Goodrich Corporation

H. J. Heinz Company

Hormel Foods Corporation

Jabil Circuit, Inc.

Kellogg Company

Kinder Morgan, Inc.

Land O’Lakes, Inc.

MeadWestvaco Corporation

MillerCoors LLC

Navistar, Inc.

Newmont Mining Corporation

ONEOK, Inc.

Parker Hannifin Corporation

Peabody Energy Corporation

Pitney Bowes, Inc.

Reynolds American, Inc.

Sara Lee Corporation

Smith International

SPX Corporation

Stryker Corporation

Textron, Inc.

The Sherwin-Williams Company

The Williams Companies, Inc.

Transocean, Inc.

T E Connectivity Ltd.

United States Steel Corporation

VF Corporation

Visteon Corporation

Western Digital

XTO Energy, Inc.

PEER REFERENCE GROUP

3M Co.

Cooper Industries Ltd.

Danaher Corp.

Dover Corp.

Du Pont (E. I.) De Nemours

Eastman Chemical Co.

Eaton Corporation

Ecolab Inc.

Illinois Tool Works

ITT Corporation

Parker-Hannifin Corp.

PPG Industries Inc.

Praxair, Inc.

SPX Corporation

B-1

Driving Directions to Air Products and Chemicals, Inc. Corporate Headquarters

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

610-481-4911

From Pennsylvania Turnpike (US 476)

–	Take Lehigh Valley Exit 56 (formerly exit 33) from Turnpike to Route 22 West, Harrisburg.

–	Follow Route 22 West to Trexlertown Exit (Exit 49A off Route 22 and I-78) onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to the traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 22

–	Take Exit 49A from Route 22 and I-78 onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to a traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 North and I-78 West

–	Take Exit 54A to Route 222 South (Hamilton Boulevard).

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 South and I-78 East

–	Take Exit 54. At the bottom of the ramp, turn right onto Route 222 South (Hamilton Boulevard.).

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

VOTE BY INTERNET - www.proxyvote.com
AIR PRODUCTS AND CHEMICALS, INC. 7201 HAMILTON BLVD. ALLENTOWN, PA 18195-1501	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 23, 2013 (January 21, 2013 for Retirement Savings Plan Participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 23, 2013 (January 21, 2013 for Retirement Savings Plan Participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50730-P30841-Z58968	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AIR PRODUCTS AND CHEMICALS, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	ELECTION OF DIRECTORS: To elect each of the nominees listed below as director for a three-year term:
	Nominees:	For	Against	Abstain
	1a. William L. Davis III	☐	☐	☐				For	Against	Abstain
	1b. W. Douglas Ford	☐	☐	☐	4.	APPROVAL OF AMENDMENT TO THE LONG-TERM INCENTIVE PLAN. To approve the Long-Term Incentive Plan, including to increase the number of shares authorized for use under the Plan.		☐	☐	☐
	1c. Evert Henkes	☐	☐	☐
	1d. Margaret G. McGlynn	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:			For	Against	Abstain
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2013.	☐	☐	☐	5.	SHAREHOLDER PROPOSAL TO REPEAL CLASSIFIED BOARD.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
3.	ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION. To approve the compensation of named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Admission Ticket

Annual Meeting of

Air Products and Chemicals, Inc.

Thursday, January 24, 2013 - 2:00 p.m.

Air Products and Chemicals, Inc. Corporate Headquarters

7201 Hamilton Boulevard

Allentown, PA

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M50731-P30841-Z58968

Air Products and Chemicals, Inc.

Annual Meeting of Shareholders - January 24, 2013

Proxy

This proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints John E. McGlade, Paul E. Huck and John D. Stanley, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 24, 2013, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present, as directed on the reverse side, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof. This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if so desired.

Air Products and Chemicals, Inc. Retirement Savings Plan Participants

The person signing on the reverse directs that Fidelity Management Trust Company As Trustee for the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”) vote the shares of common stock of Air Products and Chemicals, Inc. (“shares”) represented by units of interest allocated to his or her account under the Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on January 24, 2013 as directed on the reverse side.

The Trustee will tabulate the instructions from all participants and vote shares held in the Plan according to the instructions. The Trustee will vote shares held in the Plan for which no voting instructions are received by January 21, 2013 in the same proportions and manner as shares held in the Plan for which instructions have been received.

Continued and to be signed on reverse side